Prospectus Supplement (Sales Report) No. 20 dated December 15, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 433297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433297	$10,000	$10,000	11.14%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433297. Member loan 433297 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	CareOne and self employed	Debt-to-income ratio:	12.45%
Length of employment:	< 1 year	Location:	Port Reading, NJ

Home town:
Current & past employers:	CareOne and self employed
Education:

This borrower member posted the following loan description, which has not been verified:

I will pay off 2 credit cards 515975 added on 12/10/09 > I am a good borrower because I have a high income and have read Dave Ramsey's book, More Than Enough. I have a budget and debt elimination plan that starts with refinancing my current debt and paying off as much as I can each month to finally become debt free.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,186.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Of course. I work at CareOne as an occupational therapist for medical benefits. I have my own company , Reaching Higher Therapy, where I have 2 school contracts to provide occupational therapy to special needs children. I have been with those 2 school districts, Spotswood NJ and a private school in Somerset NJ for 3 years. My contracts there are worth $55,000 annually. My prior salaried job was at Childrens Specialized Hospital for 1.5 years. Prior to Childrens I worked solely as an independent contractor. As an indepednent contractor my houlr ywage is higher, but I have no benefits. I am covered through my wife's benefits when she is working. She returns in September to her full time teaching position. She currently takes care of my 2 boys, ages 3 and 18 months, full time.

Member Payment Dependent Notes Series 442988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442988	$8,000	$8,000	15.31%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442988. Member loan 442988 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	BAE Systems	Debt-to-income ratio:	17.37%
Length of employment:	1 year	Location:	Boston, MA

Home town:	Richmond
Current & past employers:	BAE Systems
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

This is a loan used to consolidate my credit card debt. 538589 added on 12/07/09 > I plan to use the funds to consolidate debt. I won't miss a payment!<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,600.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 Debt Consolidation loan questions are: 1- Position @ BAE Systems? 2- House and vehicle payments per month are $? 3- Credit Report reflects $23,600 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ 6:00 AM ET. 12.08.2009.	1) SW Engineer 2) No House payment (I rent) Vehicle payment - $225 3) CC Payments per month - $400 You're welcome!
Hi there! Why are you only trying to get a loan to cover a portion of your credit balance? Why not try for a loan that covers the whole thing? Also, you may have an easier time funding your loan if you contact Lending Club to verify your income...	The rest of my credit card debt is at a much lower interest rate than I would get on here. I will look into verifying my income. Thanks!

Member Payment Dependent Notes Series 451877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451877	$20,000	$20,000	16.35%	1.00%	December 15, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451877. Member loan 451877 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	NYL	Debt-to-income ratio:	17.43%
Length of employment:	9 years	Location:	Fresno, CA

Home town:
Current & past employers:	NYL
Education:

This borrower member posted the following loan description, which has not been verified:

557168 added on 12/08/09 > Consolidating Credit Cards Macy's, Best Buy, Chase all well over 20+% in interest rates.<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,218.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Debt Consolidation loan questions are: 1- Position @ NYL? 2- $7,500 monthly reported income is- 1 or 2 person? 3- Credit Report reflects $14,218 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ 5:40 AM ET.	1- Manager, 2- 1 person, 3- I range from paying 700-1500 per month.
Hello. As a fellow Fresnan (FHS '80), I may be interested in helping to fund your loan. Would you mind answering a few questions first? 1. What is your position at NYL? 2. You stated a gross monthly income of $7500. Is that 1 wage-earner or 2? 3. Your loan request is for $20,000, but your credit report shows only about $14,000 in revolving balances. What will the rest of the money be used for? 4. What is the total of all the monthly payments on the credit cards or other debts you will pay off with this loan? (Investors like to understand how your ability to pay might change as a result of this loan) 5. What are your plans for the credit cards you will pay off with this loan? Thank you and good luck!	1- Manager, 2- 1 person, 3- I just made a big payment on my CCs, I want to pay off one of my parents CCs witch is about 3k, and the other money to make sure I do not need to use my CCs in the near future. 4- I range from paying 700-1500 per month. 5. Burn them!
please account for a credit delinquency 46 months ago.	I believe that was a Macy's Card 60 day delinquency. Was just an oversight on my part.
Please respond to the following: What is NYL? Your stated income is one person...are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (46 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Yes, no other wage earner, Mortgage 2400, Car/Ins/Gas 600, Student loan 130, other/food varies probably 500-1000, I have 5 cards all varies in balances and interest rates I want to pay off on this consolidation. 46 mo delinquiency was i think a 60day late on a macys card was an oversight on my part. I bought my house using a 80/20 loan to avoid paying PMI, so I do have that 20% as a second. thats why my payment is 2400 mentioned above.. I guess I would make sure I have to get another one fast or rely to mom and dad, But My job is secure, no worrries there.

Member Payment Dependent Notes Series 452616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452616	$14,000	$14,000	13.92%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452616. Member loan 452616 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	The Okonite Cable Company	Debt-to-income ratio:	15.00%
Length of employment:	1 year	Location:	Little Falls, NJ

Home town:
Current & past employers:	The Okonite Cable Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	57
Revolving Credit Balance:	$18,270.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Okonite? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (57 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Delinquency was from Citibank for $11 balance remaining on a revolving credit line I thought I payed off. The final statement was misdirected and I overlooked the final payment. I surely would have payed this balance had they forwarded my mail properly. This amount actually shows on my credit report. My position with Okonite is solid as a lead pressman and pre-press specialist in a two man in-plant production facility that services all of Okonite's (http://www.okonite.com/plants.html) production, service centers and district office printing requirements throughout the company. Okonite has a reputation of keeping people and sometimes keep people on the payroll after retirement. I was hired through a head hunter, and I suppose we both have a vested interest in my future success with the company. I just received an excellent review from my department manager just two days ago. We also manage company trade show set-up and details. When I pay off my credit card balances of $14,000.00, I will have a monthly budget of slightly more than 50% of my monthly net income. I will be able to easily pay off this loan with the expendable cash I will have available on a monthly basis. This figure includes monthly, my auto loan $366, rent w/ utilities $1000, cell phone $50, auto insurance $85, life insurance $36, groceries $80 and cash $100. I'm a single with no dependents. The estimated monthly payment on this loan amounts to no more that $100 more than I currently pay out monthly to all of my 4 credit cards. Balances are $6500-8.99%, $6600-0%, $2700-12%, $1100-14%. Approximately $1200 will be omitted from the total in about 4 weeks. My sole purpose is to quicky pay off my balances in one payment. This will allow me to do this in the most efficient way that I have available to me.

Member Payment Dependent Notes Series 456940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456940	$25,000	$25,000	15.65%	1.00%	December 11, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456940. Member loan 456940 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,532 / month
Current employer:	Echostar	Debt-to-income ratio:	9.84%
Length of employment:	5 years	Location:	Carteret, NJ

Home town:
Current & past employers:	Echostar
Education:

This borrower member posted the following loan description, which has not been verified:

567753 added on 12/01/09 > Requesting this loan to consolidate a couple of cards.. Reason for the consolidation will be described below.. FYI not all cards are listed in my credit report because with help of family i was able to do some 0% balance transfers.. The intro terms are now expired and i am paying much higher intrest rates and have multiple cards to keep track of and loot looking to pay any of them late.. <br/><br/>Card - Bal - Interest - Min Pay/Mthly<br/>AMEX Plat - $800 - 0% - Bal Must be Paid In Full<br/>AMEX Blue - $500 - 11% - $15<br/>BMW Card - $6500 - 14% - $120<br/>Discover - $4000 - 21% - $200<br/>Capital One - $10300 - 18% - $261<br/>Wachovia - $2100 - 22% - $150<br/>401K Loan - $3200 - Int Rolled Into - $150<br/><br/>As you can see, this will allow me to roll 5 payments into 1 which will be much easier to handle.. I never pay min pay on my cards so i will be paying back this loan @$1000/mthly if things work out well.. <br/>I have 1 other card..<br/>Chase Card - $9400 - Bal Trans 1.9% - $100 <br/><br/>Hope this is enough information to get my loan funded so i can get started ASAP... Please let me know if anyone needs further information...<br/><br/>Thank you!<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	35
Revolving Credit Balance:	$5,734.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Echo Star is? 2-House and auto payments per month are $? Thanks in advance for all answers. I invest after receiving your answers.	I am currently an Operations Analyst.. I work directly for one on the VPs and I have been here for almost 6 years! I do not pay rent or any mortgage.. I moved back home to get my bills in order... Rent was $950 that i can now put towards bills... Car Payment is $550 monthly including Ins! Only other bill is cell phone!
Please respond to the following: Please explain the delinquency that appears on your Credit History above (35 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I cosigned for my exgirlfriend on a car loan... She was late with a payment and that left a notch on my history.. As far as Job loss.. Im really not sure how to ans that.. I have some money put aside for emergency and with unemployment and help from family if needed i will be able to manage if worst comes to worst.. Job security I do have though! Thank you!

Member Payment Dependent Notes Series 459538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459538	$15,000	$15,000	19.82%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459538. Member loan 459538 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Mission Burrito	Debt-to-income ratio:	17.87%
Length of employment:	7 years	Location:	Katy, TX

Home town:
Current & past employers:	Mission Burrito
Education:

This borrower member posted the following loan description, which has not been verified:

572884 added on 12/03/09 > This loan is venture capital for my new start-up.<br/> 572884 added on 12/04/09 > My business partner and I are starting a web-based service that is set to launch in February. To this point, we have been able to self-fund the project. At launch, we have early commitments that will generate approximately $25,000 in revenue (revolving monthly revenue) with our only costs being web-hosting, marketing and the repayment of this loan. From there, the potential for growth is nearly limitless. Our only "competition" (we've been able to develop technology that improves upon an existing website) is generating from $8million to $10million per month.<br/><br/>We are not looking for investors, because we are not looking to give up equity in the company long-term. And, because we have been able to self-fund this project to this point (almost the very end).<br/><br/>This loan will be for our final payment to our development team, advertising expenses and to give us some working capital until the website launches and our initial revenue stream begins to come in.<br/><br/>Due to the proprietary nature of the website (and our technology), I am unable to go into more detail about the business to anyone who is not under our Non-Disclosure Agreement.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,893.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $24,250 loan are: 1- Position @ Mission Burrito? 2- House and auto payments per month are $? 3- Credit Report reflects $11,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) 4- "Business" Loan Category; Products? Services? Buy ads, equipment, inventory, rental property? Website upgrade? 5- Is thia a "Bridge Loan" to finance AP, AR, PR, R&D, inventory, prepaid business expenses? 6. You told investor nothing about proposed business. Please describe in more detail your business and explain loan purposes. Advance thanks for answers to ALL questions. 12.04.2009	Thank you for your inquiry. To answer your questions: 1 - I have been a General Manager with the company for seven years. 2 & 3- I am married and my spouse's income (which is almost identical to mine) is not reflected here. The revolving balance is our total debt with the exception of mortgage (which is in her name and not reflected here). That is one car note that will be paid off next year and the rest credit cards. All of these payments and our mortgage come to roughly $2200 per month. 4, 5, 6 - My business partner and I are starting a web-based service that is set to launch in February. To this point, we have been able to self-fund the project. At launch, we have early commitments that will generate approximately $25,000 in revenue (revolving monthly revenue) with our only costs being web-hosting, marketing and the repayment of this loan. From there, the potential for growth is nearly limitless. Our only "competition" (we've been able to develop technology that improves upon an existing website) is generating from $8million to $10million per month. We are not looking for investors, because we are not looking to give up equity in the company long-term. And, because we have been able to self-fund this project to this point (almost the very end). This loan will be for our final payment to our development team, advertising expenses and to give us some working capital until the website launches and our initial revenue stream begins to come in. Due to the proprietary nature of the website (and our technology), I am unable to go into more detail about the business to anyone who is not under our Non-Disclosure Agreement. Thank you again.
What is the deliquency from 23 months ago?	I mistakenly missed a payment. I paid it as soon as I realized it. But, apparently that wasn't soon enough to keep it off of my credit report.
Me again. Thanks for your reply. Answers to questions 4,5 and 6 indicate that you really want a "Bridge LOan" to cover final start-up expenses that you identified. Bridge loans are usually short-term and repaid in-full within 12 months. Since you launch in February 2010 that would mran repayment approximately timeframe before November 2010 (maybe sooner). I assume that is your intention. Am I correct? Or incorrect?	Yes, you are correct.
Will you continue to work at Mission Burrito while you are setting up this business?	Yes. I will continue until my income from the business is greater than my current income each month and our startup costs have been recouped.
What was the delinquency from 23 months ago?	An oversight. I didn't realize that I had forgotten a payment. It was paid as soon as I realized my mistake.

Member Payment Dependent Notes Series 460192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460192	$5,600	$5,600	12.18%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460192. Member loan 460192 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Car Quest	Debt-to-income ratio:	6.00%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Car Quest
Education:

This borrower member posted the following loan description, which has not been verified:

574141 added on 12/11/09 > I'm a full time student, a full time mom, and I work part time also. I do not pay rent, and I receive full financial aid as well for my school. Most of that money I am going to use to pay back the loan for my car because I can't get to school without a car! I receive child support also. I'm planning on paying back the loan within one year to year 1/2, the sooner the better.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your expenses and child support amount? Why do you not pay rent?	Expenses would be gas ($70), food ($170), cell phone bill ($75), credit card bill ($35), food and clothes for my daughter ($210) For child support I get $336 a month via direct deposit, $1000 every semester for financial aid, $950 a month from my current job. I don't pay rent because I live with my dad who has some health complications. I do chores around the house and run errands for him, and he considers that as my rent. I'm also very close with my dad, and feel much better if I'm the one taking care of him.
One last question I forgot to ask, how far along are you in college and what are you studying?	I'm a junior in college and I'm studying Business Administration and Minoring in Cosmetology, I Graduate Cosmetology School in August 2010.

Member Payment Dependent Notes Series 461415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461415	$20,000	$20,000	13.22%	1.00%	December 15, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461415. Member loan 461415 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,113 / month
Current employer:	U.S. Department of HUD	Debt-to-income ratio:	23.86%
Length of employment:	10 + years	Location:	Bedford, OH

Home town:
Current & past employers:	U.S. Department of HUD
Education:

This borrower member posted the following loan description, which has not been verified:

576036 added on 12/08/09 > I plan to use funds to consolidate credit cards. I try and make all payments on time.i budget for all payments including a cushion for miscellaneous unexpected expenses. My job is very stable with the federal goverenment at 31 years on the job.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	69
Revolving Credit Balance:	$27,879.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Debt Consolidation loan questions are: 1- Position @ HUD? 2- House and vehicle payments per month are $? 3- Credit Report reflects $27,879 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ 6:00 AM ET.	I answered these questions on 12/09/09
What is the nature of your ~$28k revolving debt. What are the interest rates & respective amounts of debt on each card? Please account for your credit delinquency 69 months ago.	I have previously answered this question.
Please respond to the following: What are your responsibilities at HUD? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (69 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I have previously answered this question.
Just so you know, you have NOT answered any of these questions--unless this loan was re-listed. Either way, lenders cannot see any questions that you say you have answered. As of this moment, lenders can see three questions, all of which you say "I have previously answered this question." I strongly suggest answering any questions you think that you have answered.	I'm sorry but I have responded to ALL questions asked and when completed I hit Submit to so that my answers are "visible publicly to anyone who views your loan". If there is a problem with the system, please advise, but I have complied with what's required.
I'm not sure where you answered them, but I don't see them on this page. We as investors do not see the application you filled out only what is on this page. If you could post the answers here that would be very helpful to us. Thank you.	Please repost questions
Unfortunately none of your prior answers are visible to us. Could you please answer them again? Thanks for understanding. (AnotherUSMCInvestor)	Please repost questions. Thanks!
I appreciate seeing your attitude toward potential lenders. It lets us know who NOT to fund.	I am not trying to be difficult, but I did answer all questions posed to me. If everyone would please repost those questions, I wiil be happy to answer them.

Member Payment Dependent Notes Series 461547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461547	$14,000	$14,000	8.94%	1.00%	December 11, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461547. Member loan 461547 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,680 / month
Current employer:	United Staes Navy	Debt-to-income ratio:	4.48%
Length of employment:	10 + years	Location:	San Diego, CA

Home town:
Current & past employers:	United Staes Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,615.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a little detail of what this loan is for, and why we should fund it? Thank you in advance.	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase.
Greetings - Could you please describe what you will be using the loan for? Also, is it correct that you make $10,680/mo on retirement? Regards; Art	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase. My income is correct, but I am retired military and working full time for the Navy as Civil Service.
I am interested in contributing to your loan. Would you provide some information about (i) what you want the loan for, and (2) your monthly expenses?	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase. I pay $1150.00 rent, normal utilities, and a $320.00 personal loan. All of my vehicles are free and clear.
Purpose of loan?	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase.
Could you please explain the purpose of this loan?	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase.
Purpose of the loan?	I plan to use this money to eliminate an existing loan I have from my TSP (government 401K). This will allow me to reapply for a larger loan from my TSP in the future which will be the downpayment for a home purchase.
purpose of the loan? Just kidding....	Humor is a necessary ingredient of daily life.
Please respond to the following: What are your responsibilities for the Navy in your civilian role? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a GS-12 management analyst. My wife is also civil service. I decline to state combined income. Payoff balance is 14-15K. AS DOD civil service employees, I don't foresee a layoff in the near future.

Member Payment Dependent Notes Series 462125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462125	$24,250	$24,250	12.18%	1.00%	December 10, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462125. Member loan 462125 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,910 / month
Current employer:	County of Sacramento	Debt-to-income ratio:	17.65%
Length of employment:	10 + years	Location:	POLLOCK PINES, CA

Home town:
Current & past employers:	County of Sacramento
Education:

This borrower member posted the following loan description, which has not been verified:

577949 added on 11/29/09 > Thanks for your consideration<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,940.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	Our revolving credit balance is Home Depot $6,350 GM Card $15,180 Bank of America VISA $13,300 for a total of $34,830. We were hopeful to consolidate all of our debt, but whatever we can get would be helpful - a loan of $24,250 would pay off all but $10,000.
1. Please be more descriptive as to how you will use this loan. 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	Type your answer here. 1) The purpose is a consolidation loan t help pay for balances on 3 credit cards. 2) stated income is from 2 wage earners; the 2nd income is $60,000. 3) Mortgage is $1,500/month; 4) one car payment of $510. 5) Credit Cards: Home Depot $6,350; Bank of America VISA $13,300; GM Card $15,180 - minimum monthly payments are approximatley $950 and we try to pay more as much as possible. 6) Our disposable/left over income after groceries, utiities, and other monthly bills is approximately $900. Under our current scenario, it would take a long time to pay off the high interest credit cards so we are seeking a less expensive and quicker way to pay off our debt. We got into debt during a house remodel project - the house was purchase 5 years ago, with the thought that remodeling would increase the value of the house. House was originally built in the 1970's. Housing values have changed and now this accumulated debt will not be offset by an increase in the house value. We have been with our present employers for more than 20 years and have very little risk of losing our jobs. I hope that you will consider us a safe bet.
Please respond to the following: What are your responsibilities at the county? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1) I am the assistant director assigned to the parks dept, responsible for a $20 million operations budget, 65 full-time employees and 125 seasonal employees, 1,500 acres of open space, parks and 4 golf courses. 2)I am not the sole wage earner; my husband works for the city as an arborist earning $60,000/year. 3) Combined income $160,000/year 4) Once mortgage, utilities, insurance (life, auto and house), groceries, kids dance classes, one car payment, and credit card payments are paid, we have approximately $900 remaining. 5) Credit cards - Home Depot $6,350 balance, interest rate 23%, min pay $150; Bank of America VISA $13,300, interest rate 16.25%, min pay $325; GM Card $15,180, 24% interest rate, min pay $462 6) yes on 2nd mortgage, total combined payment for mortgage and 2nd is $1,500. 7) Job loss is unlikely. I have been a manager at County for 20 years and in a unique position with a unique dept; husband has been with city for 15 years, in a unique position and is assigned to a unit support by assessments not general fund. If job loss does occur, we would simply sell our assets. Last note - credit card debt was accumlated recently with a house remodel project. Under a different economy, we would have been able to pay off the debt using the increased value on our house - under today's circumstances, we are unable to do that. We are paying our bills monthly and have money left over. We are looking for a less expensive, quicker alternative to pay off our high credit card balances. Thanks for your consideration.

Member Payment Dependent Notes Series 462832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462832	$12,000	$12,000	11.48%	1.00%	December 9, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462832. Member loan 462832 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.01%
Length of employment:	n/a	Location:	SALISBURY, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

579234 added on 11/24/09 > I have an atm business for the past 9 year, business been very good, need to expand. I have picked up some very good locations and want to make sure I service them good<br/> 579234 added on 11/24/09 > business is been in operation for 9 years, always increased every year, always paid loan on time<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$1,957.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHY DOES SOMEONE WHO MAKES $10,000 / month NEED A LOAN ?	need to invest in more machines and locations
Where are you employed? It says N/A.... website of your company?	I have my own business. I service atm in different location. Do not have website
can you provide some info on your costs (mortgage etc..).	mortgage is 2600. electric around $150, cable-tv-internet $220. Cell phone $89
please explain the reason(s) for tour last delinquency 41 months ago.	just forgot to pay it
DO you have health insurance?	yes

Member Payment Dependent Notes Series 463000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463000	$24,250	$24,250	12.53%	1.00%	December 9, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463000. Member loan 463000 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$18,750 / month
Current employer:	Scientific Information Systems, Inc.	Debt-to-income ratio:	12.70%
Length of employment:	10 + years	Location:	WEST NYACK, NY

Home town:	South Bend
Current & past employers:	Scientific Information Systems, Inc., WebMD
Education:	University of Notre Dame, Harvard Medical School, Indiana University School of Medicine

This borrower member posted the following loan description, which has not been verified:

579483 added on 11/28/09 > 1903 historical home near New York City will be improved with energy saving renovations.<br/> 579483 added on 11/29/09 > Home is an elegant 3-story we have renovated twice according to historical code but now needs energy updates and some refurbishing.<br/> 579483 added on 11/30/09 > By the way, no concerns about payback. I am a physician who will be working full time for at least another 20 years.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	25
Revolving Credit Balance:	$121,563.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of monthly expenses. If you are married, please provide any additional debt or expenses incurred by your spouse as well as additional income. Please provide a breakdown for current revolving credit balance of $121,563 -- HELOC(s)? Are you an investor intending to flip or is this your primary residence?	Monthly expenses (married - covers all parties): Mortgage $2,486 Home equity $1,090 2 auto leases $785 Son's college loans $150 Utilities, phones, cell phones $650 Credit card payments $500 - $1000 (my choice) Revolving credit: Most of it is a home equity loan from several years ago. Rest is based on several credit cards. This is our primary and ONLY residence. Not going to flip. Thanks - ask for clarifications if I did not provide enough information.
Please account for your credit delinquency about 2 years ago.	Used to have a bookkeeper handle both company and personal bills. When she retired I took over both but was not aware of a monthly payment that was being made online and did not discover it until it was delinquent. It was rectified and not a permanent delinquency nor are there any others.
I'm interested in funding your loan, but have a few questions. (1) How much of the $121,000 revolving credit balance is the HELOC? (2) How much balance do you have on each credit card and what are the respective rates? (3) How much equity do you have in your home? (4) Does your spouse have an income? (5) Can you get your income verified with LC? Many thanks and good luck with full funding (and the renovations).	Thank you for your question. My answers as follows: (1) How much of the $121,000 revolving credit balance is the HELOC? About $110,000 (2) How much balance do you have on each credit card and what are the respective rates? Chase Visa: $3,890 22% AARP Visa: $4,399 11% Amex: 2,500 (no interest if paid off in toto) (3) How much equity do you have in your home? Based on the current value of the home, we have about $450,000 in equity (4) Does your spouse have an income? No. (5) Can you get your income verified with LC? They have already approved the loan based on two recent income tax returns and a direct request from them to the IRS for the 2008 returns.
If you are a physician and make such good money, why would you take a loan @ 12.7% instead of going to the bank and hitting them with a HELOC which may be lower in interest rate?	Thank you for your question. Reason is personal; related to a family member's illness.

Member Payment Dependent Notes Series 463467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463467	$24,250	$24,250	11.83%	1.00%	December 11, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463467. Member loan 463467 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,000 / month
Current employer:	Pig Newton, Inc	Debt-to-income ratio:	11.42%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Pig Newton, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

580291 added on 11/28/09 > I need to refinance credit card debt accumulated by legal fees over a custody battle.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,622.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	i am a Line Producer/Production Manager for film & television. i have worked in the industry for 10 years and am a member of the Director's Guild of America. I am currently working on an FX series.
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you pay any alimony/child support? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	i've made a minimum of $75k per year the past 3 years. so taking that as a low end average i bring home about $4300 per month. no auto payments, rent/cell/cable/power/electric = approx $2k per month. child support is $700 per month leaves me plenty of money to make this payment. i've also had about 800 per month in credit card bills and easily made the payments for them.
What are the current balances and interest rate for the debt in which you wish to consolidate?	i owe 30k on a citi mastercard that is raising to 20.99% in the new year. the debt is due to over $20k in legal charges from a custody dispute coupled with being unemployed for 5 months this year recovering from multiple knee surgeries/staff infection.

Member Payment Dependent Notes Series 463800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463800	$25,000	$25,000	16.00%	1.00%	December 10, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463800. Member loan 463800 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Juno Technologies	Debt-to-income ratio:	10.80%
Length of employment:	7 years	Location:	Snyder, NY

Home town:
Current & past employers:	Juno Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,107.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	Thank you for your interest. Revolving Credit lines include the following; Personal Line of Credit and 1 Credit Card. Due to recent legislation the creditors of both accounts have opted to increase/change the terms the accounts to a variable interest rate. My intentions are to pay off all revolving credit balances through the use of the proceeds of this loan and the sale of some equity's in which I currently own, leaving me with a single fixed rate payment. Thank you.

Member Payment Dependent Notes Series 463901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463901	$20,000	$20,000	11.83%	1.00%	December 9, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463901. Member loan 463901 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	CPU2	Debt-to-income ratio:	10.72%
Length of employment:	1 year	Location:	Montclair, CA

Home town:
Current & past employers:	CPU2
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	74
Revolving Credit Balance:	$2,261.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I have been working with a third party distributer as a department manager for the last 1 year. I have been in management for the last 13 years. My previous job was with Mervyn's until they went out of business.
what loans, at what rates, are you planning to pay off with this loan?	The following breakdown pretty much covers it: Minimum Balance Interest Payment $$ Rate CHASE 180 4496 16.49% BANCO 215 6604 16.61% HSBC 160 6622 14.74% Fry's 110 1200 21.00% Wells Fargo 90 1800 22.00%
Your revolving balance only shows $2,261.00. Do the cards above belong to someone else? What is your combined household income? Thank you. What is your household budget?	The cards are actually shared between my wife and I. Our combined household income is 100K per year. Our budget is pretty defined. However, Our total budget Income is $5970.00 after tax and the budget Expense is $4740.00 (This includes all household expenses from Groceries, Gas to Mortgage and Credit Cards). In addition to this we put about $500 aside for savings each month.

Member Payment Dependent Notes Series 463976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463976	$6,500	$6,500	13.92%	1.00%	December 10, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463976. Member loan 463976 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	American Property Management	Debt-to-income ratio:	16.20%
Length of employment:	1 year	Location:	Gilbert, AZ

Home town:
Current & past employers:	American Property Management
Education:

This borrower member posted the following loan description, which has not been verified:

581235 added on 12/03/09 > The use of the funds are to consolidate higher interest rate credit cards!<br/>I got credit cards to help with school since I was dependent before I wasnt able to get the school funding needed for school since my parents were suppose to contribute- and now that interest has gone up. I work 35 hours a week as a bookkeeper for a Property Management Company for over 9 months, and love it! Its a great experience to learn more about the finance industry.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,893.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I worked with Wells Fargo as a Personal Banker and a Fraud Specialist for over 2 years, and needed something with a flexible schedule so I could finish my degree.
1) Please break-down your monthly expenses 2) Do you have any other debt? Thanks and good luck with the funding!	My only debt is that of credit cards- I live with a friend of my family and dont have to pay rent or household bills. My school loans are in deferment while I finish my degree.
Hi, can you give a description of your of your revolving credit balance and and how much you're paying to each creditor? Thanks.	I pay anywhere from $50-100 ever month. I just have two large credit cards- that I have mostly used for School.

Member Payment Dependent Notes Series 463985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463985	$7,500	$7,500	11.83%	1.00%	December 10, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463985. Member loan 463985 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	EXEC PRES	Debt-to-income ratio:	18.88%
Length of employment:	4 years	Location:	VALLEY VILLAGE, CA

Home town:
Current & past employers:	EXEC PRES
Education:

This borrower member posted the following loan description, which has not been verified:

571732 added on 11/11/09 > I am looking to consolidate my credit cards with one payment. Currently I have three credit cards that will be consolidated.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	9
Revolving Credit Balance:	$8,652.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 464068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464068	$5,500	$5,500	11.48%	1.00%	December 14, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464068. Member loan 464068 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Bristol Place Corporation	Debt-to-income ratio:	12.08%
Length of employment:	4 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Bristol Place Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

581396 added on 12/10/09 > I plan to use the funds for medical expenses as well as to help consolidate debt. I am committed to making timely payments and I plan to a home in the next five years, so maintaining a good credit score is important to me. My monthly budget includes my income from a full-time job that I have been working at for four plus years. The job is very stable and there will be no changes to my employment. My budget includes rent, insurance, living expenses as well as paying off higher rate debt and medical bills.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,282.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan? Thanks.	The loan is for medical expenses as well as consolidating debt.

Member Payment Dependent Notes Series 464080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464080	$24,250	$24,250	12.18%	1.00%	December 11, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464080. Member loan 464080 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,548 / month
Current employer:	Law Ofs. of Patrick F. Timmons, Jr.	Debt-to-income ratio:	17.41%
Length of employment:	10 + years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Law Ofs. of Patrick F. Timmons, Jr.
Education:

This borrower member posted the following loan description, which has not been verified:

581431 added on 11/29/09 > I have always made all payments due on time. I have never made a late payment<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,559.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	I am a Legal Assistant to Patrick F. Timmons, Jr. I am also his office manager. In addition to those duties I also do Paralegal work for Mr.Timmons. Stated income is my self only. My mortgage payment is $720.00 per month. I just paid off my car loan in July of this year. As always, I never paid late. Would you mind calling me for the financial information as I have provided it twice in two recent emails. I am happy to give you any and all information that you feel necessary to consider my loan application. My home number is (713) 957-8070 AND my office number (where I can be reached all day except the lunch hour) is (713) 465-7638. I look forward to your call as I am getting a little nervous diclosing my financial information over and over and I also don't know who you are. I would feel better knowing who I am giving my personal information. Thank you for your consideration and I look forward to your phone call. Best regards, Sandra Willis
Please respond to the following: What are your responsibilities at the law office? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you own your house outright or do you have a first mortgage? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Senior Legal Assistant/Paralegal/Office Manager for an Attorney/Arbitrator practicing general civil business litigation. My responsibilities include researching and drafting legal documents, dealing with court personnel and clients and the day-to-day decisions of the legal office. I am the sole wage earner in my home. Yes, I have a first and second mortgage. The second because of my good credit and to avoid mortgage insurance. They total a little over $1,100/MONTH Combined. I have no other loans. I just paid off my car loan in August of this year. Please see my financial information on my application - it has not changed. In the case of job loss (WHICH IS HIGHLY UNLIKELY), I have an IRA in excess of $100,000.00. Thank you.
Sandra I am interested in funding your loan. I assume this loan is to pay off your revolving debt? Credit cards? Could you please list what you plan to pay off using this loan. Best wishes on getting your loan funded.	Please refer to my financial profile, it has not changed. Thank you.
Sandra, I am interested in funding your loan. Could you please list what you plan to use the loan to pay off? Credit cards? ect.. Thanks	To consolidate my current debt - yes.
I read your $24,250 loan Q&A exchange with investor Member 496160. You are a well qualified capable borrower; but I won't be investing in your loan because I invest in higher interest rate loans. FYI Person-to-Person (P2P) lending involves many small investors combining together to fund a borrowers loan. Typical 12 percent interest $25,000 loan attracts between 150-300 separate small investors. Large number of investors participating in a single unsecured (no collateral required) loan is diversification in case of borrower default and loan charged-off as uncollectable. Lending Club borrower and investor are anonymous both to each other and numerous other participating investors (lenders). Common denominator is screen name identity communicating via Q-and-A email. Lending Club loan listing and funding process operates as does French Foreign Legion military; upon enlisting into Legion on French homeland soil, a Legionaire's identity becomes acquired name. Your loan now 70 percent funded; loan will certainly 100 percent fund within alloted maximum 14 days listing. Best wishes. RetiredUSMCInvestor (Member 505570) sends 12.06.2009 8:30 AM ET.	Thank you
What is the purpose of this loan? Do you plan to use the money to pay down credit card debt? If so, how did you accumulate this debt and how do you plan to stay debt-free in the future? Also, what recurring monthly expenses do you have in addition to the monthly payment on this loan?	The purpose of the loan is for credit card debt. I plan to stay somewhat debt free in the future because that is my goal. I have always met or exceeded my goals. For recurring monthly expenses include mortgage payment a little over $1,100./month Thank you.

Member Payment Dependent Notes Series 464085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464085	$25,000	$25,000	12.18%	1.00%	December 14, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464085. Member loan 464085 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	MICROS Systems, Inc.	Debt-to-income ratio:	3.48%
Length of employment:	10 + years	Location:	Laurel, MD

Home town:
Current & past employers:	MICROS Systems, Inc.
Education:	Southern Illinois University-Carbondale, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

581439 added on 11/28/09 > I am requesting this loan to consolidate my existing debt and fund a wedding.<br/><br/>I have been employed for nearly 30 years with the industry leader in Hospitality and Hotel IT solutions and now hold a senior position as Software Engineer in the Restaurant Solutions Group.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,227.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind telling us your age. Thanks	I am a 53-year-old doting Father of my daughter whom I have raised for the past 24 years.

Member Payment Dependent Notes Series 464091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464091	$8,750	$8,750	16.35%	1.00%	December 9, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464091. Member loan 464091 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	The Watershed	Debt-to-income ratio:	3.05%
Length of employment:	2 years	Location:	Delray Beach, FL

Home town:
Current & past employers:	The Watershed
Education:

This borrower member posted the following loan description, which has not been verified:

581451 added on 11/28/09 > Essentially my loan will serve to eliminate my current credit debts. I am a hard worker, home owner, and good husband. I feel secure in all respects of my life, and would like to consolidate my debt so that I may sleep a bit easier. I own my car out right and have plenty of collateral tied up in my 401K/IRA. Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	66
Revolving Credit Balance:	$7,427.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ The Watershed is? 2-$7,427 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) 3-You request $15,800 consolidation loan but CC balance only $7,427. What is additional $8,400 consolidating? Thanks in advance for all answers. I invest after receiving your answers.	I appreciate your time. My position title is "travel manager". My wife began her own business 2 years ago (deals w/ horses). Her income has been greatly effected due to the economy- the additional funds are to establish a padding to ease the stress for us both. Currently I pay on three cards- only one of which I make multiple payments (BOA). I estimate paying 350-700 per month towards all cards combined. Many Thanks.
I encourage you to contact Lending Club and submit the necessary data to have your income verified. This will increase the comfort level among your potential lenders.	I have submitted the majority of documents today by fax. Thanks
I am investing in your $15,800 loan. FYI- Many small investors combine to fund Lending Club P2P borrower loans. Funding pace quickens after LC Home Office (CA) verifies borrower job-$ income. Employment/Income Verification Team contacts selected borrower and specifies required document (Pay Stub, LES, IRS W-2-1099-1040 Tax Return). Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $20,000 to $25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largeest $ loan final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends.	I appreciate your participation and support. I have done some reading the past few days both on this site and in a few blogs, and it would seem that you are quite popular in the P2P world. Again, many thanks and I appreciate your service.

Member Payment Dependent Notes Series 464273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464273	$21,000	$21,000	13.57%	1.00%	December 14, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464273. Member loan 464273 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	peneske	Debt-to-income ratio:	13.95%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	peneske
Education:

This borrower member posted the following loan description, which has not been verified:

581804 added on 11/29/09 > I am trying to pay off my high intrest credit cards and reconsidlate my debt in one payment<br/> 581804 added on 12/02/09 > Credit card companies recently started incresing intrest rates and i am just trying pay off so dont pay a higher intrest<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	26
Revolving Credit Balance:	$25,547.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Peneske? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (26 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a finance manager at Penske and i am the sole wage earner in my house hold.
As a potential lender to help fund your loan, I have a problem with you only addressing 1 of the many questions posed by a fellow lender above. What is the rest of your answers please. Remember, if you want us lenders to be convinced enough to loan to you - Then you have to make a good sales pitch, not just a minimal answer. Thank you.	i am sorry the only question i received before was that what my position is at Penske and if i was the sloe earner in my house hold. I replied that i am a business manager. I get loans approved for the company work with the lenders to get the best possible loans for the company and yes i am the sole earner , my wife is a stay home mom taking care of our 2 kids who are 7 and 4
Again you failed to answer the questions.. and I quote from the original lender above.... "(1) So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. (2) What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? (3) Please explain the delinquency that appears on your Credit History above (26 months ago). (4) Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? (5) In the case of a job loss, what is your contingency plan to repay this loan?" Thanks.	my monthly bills are 4800 dollars that is including my mortgage , auto loans etc.. My income is well above 100 k. i will pay off my boa accounts which are at arounf 16 k and my amex which is 6 k or so. I am not sure about the deliquency on my credit history. I do check my credit pretty regularly and i dont remember seeing one. But i will check again. I do not have second mortgage. I have a masters degree in MIS and there is always a demand for ppl with higher education. We do have enough savings to survie and not pay our obligations but we do not want to dip in our saftey net. I do have some investments in a small businesses which do not have any loans and its about 2500 dollar additional income which i get but never consider that income as a major account for us. we are pretty financially stable and in these downturn econimic times we are still doing pretty okay. My wife does not need to work just for the very reason that we can afford for her to be at home. She has a degree in business from NYU and if times get tough we can always rely on her but we should be fine and be able to pay our debts

Member Payment Dependent Notes Series 464368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464368	$23,000	$23,000	12.18%	1.00%	December 9, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464368. Member loan 464368 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Desert Plumbing and Heating	Debt-to-income ratio:	8.58%
Length of employment:	2 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Desert Plumbing and Heating
Education:

This borrower member posted the following loan description, which has not been verified:

582008 added on 11/30/09 > Refi High % credit cards into one lower % loan.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,552.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Desert Plumbing? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Given the current economic climate in Vegas, how severely has your company's workload been affected? Thank you and good luck with your loan	I am a Project Engineer. I am the sole wage earner. As you can tell from my profile, my revolving credit line is 26K with the avg APR at 22+% This loan will allow me to consolidate it into one payment. Work load is sufficent for the next 2 years, with the Airport expansion.
Thanks for the information. Could you please provide responses to the other questions also. Answers to these may make your loan request that much more appealing. So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thanks	Net Income $4641.00 a month Expenses Rent: $1000.00 Utilities: $ 350.00 Vehicles: $ 400.00 Food: $ 550.00 Misc: $ 400.00 Total Monthly Living Expenses $2,700.00 Credit Card Card 1: Pay $350 @ 27% balance $12000.00 Card 2: Pay $200 @ 21% balance $ 7500.00 Card 3: Pay $200 @ 15% balance $ 4500.00 Card 4: Pay $200 @ 20% balance $ 3000.00 Total Monthly Credit Payment $950 Rough monthly lending club payment $775.00 @ 12.18% cash flow increase of $175 a month and a yearly savings of about 10%. To answer your question about job loss, there are no guarantees in life. I work for a subsidiary of company that does work all over the country. Regarding my contingency, I plan to have the loan paid off as soon as I can with the added cashflow. I want to be out of debt as soon as possible. This loan provides a quicker and less expensive avenue.
thanks for the previous answers to the other lender, very helpful. i hope the questions don't come across as too prodding (lending club could just add them to the profile) can you work with lending club to get your income verified? right not the website says income is "not verified". i don't know what's involved in this but some people have income verified.	I just sent copies of my paystubs to Lending cCub today. As a requirement to be a barrower, Lending Club had me provide my two latest pay stubs for verification This is a good thing for everyone, because if I couldnt produce this information, in three days my loan request would have been cancelled.

Member Payment Dependent Notes Series 464399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464399	$20,400	$20,400	17.74%	1.00%	December 9, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464399. Member loan 464399 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	6.84%
Length of employment:	2 years	Location:	Annandale, VA

Home town:	Dakar
Current & past employers:	Booz Allen Hamilton, Department of Homeland Security (DHS)
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

582056 added on 11/30/09 > To fund an automobile purchase in Northern Virginia. Travel to and from my DHS office.<br/> 582056 added on 12/01/09 > My job is very stable - government employee. My monthly budget is $3500, $2800 of which is disposable and I pay no rent. I plan on paying this loan faster than 36 months - looking at 27-month time frame.<br/> 582056 added on 12/01/09 > To be precise - I am not GS. I do "inherently governmental work" through Booz Allen.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,820.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 7 months ago? Thank you in advance.	I believe that was a Comcast cable bill that was outstanding from 2007 between 5 college roommates that I was ultimately held responsible for. Other than that, I do not believe there are other delinquencies on my credit report. If I am mistaken, please let me know what specifically you are referring to so that I may look further into your question. Thanks.
Questions: 1-Position @ Booze Allen Hamilton is? 2-House payment per month is $? Thanks in advance for all answers. I invest after receiving your answers.	1- Consultant. My client is the Dept. of Homeland Security. I do budget formulation. 2- I live with my parents. No rent. Only personal costs - i.e. food, phone, etc. Thanks
Member 505570 (Investor)..again. I received your replies to my earlier email questions. Thank you. But I simultaneously noticed today (Dec 1st, 2009) that you modified your borrower profile to reflect that you are a (quote) ..."government employee"... (end quote). That statement is factually INCORRECT. Your application listed employer as Booz Allen Hamilton which currently has an accounting-financial management contract with Department of Homeland Security. Your immediate employer that signs your bi-weekly pay checks is Booz Allen Hamilton and NOT DHS. Booz Allen Hamilton's contract with DHS does NOT in any way, shape or form make you a de facto federal government employee. I strongly suggest that you revisit you borrower profile and correct your previous statement to represnt facts as they are. RetiredUSMCInvestor sends.	Good point and everything you wrote is correct. However, in laymen's terms and from a laymen's perspective, writing "government employee" versus your detailed yet accurate description is simpler. For all intents and purposes, I am. I wear a DHS badge. I sit in a DHS office with my DHS PC and DHS email. My boss IS a Fed. And I do nearly "inherenetly governmental work" - i.e. budget, payroll, organizational structures. I'm glad you are very familiar with government contracting and the federal government. I'm sure you're also ultimately aware that these types of jobs are extant and stable as DHS is here to stay! I'll change my profile to reflect some of your suggestions. Thanks.
I am investing in your $20,400 Auto Purchase loan. FYI- Many small seperate investors combine together to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, government contractors, health care, law enforcement, U S military stable income ensures loan fully repaid in timely manner. Note that funding pace quickens after LC Home Office (CA) verifies borrower job-$ income. Employment/Income Verification Team contacts borrower and specifies required document (Pay Stub, SSA Annual Earnings Statement, IRS W-2-1099-1040 Tax Return). Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $15,000-$20,000-$25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ value loan's final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis USMC Motto	Very intereresting. I will contact LC to verify my information. Again, thanks for your tips and guidance as I am new to the LC world. Oorah!
I have two questions for you: 1. Why do you list that you OWN your own home when you live with your parents at this time, rent free? Please contact Lending Club support so you can correct this mistake. 2. Please provide a breakdown of the expenses you do have. 3. Why have you chosen to solicit Lending Club for a car loan instead of going through another source? Thanks.	Sorry for the delay - I accidentally deleted my first response (which got way too into Principal-Agent relations for Q3...) but here it is. 1. LC's only two options are "OWN" and "RENT." As you can see from my comments, I clearly state that I "live with my parents" and pay no rent/utilities for housing. My parents own the house. For me, the "RENT" option implies a fixed recurring payment fro real estate which is definitely not my situation - so I thought "OWN" is a more accurate reflection of my situation - albeit with further explanation. 2. Fixed Monthly Expenses - $~700 total Cell phone - $100 Food/Leisure - $200 Stafford Student Loans - $400 *These Stafford loans are 'subsidized' and the aggregate minimum monthly payment is $270. 3. Short answer - LC is a much more perfect way of connecting lenders and buyers which I prefer for the loan I am requesting. In the same way LC's housing answer suggests only two options, the US computer-based credit system is too inflexible to classify every "credit" status, including mine. It generally fails to take into account one's "credit" based on current and future expectations - merely past. Equifax/Experian/TransUnion have very limited and sometimes downright erroneous borrower information while LC allows lenders to subjectively choose where to invest and ask specific questions to better grasp "creditworthiness" like you have. In essence, I probably use LC for the same reason lenders do. Give up a little time in exchange for increased likelihood of obtaining our goals (lenders - better rates, me - car). This choice is similar to the difference between a 401k and investing independently - either an agent makes choices for us (banks, brokers) or we use our own time and information to determine what we think is best for ourselves - which only we know. 4. I thought you had two questions? ;- )

Member Payment Dependent Notes Series 464469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464469	$20,000	$20,000	11.14%	1.00%	December 9, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464469. Member loan 464469 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Halliburton Energy Services	Debt-to-income ratio:	11.31%
Length of employment:	1 year	Location:	Canonsburg, PA

Home town:
Current & past employers:	Halliburton Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

582167 added on 11/30/09 > This is a loan I want to take out to pay a credit card off that my parents have been paying on for 15 years. The card had nearly $40,000 on it at one point and it's down to $18,000. It is in my Grandmother's name because my dad lost a job 15 years back that ruined his credit and she offered the card to them. They have never missed a payment. It is their number 1 financial priority. They are going to continue to pay the note. My Grandmother's nerves just can't handle the card being in her name anymore so this is the solution to get it out of her name. They are as good as gold to pay it off and of course you can see that I make pretty good money with little overhead, so I would step up to make the payments if my parents can't. Thank you for your consideration. This means a lot to my family!<br/> 582167 added on 12/01/09 > Ok so I just got an email from someone asking a lot more questions. The summary of what I sent them is this: I have a good job that I don't expect to lose anytime soon, certainly within the life of the loan. I am educated and would find a way to live in a box and make it work if not! I keep a strict budget and was able to save over $15000 this year. My parents have been paying over $700/ month on this card for over 10 years so I don't expect them to do anything different for the next 3. I will actually be paying half of the monthy payments. I just dropped my golf membership so my financial situation is only getting better. I have enough money (over $18,000 and counting) in my retirement accounts to pay the loan off if it comes to that. If you have any more questions, please ask. I know it's hard to trust anyone these days, but all I have are words to express that I essentially guarantee you will get paid back with your due interest!<br/> 582167 added on 12/01/09 > This is site is really neat. I didn't expect this many quality inquiries. I like the due diligence. I am getting even more questions about my personal work/school history...I am 26 years old. I graduated from Texas State University-San Marcos in 2005 (age 21) with a Finance degree. I had a golf scholarship there as well too. I applied for one job and got it. That job was as a Financial Advisor at Smith Barney in Beaumont, TX (my hometown). The 2 year window which will cancel all the licenses (Series 3, 7, 9, 10, 31, 63, 65, and Insurance) I obtained while working there will cancel in November 2010. I worked there 3 years before the economy and my lack of wealthy contacts went dry. A friend turned me onto the job I do now which I've described above. If you guys have any more questions, please let me know.<br/> 582167 added on 12/05/09 > I just realized that I didn't actually describe my job like I said I did. I am a Drilling Fluids Engineer for Halliburton Baroid. Basically that means I am in charge of maintaining chemical properties in drilling fluid used to drill oil/gas wells. This fluid has many purposes including cooling the pipe and bit, providing hydrostatic pressure so open hole (Earth) doesn't cave in on the drill pipe we are using to drill, prevents pipe corrosion, carries earth cutting to the surface, etc. Typically, I will be in charge of one well at a time. I prepare a report every day and make recommendations to the company rep. on location. I basically spend 1/2 a year on a drilling rig, the other half at home or doing whatever I want. I want to thank everyone who has already invested and future investors. It appears this loan is going to fund. Again, you guys can sleep well. You won't be disappointed. Thanks!<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,126.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you realize that this is a three year loan? Are your parents going to be able to afford $656.07 / month ? Also why are you borrowing more than you owe on the credit cards? In the event that your parents cannot pay, are you sure you can afford such a high monthly payment? How much are you paying for rent/utilities/transportation/food/entertainment/misc expenses per month. Can you elaborate on your position with Halliburton Energy. How stable do you think your job is? Thanks for your time. Providing additional details to these questions help lenders feel more confident in your ability to keep the loan in good standing and thus fund your loan.	Ok I'll tackle these one at a time. My parents have been paying at least 700 on this card for over 10 years now without missing a payment. Yes they can afford it. I am borrowing more because of the loan fees and to have a little extra money ($1000 more or less) for holiday travel, etc. I save over $1000 per month after all my fixed and variable expenses. I could cut down even further on expenses if I needed to. Plus I have retirement accounts that would pay this loan off if it comes to that. My job is very stable and I expect no issues. I keep a strict budget and I will make about $15000 more than what I spent this year. I have actually dropped my golf membership starting Jan. 1 so that will only get better. Please feel free to ask any other questions.
Please respond to the following: What are your responsibilities at Haliburton? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What kind of savings, etc., do you currently have? Thank you and good luck with your loan	I'm a single 26 year old male. I am a Drilling Fluids Engineer at Halliburton. I basically control the properties and chemisty of drilling fluids on an oil rig. These fluids are pumped down the drill pipe and carry the earth that is drilled (cuttings) up to the surface. The fluid also provides hydrostatic pressure, cools the steel pipe and bit, prevents corrosion, etc. I've got $7000 or so in savings and $18000 or so in my 401K. I also have a Roth IRA with $2500 or so.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Please see the loan's homepage. I addressed your question just a minute ago. Thanks!

Member Payment Dependent Notes Series 464477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464477	$4,500	$4,500	11.83%	1.00%	December 10, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464477. Member loan 464477 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,025 / month
Current employer:	Walmart	Debt-to-income ratio:	0.99%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:	St. Albans
Current & past employers:	Walmart, R.E.I.
Education:	Washington State University, Bucks County Community College

This borrower member posted the following loan description, which has not been verified:

582181 added on 12/01/09 > We'd like to get 97-01 Civic with around 100k. Camry runs, but needs major repairs (rear struts, AC). At 258K miles, we feel it's best to replace it. Civic would get a little better gas mileage, maybe $12 per month. Big change would be payment instead of repairs. <br/><br/>Monthly net income: $ 1,300<br/><br/>Monthly expenses: $ 985<br/> Housing: $ 0<br/> Insurance: $ 167<br/> Car expenses: $ 147<br/> Utilities: $ 235<br/> Phone, cable, internet: $ 26<br/> Food, entertainment: $ 325<br/> Clothing, household expenses $ 35<br/> Credit cards and other loans: $ 0<br/> Other expenses: $ 50<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$117.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 464583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464583	$8,500	$8,500	13.92%	1.00%	December 10, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464583. Member loan 464583 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Blockbuster Videos	Debt-to-income ratio:	16.05%
Length of employment:	5 years	Location:	Woodside, NY

Home town:
Current & past employers:	Blockbuster Videos
Education:

This borrower member posted the following loan description, which has not been verified:

582378 added on 11/30/09 > I started my own business and used my credit cards for start up funds. I am looking to consolidate it all to improve my credit score to qualify for a business loan. A good business loan requires a credit score of at least 720. I am almost there. I have a steady job and business that can give plenty of positive return. I expect to pay off the LendingClub loan not in 3 years but in 6 months once I close 1 or 2 deals in my business or get that business loan. My business involves real estate. I will be purchasing distressed or bank owned properties and then reselling. I already have a serious list of cash buyers and conventional financed buyers to resell to. I have access to hard money lenders that will only lend to purchase property at wholesale price and resell at retail price where the difference is our profit. If you want more details feel free to contact me. The loan I am requesting right now is only a debt consolidation loan to improve my credit score and lower payments. I have had no problem making payments just a problem getting a sufficient loan for my business or debt consolidation from a regular bank. They are obviously not lending and want higher scores than what I have. Thanks and hope to do business with you. <br/><br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,013.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your position at Blockbuster Video. Please contact Lending Club about having your income verified. Why is your loan for less than your listed revolving credit balance? What is the credit inquiry that happened within the last 6 months? Thanks!	I am a Loss Prevention Associate for Blockbuster. I go to stores in the NYC area and Long Island and I audit them. Lending Club has contacted me and is checking my income as we speak. My original loan request was $21,000 approved by Lending Club but they suddenly lowered it to $8500 which would not help at all. The credit inquiry within last 6 months was for a business loan I was trying to get. Though my credit score is 680 it is still not high enough, they want 720. I have no problem paying me debt but it is better for my credit score if it is consolidated. I am trying to get a business loan. $8500 would not help much. I have a good credit history, no late payments or defaults in 5-6 years. I am trying to negotiate with LC to bring back my loan request to at least $18000. That is my credit card debt up to date. I used my credit cards to start my business, but now it is affecting my credit score to get a loan. Once I get that loan and/or I close these deals I can repay in 6 month rather than 3 years. I am also looking for anyone here that may want to joint venture or invest more on the side outside LC. Anyone may contact me privately. Business involves real estate. Thanks hope I answered your questions, and hope LC will bring back my original loan request.
Will you accept a funded loan at $8,500?	Yes, the loan request is $8500 but has not been funded yet. I originally asked for more but LC did not accept.

Member Payment Dependent Notes Series 464664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464664	$25,000	$25,000	12.53%	1.00%	December 14, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464664. Member loan 464664 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Millennium Solutions inc	Debt-to-income ratio:	13.63%
Length of employment:	< 1 year	Location:	Chamblee, GA

Home town:
Current & past employers:	Millennium Solutions inc
Education:	Master Degree from Georgia State University 1987

This borrower member posted the following loan description, which has not been verified:

582530 added on 12/05/09 > I plan on using the loan for debt consolidation from higher interest rate credit cards and for home improvements. Total credit card debt and a car loan totaling about $800 in payments per month. This will allow me to pay these off in 3 years instead of 5. There will also be available funds to some home improvements. I have been at my job for the past 10 years and it is very stable. My credit history and rating is excellent. Including this loan my current monthly budget allows for about $800 in savings.<br/> 582530 added on 12/06/09 > There is a mistake on my loan profile that I will have corrected tomorrow, December 7th. I have actually been in my current job 10 years not less than 1 that shows on my profile.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$25,036.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
On-screen application reflects <1 year (less than 1 year) Length of Employment (LoE) at current employer. Narrative says 10 years. <1 year LoE display problem pccurs when borrower tries to input numeric figure into LoE drop-down menu box. You CANNOT correct problem yourself. Call Lending Club Home Office Member Support at (866) 754-4094 PCT 8A-5P M-F and ask them to correct LoE display error. Once LoE displays correct number of years your $25,000 loan funding pace will improve. RetiredUSMCInvestor sends. 12.06.2009	It is 10 years at current employer not 1. I will call to have this changed. I have been at Millennium Solutions since 1999.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	My monthly expenses are as follows: Mortgage: $1800.00 includes taxes and insurance Utilitities: $450.00 Car Payment: $608.00 (4 months remaining $2400 balance) Credit Card Payment Rooms to Go 24%: $150 Balance $3800 Credit Card Payment Best Buys 22% $150 Balance $3600 Chase Credit Card: $300 a month 18% interest $9000.00 Auto Insurance $120.00 Spending Roughly $1000.00 Total Budget about $4700.00 Bring home without bonus is roughly $4800.00 I bring home an additional amount due to bonuses but did not include that in my request (don't like to rely on bonus money) I will use this loan to payoff my car loan, and the credit card debt. I will be saving roughly $350 a month from my budget by paying off existing loans. There are some Home improvements we wish to do using the remaining amount. My wife also works but her income isn't included in this request. This year she will make roughly $30,000. I don't expect there to be a problem with either of our jobs, but we always maintain 2-3 months in savings in case of an emergency. As you can see by the credit score I have an excellent credit history.
Please respond to the following: What are your responsibilities at Millenium Solutions? Why not make the remaining 4 car payments since the monthly payment on it is most likely 95% principle. Please explain the delinquency that appears on your Credit History above (35 months ago). Thank you and good luck with your loan	I just put that the car payment will be complete allowing for the $600.00 to apply toward this loan request. It is just to show that I will have the capabiity to repay the loan since I already pay $608 per month that will drop off. Honestly I really can't remember the deliquent payment. I believe there was one time when a car payment was mailed (now we pay online), and it was lost in the mail. We found out they didn't receive the payment when the bank notified us it was late. I thought they were going to remove that from our record. That's the only time I can think of that any bills were late.

Member Payment Dependent Notes Series 464904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464904	$2,400	$2,400	13.92%	1.00%	December 9, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464904. Member loan 464904 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	n/a	Debt-to-income ratio:	21.00%
Length of employment:	n/a	Location:	MADISON, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

582986 added on 12/02/09 > Debt consolidation<br/> 582986 added on 12/03/09 > unsecured loan. Retired, Pension<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,704.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Pension
I would like to hep you out. Can you tell me about your monthly expenses?	700 rent 675 eveything else

Member Payment Dependent Notes Series 464922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464922	$10,000	$10,000	12.87%	1.00%	December 10, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464922. Member loan 464922 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Lucid LLC	Debt-to-income ratio:	12.17%
Length of employment:	< 1 year	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Lucid LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,348.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The on-screen information says that you've been working at Lucid LLC for less than a year. If that's the case, please provide information of at least 3 years' prior employment. What are your duties and responsibilities at Lucid LLC? Finally, please be so kind as to explain in a sentence or two exactly how you'll use the loan funds. Thank you and good luck.	Hello, Dear Lending Club Representative, This is Ilya Konkov. I have Faxed and e-mailed (to: credit@lendingclub.com) 2 most recent paystubs, as well as a 2008 W-2 from TCF Bank 801 Marquette Ave, Minneapolis, MN 55402. Tel No: 612-823-2265, Description: TCF Bank Call Center representative with Online, Investment, and Product support. In addition a W-2 from 2007, Risk Management, I was a private Aid in a nursing home: Sholom Home West 3620 Phillips Parkway, St. Louis Park, MN 55426 receptionist: 952.935.6311, reference/employer contact : Gretel Lowinsky 1-773-667-2813 (for the person I was taking care of, Charlotte Jonas). Current Employment duties/positions are: employed by a property management company Lucid LLC, I perform building maintenance, construction, and oversight of structures. What would the loan funds be used for? Answer: I was looking for extra funds to complete an addition to my personal property, in more detail to pour a concrete slab for parking as well as concrete for a retaining wall. Thank You, Ilya Konkov 612-770-4080
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Hello, Dear Lending Club Representative, This is Ilya Konkov. I have Faxed and e-mailed (to: credit@lendingclub.com) 2 most recent paystubs, as well as a 2008 W-2 from TCF Bank 801 Marquette Ave, Minneapolis, MN 55402. Tel No: 612-823-2265, Description: TCF Bank Call Center representative with Online, Investment, and Product support. In addition a W-2 from 2007, Risk Management, I was a private Aid in a nursing home: Sholom Home West 3620 Phillips Parkway, St. Louis Park, MN 55426 receptionist: 952.935.6311, reference/employer contact : Gretel Lowinsky 1-773-667-2813 (for the person I was taking care of, Charlotte Jonas). Current Employment duties/positions are: employed by a property management company Lucid LLC, I perform building maintenance, construction, and oversight of structures. Thank You, Ilya Konkov 612-770-4080
I am interested in funding your loan. Can you give us a breakdown of your monthly expenses (mortgage, car, credit cards, etc.)?	Breakdown of monthly expenses: Phone line, cable, and internet (Comcast): $167.36 Power and natural gas (Xcel energy): $142.71 (price varies, due to temperature) Rubbish (Allied Waste): $72.89 Water Utility: $12 ($35.98 per 3 months) Credit Card #1 (Chase): $73 (minimum payment, I normally pay full or half the total balance) Credit Card #2 (Capital One): $19 (minimum payment, I normally pay full balance) Car Insurance (Geico): $86.83 ($521/6 months for 2 vehicles) County Property Taxes: $125 ($1500 average per year) There are no car loans, or house mortgage payments. Full ownership. Only other thing would be car tabs ??? approximately $100/year for the two cars. Total expenses: $707.12 Thank You
So that lenders can see how this loan will fit into your monthly budget, can you break down your monthly expenses? Thanks & best of luck.	Breakdown of monthly expenses: Phone line, cable, and internet (Comcast): $167.36 Power and natural gas (Xcel energy): $142.71 (price varies, due to temperature) Rubbish (Allied Waste): $72.89 Water Utility: $12 ($35.98 per 3 months) Credit Card #1 (Chase): $73 (minimum payment, I normally pay full or half the total balance) Credit Card #2 (Capital One): $19 (minimum payment, I normally pay full balance) Car Insurance (Geico): $86.83 ($521/6 months for 2 vehicles) County Property Taxes: $125 ($1500 average per year) There are no car loans, or house mortgage payments. Full ownership. Only other thing would be car tabs ??? approximately $100/year for the two cars. Total expenses: $707.12 Thank You

Member Payment Dependent Notes Series 464997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464997	$10,000	$10,000	8.59%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464997. Member loan 464997 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Confederated Tribes of the Umatilla Indi	Debt-to-income ratio:	13.85%
Length of employment:	7 years	Location:	PENDLETON, OR

Home town:
Current & past employers:	Confederated Tribes of the Umatilla Indi
Education:

This borrower member posted the following loan description, which has not been verified:

583145 added on 12/07/09 > This loan would be for fertility assistance in order to conceive a child. Unfortunately, this type of medical care is not civered by my employers' insurance. Thank you very much.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,862.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, Could you provide detail regarding your position at the above, including responsibilities. Will the $10K cover this need, or is there another round of financing you'll need? Your credit report shows revolving debt of a little more than 10K. Will you be able to service both of these loans on your salary? Kind Regards,	Hello, I have PhD in Sociocultural Anthropology and work for the Umatilla Tribes' Cultural Resources Protection Program as an ethnographer and supervisor of the oral history program, whereby we preserve tribal history and culture. The need will cost between 25 and 30k. I have already been approved for 10K through Health Care One Finance. My husband and I are borrowing 12K from our family and we need approximately 8k more. Our household income is approximately 95K annually and the loans will be paid off with both of our incomes. I hope this answers your question. Thank you.
Could you please give us more information on your monthly income and employment? Also, it will definitely help speed up funding of your loan if you could verify your income with Lending Club. Contact them for instructions on how to do this if you are not sure. Many thanks.	Hello, I have PhD in Sociocultural Anthropology and work for the Umatilla Tribes' Cultural Resources Protection Program as an ethnographer and supervisor of the oral history program, whereby we preserve tribal history and culture. The need will cost between 25 and 30k. I have already been approved for 10K through Health Care One Finance. My husband and I are borrowing 12K from our family and we need approximately 8k more. Our household income is approximately 95K annually and the loans will be paid off with both of our incomes. I hope this answers your question. Thank you.
Best wishes on this venture. I am participating in funding your loan.	Thank you very much.
I noticed that you are asking for 10k, yet you only need 8k. Please explain	We are asking for 10K to cover any hidden costs that may be involved. Thank you.
My wife and I have been through this--I am helping to fund your loan. Will expect pictures once your baby arrives. Daddy_Warbucks	It will all be worth it in the end. Thank you for the support!

Member Payment Dependent Notes Series 465034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465034	$21,000	$21,000	13.92%	1.00%	December 15, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465034. Member loan 465034 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	Sirah Contracting	Debt-to-income ratio:	17.95%
Length of employment:	6 years	Location:	SNELLVILLE, GA

Home town:
Current & past employers:	Sirah Contracting
Education:

This borrower member posted the following loan description, which has not been verified:

583207 added on 12/02/09 > My credit score is over 700 at Transunion and I pay all of my bills on time. I have an $8,000 repair bill for my truck and figured I might as well do some consolidating while I'm borrowing. You can trust me to repay the loan.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,533.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $21,000 Vehicle-Debt Consolidation Loan are: 1- Position @ Sirah Contracting? 2- House and auto payments per month are $? 3- Credit Report reflects $14,500 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	1. I am a fiber optics construction supervisor/foreman with 30+ years of experience with all things cable-related. 2. My base house payment is $663 plus insurance and taxes for a total of $1044. I'm not sure why it shows $14.5 in revolving credit when I come up with $9,000. My wife takes care of all the bills so she may have one that I'm not even aware of (stupid me). We always pay at least twice the amount due each month, over and above the following: all of my work expenses go onto 2 different cards and my expenses average $4,000 to $6,000 each month and these amounts are paid in full when I am reimbursed by my company, which is anywhere from 2 weeks to 2 months later. As a result, I always carry a high balance that is actually company-related and not really personal debt. Thank you for your interest.

Member Payment Dependent Notes Series 465182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465182	$2,000	$2,000	15.65%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465182. Member loan 465182 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	United States Border Patrol	Debt-to-income ratio:	6.61%
Length of employment:	2 years	Location:	Indio, CA

Home town:
Current & past employers:	United States Border Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

583497 added on 12/11/09 > I want to lay sod in my front and back lawn.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	72
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Grass in Indio? You'll be paying $300/mo for water to keep it alive!	It is not that bad. Everyone has grass out here.

Member Payment Dependent Notes Series 465209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465209	$5,000	$5,000	12.87%	1.00%	December 11, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465209. Member loan 465209 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Juneau Youth Services	Debt-to-income ratio:	18.23%
Length of employment:	< 1 year	Location:	Juneau, AK

Home town:
Current & past employers:	Juneau Youth Services
Education:

This borrower member posted the following loan description, which has not been verified:

583529 added on 12/02/09 > Taking care of a surprise debt that was incurred before moving to Alaska!<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,790.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your specific debt amounts and any subsequent interest rates, and monthly payments?	Basic debts. 3 credit cards, 1 car payment, 1 student loan. All are current, paying 20% above minimum payments since graduating from college this summer.

Member Payment Dependent Notes Series 465210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465210	$9,600	$9,600	14.61%	1.00%	December 10, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465210. Member loan 465210 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	n/a	Debt-to-income ratio:	10.45%
Length of employment:	n/a	Location:	FONTANA, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

583530 added on 12/02/09 > I'M LOOKING TO OBTAIN THIS LOAN TO EXPAND MY TRUCKING COMPANY.<br/> 583530 added on 12/03/09 > IF FUNDED , ILL PURCHASE A NEW 53FT. TRAILER WHICH WILL INCREASE MY WORK PREFORMANCE AND MY ON TIME ABILITY, AND IN THE PROCESS INCREASE MY INCOME FOR MY COMPANY.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,193.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer? Length of employment?	I'm self employed, I just started my trucking company just a few months ago, and I'm looking to purchase a 53ft. dry van to increase my income greatly. I drive long haul and I need a new trailer.
I want to invest in you. However, I've already invested in someone that wanted to by a trailer for his trucking company but is now in charged off status. Can you provide us an email for us to get in touch with you in case of lateness or default. Thank you, Pete. Happy Holidays and I wish you well in the new year.	cheezuk@sbcglobal.net
Thank you. You have my imvestment. I wish you well in your expansion and good will to you and your family in the new year, Pete	THNX! PETE, I'M A SINGLE PARENT, AND MY SON HAS JOINED THE NAVY..BEEN IN FOR 2YRS. NOW ..IT'S FUNNY COMING HOME AND HE'S NOT HERE...SO I DECIDED TO HIT THE ROAD AND GET PAID TO SEE THIS COUNTRY!

Member Payment Dependent Notes Series 465234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465234	$10,000	$10,000	12.87%	1.00%	December 10, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465234. Member loan 465234 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Ronnie Thompson Ford Mercury	Debt-to-income ratio:	8.45%
Length of employment:	< 1 year	Location:	Talking Rock, GA

Home town:
Current & past employers:	Ronnie Thompson Ford Mercury
Education:	Georgia College and State University

This borrower member posted the following loan description, which has not been verified:

583628 added on 12/02/09 > I am looking to consolodate and pay down debt. I will also be moving in the near future, and need the additional funds for a smoother transition. I have a high credit score for my age and a strong history of timely payments. I am employeed by a strong company with personal ties, which makes for a very secure working environment. Thank you in advance for your assitance.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,303.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be moving locally or long distance?	Thank you for your question. I will be moving several communities north, closer to my job and family. This will also allow me to downsize a bit as well as save on commuting.Please let me know if you have additional questions.And thanks again!
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Certainly - thanks for the question. I graduated from a large state school in 2007 with a degree in Public Relations and Graphic Design. Having completed three internships with on of the top-10 largest corporate law firms in the country, I was asked to join them full time post graduation. I served as the Marketing Coordinator for the firm for a little over a year, before making the decision to join with a partner and start my own marketing/graphic design consulting group. For a year and a half, we have been very successful with several faithful clients. Unfortunately, due to the economy, our clients have had cutbacks, and one of the first things to be cut are contractors. While we retain several small clients, it became necessary for me to also entertain a second job. My new job is flexible and allows me to continue working with my other clients. I hope this helps - please let me know if you need additional information. And thanks again! Any help is appreciated.
Where are you moving and why? Also, since it says you have less than a year at your current job, why do you seem so unstable on the work side?	Thank you for your question. I am not unstable on my work side. I had an opportunity to venture out on my own over a year and a half ago, took that opportunity to start my own business, but as I mentioned before, graphic design is often not a top priority in a slow economy. I decided to accept another job offer for security. Most of this was mentioned in the last question I answered. Please let me know if you need additional information after reviewing my other answers.
Your revolving credit balance is $1,303 but you are asking for $10,000. What will you use the balance for? If it is other debt that for some reason does not show on your report, what are the amounts, rates and payments? Could you please provide a quick budget showing your monthly expenses.	In order to start my own business, I borrowed money from a gracious friend, and have slowly been paying her back. She has had financial difficulties lately, and I would personally like to reimburse her for the remaining debt (roughly $8,000). Because I'm single, my monthly expenses are relatively sparse. Rent, utilities, cell phone, insurance and commuting expenses total roughly $1100. Groceries/restaurants total roughly $150/month. $300-500 is spent reimbursing my friend and paying down that credit card. I'm not much of a shopper and I live rather simply. Any extra income I receive from my freelance graphic design work goes into a savings account (roughly $200-400 a month). I hope you found this helpful.

Member Payment Dependent Notes Series 465293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465293	$12,000	$12,000	14.26%	1.00%	December 9, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465293. Member loan 465293 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	CVS/Pharmacy	Debt-to-income ratio:	10.85%
Length of employment:	5 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	CVS/Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

583722 added on 12/02/09 > This money will be used to pay down credit card bills and medical bills. I have been working for the same company for over 5 yrs. I have always pay bills on time and never defaulted. This loan will especially help due to a recent illness in the family<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,106.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $12,000 loan are: 1- Position @ CVS/Caremark Pharmacy? 2- House and auto payments per month are $? 3- Credit Report reflects $9,100 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	I am a shift supervisor. I supervise about 25+ ppl. Houseing and auto payment is about $500.00 per month. The total revolving balance is due to auto expenses and medical bills. I pay about $350.00 on credit card payments which is a little bit over the min payment due.
1. What is your current position with CVS and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	I am a shift supervisor. I supervise about 25+ ppl. Helping customers find products they are in search of. Putting away inventory in the store. Overall customer service. Scheduling and processing payroll. I have been with CVS for 5 years. My previous employer was a Montclair Child Development Center. I worked there for about 4 months. It was only a summer job coming home from college. State income is only me. Houseing and auto payment is about $500.00 per month. The total revolving balance is due to auto expenses and medical bills. I pay about $350.00 on credit card payments which is a little bit over the min payment due. This loan will help get rid of the credit card debt and medical bills. I know I can pay this back b/c with I wouldnt have to keep making small payment to credit cards with I can pay a larger sum to one place. Hopefully after I take my teacher certification test in January I will be on the market for a new career.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: + nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) + steps you've taken to get spending in line with income + please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) + if you are refinancing credit cards, please include all balances / rates that this loan will cover + nature of your employment - roles and responsibilities + is the income listed your's alone? if not please explain + contingency plan for repayment if you lose your job	I am a shift supervisor. I supervise about 25+ ppl. Helping customers find products they are in search of. Putting away inventory in the store. Overall customer service. Scheduling and processing payroll. I have been with CVS for 5 years. My previous employer was a Montclair Child Development Center. I worked there for about 4 months. It was only a summer job coming home from college. State income is only me. Houseing and auto payment is about $500.00 per month. The total revolving balance is due to auto expenses and medical bills. I pay about $350.00 on credit card payments which is a little bit over the min payment due. This loan will help get rid of the credit card debt and medical bills. I know I can pay this back b/c with I wouldnt have to keep making small payment to credit cards with I can pay a larger sum to one place. Hopefully after I take my teacher certification test in January I will be on the market for a new career.
Do you read the questions? Good luck.	yes
this loan payment of $411.67 / month is more than the $350 you are paying on your credit cards now, are you sure that you can handle it?	I am positive that I can handle it. I only pay that much to make sure I am saving something for emergency.

Member Payment Dependent Notes Series 465305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465305	$20,000	$20,000	12.18%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465305. Member loan 465305 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,800 / month
Current employer:	pearl harbor naval shipyard	Debt-to-income ratio:	9.79%
Length of employment:	< 1 year	Location:	honolulu, HI

Home town:
Current & past employers:	pearl harbor naval shipyard
Education:	University of Hawaii at Manoa, Leeward Community College

This borrower member posted the following loan description, which has not been verified:

583734 added on 12/03/09 > thank you for contributing to a cause that will deifinitely put me on the right track.<br/> 583734 added on 12/04/09 > I will use the funds to pay off credit cards with interest rates that are 25%. Both cards are maxed out at $11,000 and $9,000 respectively. <br/>I have been permanently employed for the past 30 years working for the federal government, the last six years as a supervisor.<br/>I will accept a promotion this January, which will mean more income.<br/>I have excellent credit ratings and pay all my bills ahead of time.<br/>I fell into some hards times within the last 2 years prompting me to use my credit cards.<br/>I no longer want to pay high interest rates on these cards, as it will take me a life-time to get rid of.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,611.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why do you have so much credit card debt? ps bravo for keeping your credit in such good shape, it can be really tough. can you describe list your balances, interest rates, monthly payments and other monthly payments? can you work with lending club to get your employment verified (right now the site says your employment is "not verified") what is the nature of your work? i see it is a shipyard and you have been there less than 1 year, is it a permanent job or just till a particular job is complete? what was your job before working at the shipyard? thanks -- this info will help your loan get funded.	I work at pearl harbor naval shipyard and made my 30th year this past October 1st. I am a permanent employee and a supervisor for the Structural Group and currently applying for a GS 12 position that looks promising. I came into some hard times within the past 2 years that prompted immediate medical attention. I was advised to travel out of state to Stanford Medical Hospital for a cardiac condition. Therein lies my debt. I exhausted two of my credit cards to the limit, for my entire family to travel with me during my ordeal and eventual recovery until I could travel back home. It's been catch up since then and I no longer want to pay 25 - 28 % interest on the return.
Have you changed anything in your spending habits/budgeting so that you won't continue to run up credit card debt? Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Hopefully one of the questions that I recently replied to will answer your questions. thank you.
On-screen loan application Length of Employment (LoE) reflects <1 year (less than 1 year) at current employer. Narrative reflects correct number of years at current employer. Incorrect number of years displayed problem occurs when borrower tries to input numeric two-digit figures into LoE drop-down menu box. You CANNOT yourself correct the incorrectly displayed number of years problem. Call Lending Club Member Support (866) 754-4094 Pacific Time M-F 8A-5P. Ask them to correct for you LoE display problem. After LoE problem is corrected your loan's funding pace will quicken and loan 100 percent funds faster. RetiredUSMCInvestor sends.	Thank you for your help.

Member Payment Dependent Notes Series 465353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465353	$25,000	$25,000	15.31%	1.00%	December 15, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465353. Member loan 465353 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Defense Supply Center Columbus	Debt-to-income ratio:	0.81%
Length of employment:	10 + years	Location:	Reynoldsburg , OH

Home town:
Current & past employers:	Defense Supply Center Columbus
Education:

This borrower member posted the following loan description, which has not been verified:

583818 added on 12/02/09 > We are purchasing an existing Pizza Franchise for $80,000, we have all the money we need for the purchase of the business + operating capital, except for a down payment. <br/><br/>We are taking ownership of the pizza business at the beginning of the new year. The business is just over 2 years old.<br/><br/>The business is currently doing over 200,000 a year in sales. And is in profit. We will be taking an owner draw of $15,000 a year to start w/ to pay our son who will be the primary manager of the pizza business. This will be less than the $30,000 that the current owner is currently paying their manager, and will help build up cashflow quicker.<br/><br/>The monthly franchise fee is only $300, and we have researched the company very thoroughly.<br/><br/>If you have any questions please feel free to ask.<br/> 583818 added on 12/03/09 > UPDATE(10/3/09 7am EST):<br/>Also note that: This business is a family venture and will be ran by my wife, my son, his wife, and myself. I am not looking to replace my current income and plan to remain at my job full-time until I retire, I'm very lucky to have the job I do, and to have job security in these troubling economic times. So, regardless of the success of the business, I will still have the means to pay for the loan from my main source of income. <br/><br/>I have no car payments, no cell phone plans, no monthly contracts other than cable tv, internet, and other standard utilities, and our mortgage payment. I don't believe in owning a cellphone just to own one, or because everyone else is doing it, we do have prepaid phones for emergency use, I only mention this to cite the fact that we try to be very frugal in our spending. We also pay off our credit cards monthly, and do not carry large balances.<br/><br/>Let me know if I can clarify any of this, or if you have further questions.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,656.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks for the information, we have contacted them and are working on this.
My questions about your $25,000 Business Loan are: 1- Position @ Defense Supply Center, Columbus, OH is? 2- House and auto payments per month are $? 3- Credit Report reflects $3,600 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) 4- Does anyone in your family have either current or prior restaurant work or management experience? Advance thanks for answers to ALL questions. 12.03.2009	1. My position is an Engineer and Auditor at Defense Supply Center in Columbus, OH. 2. House payment: $1160, Car Payment: $0 all cars are paid for in full. 3. We generally pay $1800-2200 a month on credit, and keep a $0 balance. We do sometimes carry a balance when things come up like Christmas and what not, but we pay it off within a month or two on average. $1500 of our current revolving balance includes school for our youngest which we are paying only $300 a month on right now on a 0% interest card. 100% of our living expenses goes on credit, then we pay it off at the end of each month. 4. Yes we do have restaurant experience. My wife managed a restaurant before we were married for awhile, my oldest son has managed a pizzeria for 1 year, and worked as a delivery driver for 5, and his wife was a catering manager for Sodexho Marriot for 2 years, and a waitress for 4-5 years. My son and his wife will be the primary on-site managers. Let me know if you have anymore questions.
Member, Why is the present owner of the business selling? Thank you.	The current owner started the franchise in October 2007. He started it in that location because he acquired an already existing pizza business fairly affordable and converted it to the Franchise. His family primarily runs the business together, and the majority of his family live about 45 minutes to an hour from the store. Last year the owner of the Fox's Pizza Den franchise near them, retired and sold them the establishment. Now they own 2 Fox's Pizza Den stores, but they are wanting to sell the one furthest away, and use the money from the sale to grow/expand the one that they acquired last year. They only desire to own one store total. Let me know if you have any other questions, thanks!
To clarify, will you be retaining your current position?	Yes I will be keeping my current position at DSCC. My wife, son, and daughter in-law will be managing the store with me helping out on weekends.
Member, Please explain what you mean by having all the money to buy a $80,000 pizza business except for a down payment. Shouldn%u2019t all the money include a down payment? Thank you.	What we mean is we are paying the owner $55,000 next month, when we receive a large inheritance check. We have negotiated with the owner that we will give him a down payment of $25,000 now, $55,000 next month. We are taking over the business at the first of next year, but beginning our training w/ the current owner/managers on December 13th. The business will remain open the whole time during our seamless transition, and we will be taking full control on January 1st.
Hello. I have a couple of questions. 1. Do you plan to repay this loan over the full 36-month term, or immediately from the proceeds of the inheritance you expect? 2. What is your basis for believing you will receive the inheritance funds next month? Probate can take a considerable amount of time - 2 years or longer is not uncommon. How far along is the estate's executor in liquidating the estate's assets and making distributions to beneficiaries? Thank you.	1. We plan on repaying the loan over the 36months, with a possible balloon payment at the end of the year if we do well. IE we may pay an extra $5,000 at the end of the year to get it paid off earlier. 2. The inheritance process has been on-going about a year and a half, their were a lot of assets to liquidate. We have been assured by the bank that we will be receiving a balloon payment of $50,000 and some stocks and bonds which we currently are not sure of the value of. This payment will be in our account at the beginning of January. This is only the first payment of the inheritance, as they are still liquidating assets, and we expect there to be more. Hope this answers your question, please let me know if I need to clarify anything. Best Wishes.
NO questions are being asked in this email; purpose of this email is to tell you that I am investing to help fund your $25,000 Pizza Store Small Biz loan. FYI- Many small investors combine together to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service (YOU), corrections, health care, law enforcement, military, very stable income ensures loan fully repaid in timely manner. Borrower loan is listed until fully funded or maximum 14 listing days which ever occurs first. Funding pace quickens AFTER LC Home Office (Sunnyvale, CA) verifies borrower reported job-monthly $ income. During funding process Employment-Income Verification Team contacts borrower and specifies required documents needed (Civil Service Leave and Earnings Statement, or IRS 2008 Form W-2-1040 Tax Return). Borrower needs to be patient; smaller $ amount loans 100 percent fund fastest- typically within 10 listing days. $20,000-$25,000 loans 100 percent fund slowest- typically within 10-14 days listing days. $25,000 loans final 20-25 percent often funds within last 2 days loan is listed for lender consideration. This loan was previosuly listed but canceled and removed during funding process. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends 12.07.2009 @ 9:45 AM ET.	Thanks for the show of support, we really appreciate it. We are excited to get started with the business. We will begin to make profit from the business on Sunday December 13th, 2009. We are signing the final paperwork on Friday.
Welcome back. On your prior listing I had pledged $1200 toward your loan and will do so again. There is nothing like owning your own business. Best of luck to you. I still wish you could deliver to Seattle! Think about it.	Lol - Maybe just for you (re: delivery to Seattle) - and thanks for the pledge!
The more I looked into Fox's the more I liked it, especially the flat royalty fee instead of a percentage of gross. Wouldn't you know it, there are only 3 Fox's in all of California and one is right here in my little town. Gettin' a Big Daddy Friday night! Best of luck in your venture...	Thanks - I'm sure you'll love the pizza, we did - or we wouldn't be purchasing the franchise(I'm a bit of a Pizza connoisseur).
Picking up the last $2500 on your loan. I like your enthusiasm and hope you and your family do well. camp906 at gmail	Thank you very much, we are very excited to get started, and appreciate the support. Best of Luck and a Happy Holiday Season to you!

Member Payment Dependent Notes Series 465367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465367	$5,000	$5,000	8.94%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465367. Member loan 465367 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,725 / month
Current employer:	Public Health Institute	Debt-to-income ratio:	15.02%
Length of employment:	2 years	Location:	Roseville, CA

Home town:
Current & past employers:	Public Health Institute
Education:

This borrower member posted the following loan description, which has not been verified:

583834 added on 12/04/09 > My BofA card popped to 14% and I would like to get a lower interest loan in order to pay it off.<br/> 583834 added on 12/04/09 > My BofA card popped to 14% and I would like to get a lower interest loan in order to pay it off.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$83,356.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance $83,356.00? Thank you	We have 13K on our Wells Fargo Card, 5K on the BofA Card, and 60K on our second mortgage.

Member Payment Dependent Notes Series 465374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465374	$17,925	$17,925	14.26%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465374. Member loan 465374 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	WhiteWave Foods	Debt-to-income ratio:	16.57%
Length of employment:	4 years	Location:	WINDSOR, CO

Home town:
Current & past employers:	WhiteWave Foods
Education:

This borrower member posted the following loan description, which has not been verified:

583847 added on 12/08/09 > This loan is to be used to pay off my high interest rate credit card as well as my auto loan. I am consolidating with the goal of paying off my debt faster to increase my savings and start a family.<br/> 583847 added on 12/08/09 > I have never defaulted or even been late on a payment, and I can guarantee I will not be on this either. After paying all bills (down to the detail of gas and groceries) have more than enough money per month to pay this loan. You will not find a more secure investment.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,887.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465434	$16,000	$16,000	14.96%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465434. Member loan 465434 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,833 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	9.87%
Length of employment:	3 years	Location:	CHANTILLY, VA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

583959 added on 12/07/09 > Will consolidate two credit cards and one line of credit.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,896.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~ 35K revolving credit balance consist of?	My income only. However due to a mark on my credit from 1998 it is difficult for me to get consolidation loans.
Re: $16,000 Debt Consolidation loan questions are: 1- Position @ Northrop Grumman? 2- $8,833 monthly reported gross income is- 1 or 2 persons? 3- House and vehicle payments per month are $? 4- Credit Report reflects $34,896 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ 5:40 AM ET 12.08.2009.	1-systems engineer 2-my income only 3-my house note is 1540 per month no car payments 4-i did not inclue USAA credit card account because joint account. total paid all credit cards and 900 per month
This loan will only cover about half of your revolving credit debt. Please list all of your revolving credit debt and its interest rate.	The only other item I have than this is a USAA credit card account at 9%. The ammount is $24,000 which I making installment payments of $600 per month. The loan ammount I am requesting and the USAA card is all I have left to knock out.

Member Payment Dependent Notes Series 465466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465466	$7,200	$7,200	13.22%	1.00%	December 10, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465466. Member loan 465466 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	MORRISON & FOERSTER	Debt-to-income ratio:	14.42%
Length of employment:	5 years	Location:	DALY CITY, CA

Home town:
Current & past employers:	MORRISON & FOERSTER
Education:

This borrower member posted the following loan description, which has not been verified:

584036 added on 12/02/09 > I will use the funds from this loan to pay off higher interest debt. Ultimately, I want my monthly payments go more towards the balance and less towards interest so that I can be debt free within 3 to 5 years. <br/><br/>I can easily manage the monthly payments; it???s what I already pay to my credit cards. I am a good borrower because I want to borrow only what I know I can easily handle and repay.<br/><br/>I am a litigation legal secretary. <br/><br/>I would be happy to disclose my monthly budget if asked for specifics...not sure if people want to know up front how much I spend on food, gas and laundry.<br/><br/>Thank you for your consideration of funding my loan.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,079.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your credit card use is fairly high at 75%. Have you taken any steps to reduce spending? Regards; Art	Thanks for your question. The 75% includes balances on my credit cards from major expenses a few years ago (I moved, furnished my home, got married). One of my ???revolving??? accounts is actually for a major furniture purchase that was store financed for a 36 month term with zero percent interest. In my mind it's more like a loan rather than a revolving line of credit. Yes. I have taken steps to reduce my spending. In the past, I didn???t really have a system for looking at where all my money goes. Then I realized I needed to get a better handle on things. Now I have a system that works for me. I keep all my income and expenses in a spreadsheet, schedule payments for all my bills in advance online through my credit union, and maintain a budget for variable expenses that I stick to religiously. I use separate saving accounts to plan for future expenses. I want to seriously reduce my debt and start saving for a house. On a side note - I stay disciplined, on track, and inspired by following some really good personal finance bloggers.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: + nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indescretion, etc.) + steps you've taken to get spending in line with income + please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) by broad category not individual vendors :) + if you are refinancing credit cards, please include all balances / rates that this loan will cover + nature of your employment - roles and responsibilities + is the income listed your's alone? if not please explain + contingency plan for repayment if you lose your job	This is a short version, I think if my answer is too long it won't submit. 1) debt accrued is from major expenses a few years ago: I moved, furnished my home, and got married. 2) Please see my answer to first question above. 3) Some of my monthly commitments I share with my husband (my half of rent is $700, my half of utilities is $135, and my half of the car payment and insurance is $300). I pay $96 a month to a student loan. I have no business or medical expenses. As a minimum monthly commitment, I pay at least $600 a month towards credit cards. My variable expenses (food, laundry, gas and household miscellaneous) are kept to a strict budget of $850 total, so my half would be $425. 4) Banana Republic, $600 at 21% / HSBC, $900 at 19% / American Express, $6200 at 15.25% 5) As an assistant to a litigation attorney, I do all administrative functions as well as research and special projects. 6) The income listed is mine alone. 7) I honestly don???t foresee unemployment in my future, my job is stable and secure. If I face unemployment I suppose I can cash out my 401k since I am still young enough to rebuild it. I would revert to paying only the minimum on my credit cards. I am also lucky that I rent from family and if I were faced with hardships they would be lenient with my rent. I hope I have answered your questions. I tried not to ramble and to be as direct as possible.

Member Payment Dependent Notes Series 465537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465537	$12,250	$12,250	8.94%	1.00%	December 9, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465537. Member loan 465537 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	McKesson Medical Surgical	Debt-to-income ratio:	12.60%
Length of employment:	6 years	Location:	LIVONIA, MI

Home town:
Current & past employers:	McKesson Medical Surgical
Education:

This borrower member posted the following loan description, which has not been verified:

584194 added on 12/03/09 > I would greatly appreciate your help in getting out of debt, so I can focus on my financial health.<br/> 584194 added on 12/03/09 > Trying to survive.<br/> 584194 added on 12/03/09 > Will be using loan to pay off credit card debt.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,954.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what else have you done to get control of your debt and/or finances? Thank you in advance.	I have cut back my living expenses where I can and put myself on a very strict budget. I have implemented a cash only policy for our household (myself and two kids). Thank you for your consideration
An edited version of your loan application is viewed by hundreds of potential lenders > By providing additional information it frequently speeds the loan process as others gain in understanding your particular needs. Can you provide us more information about yourself...for example: Your position at McKesson Medical Surgical? Current monthly financial obligations; rent, car loan, etc Which charge cards and current interest rates will you tackle first? Do you plan to close off any of the active credit lines that are still open in your name? Do you have a fully funded emergency fund? Do you have health insurance?	I am a Customer Service Rep. My monthly obligations are my mortgage (867 not including taxes and insurance) living expenses such as utilities, etc. I do not have a car payment. I currently pay between $500 and $600 monthly on the credit cards. There are two charge cards that will be paid off in full, both currently at 12+%, both of which will be closed as soon as they are paid. I do have a partially funded emergency fund that is added to monthly. Yes, I have health insurance

Member Payment Dependent Notes Series 465586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465586	$9,600	$9,600	13.22%	1.00%	December 14, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465586. Member loan 465586 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.44%
Length of employment:	n/a	Location:	JAMESTOWN, RI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	35	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,533.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Please explain the last 4 delinquencies? Thank you in advance for your answers.	Income will be generated from my business that I am starting. My wife has significant income as well. The delinquency was a result from a change in payment amount that I had on automatic bill pay.
And the other 3 delinquencies? What is the business that you hope will generate income? What is the source of your current $8,333 / month income? Thank you in advance for your answers.	My car insurance was being automatically debited from my wifes credit card which was moved from bofa to Barclays and didn't catch the lapse right away. The other lapse was my mortgage which jumped 200% due to an error in the escrow calculation. I only made a partial payment until it was sorted out. My current income is my wifes income plus my estimated income for next year. I also have income in 2009 from a position which I no longer hold.
Do you suppose the people you want to fund your loan deserve a bit more information?	I am looking for working capital to purchase power/electricity for customers. I buy the power at the beginning of the month and get paid for it at the end of the month. About me: I have an MBA for a top school and experience in investment banking and the energy industry.
So your 8,333 "current" monthly income includes $ that you are not yet receiving? What is your current monthly income before adding any anticipated future income? Thank you in advance for your answers.	My wifes monthly income is 10,000 and I have 1,600 additional income.
Thank you for your answer. So your personal current monthly income is 1600 ? What is the source of that income?	Unemployment benefits is the 1600

Member Payment Dependent Notes Series 465596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465596	$20,000	$20,000	21.21%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465596. Member loan 465596 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,400 / month
Current employer:	n/a	Debt-to-income ratio:	5.72%
Length of employment:	n/a	Location:	Portland, OR

Home town:	Hobart
Current & past employers:	JVNW
Education:	Indiana University

This borrower member posted the following loan description, which has not been verified:

584314 added on 12/03/09 > I own Metalcraft Fabrication and we specialize in high architectural fabrication and stainless steel tank fabrication for small breweries. This year has been slow for architectural prompting us to start building beer tanks. In our first year as tank builders (2009) we have built tanks for 6 of the 32 breweries in Portland. Breweries are growing and so is our business. Our gross revenue is close to being triple that of last year. The $20k borrowed would help with cash flow issues we are experiencing toward the end of large projects.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$500.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $20,000 Business Loan: 1- Position @ Metalcraft Fabrication ? 2- House and auto payments per month are $? 3-"Business" Loan- This "Bridge Loan" will finance AP, AR, PR, inventory, prepaid business expenses. Do you intend to payoff loan early? Or let loan continue for full 36 months? Advance thanks for answers to ALL questions. 12.04.2009	Position: Owner/Operator Mortgage:$1850.00 Auto:$200.00 I do intend to pay this loan off early.
What other measures have you taken and/or considered to manage the finances to improve your cash flow situation?	Our bookeeper is playing a greater role in all financial matters AP, AR, etc. We have replaced one inefficent employee with 2 highly efficent and more experienced craftsmen to handle increased volume. Our current situation is a result of falling behind and work accumulating. We are now on schedule . Part of this loan will be used to start an online marketing campaign for an entry level brewing system we are a week away from completing. This system has been sold, but the demand for such a product is high. The ads will be posted on a national, beer brewing specific website.
How long have you been in business?	3 years
Me again- Investor 505570. Constructing beer tanks is business that I can drink too! I am investing in your $20,000 loan. FYI- Many small investors combine together to fund Lending Club P2P borrower loans. Loan now 25 percent funded. Funding pace quickens after LC Home Office (Sunnyvale, CA) verifies borrower business-job-reported $ income. Business, employment, income Verification Team contacts borrower and specifies required document(s) (Pay Stub, IRS W-2-1099-1040 Tax Return) before fully-funded loans are issued. Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $20,000-$25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ value loans final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends.	Thank you for the information. I dont see a question so if I am missing something let me know. I will have allLC & IRS docs completed and returned Monday. Cheers!
How are your customers, now and future, affected by the prolonged recession? Have you been experiencing unusually high customer bankruptcies/defaults? Or just slow bill paying?	Most of my customers are expanding. As they expand they buy larger vessels and we're there to build them. Alcohol sales are seemingly insulated from this recession. There are a handful of new brewpubs opening here in Portland in the next few months. We are building a brewing system for one of them. I have not had any of the problems you mentioned in the 3 years we have been in business.

Member Payment Dependent Notes Series 465656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465656	$24,000	$24,000	16.00%	1.00%	December 14, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465656. Member loan 465656 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	JAVS	Debt-to-income ratio:	7.01%
Length of employment:	< 1 year	Location:	Orlando, FL

Home town:
Current & past employers:	JAVS
Education:

This borrower member posted the following loan description, which has not been verified:

584421 added on 12/03/09 > Quozzy.com Inc. is changing the way consumers purchase all goods and services and the way companies, contractors and providers do business. Quozzy.com Inc. was incorporated in the state of Florida on February 1st, 2009. The address that is used for all business correspondences is, 6996 Piazza Grande Ave. Suite 309, Orlando, FL 32835. <br/>Quozzy.com Inc. has designed an on-line, one stop market place to connect Buyers and Sellers. That market place is www.quozzy.com. Buyers get competing bids and quotes for any product or service through a fast and easy transaction at www.quozzy.com. Quozzy.com, Inc, calls this process a ???Request??? which is similar to the ???Request for Proposal??? (RFP) process used by all branches of the government and big companies when purchasing products and services. <br/><br/>This financing is required to open bigger office with an inside sales team and customer support team.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	20
Revolving Credit Balance:	$17,161.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this a relisted loan request?	Yes it is. Our company is working with a loan consulting company and they originally filled out the loan request for us. We found out yesterday that we needed to fill out the loan request ourselves. Thanks.
Thank you for your prompt reply. What is your position at JAVS?	I am the West Coast Sales Manager and I have been with them for over 10 years. Thanks
Please account for the credit delinquency 20 months ago. I'm slightly confused, is this quozzy website venture separate from your position at JAVS? If so, will you continue to work at JAVS? Is your listed income from one or both positions?	Thank you for the questions. Yes, this is a completely separate venture from my other employment. I will continue to work there and the income listed is just from my position with them. I am a total workaholic. Three partners and I started this over a year ago. The delinquency is from a house I still own in Vegas. I have a management company that is looking after it from me and they failed to notify me when the tenants were late on the payment. The house is going to be bought by March by the people that are in it now. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 465669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465669	$14,500	$14,500	12.53%	1.00%	December 14, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465669. Member loan 465669 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Willow Valley Retirement Communities	Debt-to-income ratio:	15.13%
Length of employment:	10 + years	Location:	Lancaster, PA

Home town:
Current & past employers:	Willow Valley Retirement Communities
Education:

This borrower member posted the following loan description, which has not been verified:

584439 added on 12/04/09 > I plan on using the loan to simplify all my bills to make budgeting for school much easier. Other than the bills I have to consolidate, I have few other expenditures. I don't have rent to pay and I've been at my current employer for over 15 years. <br/><br/>I take home about 1600.00 a month<br/><br/>Cell phone- 100.00<br/>Car Insurance- 60.00<br/>Gas and other basics 200.00<br/>Car is paid off and don't pay rent.<br/><br/>So that leaves me with about 1200 per month between the loan and saving for school.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,423.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Willow Valley? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	There is only so much that can be answered due to the nature of this site. Some of the things that would adequately answer all your questions would require me getting into too many personal details. As far as my job is concerned I am not in a position to get fired unless I do something to make that happen myself. I have already listed my income and my bills. I'm living at home with parents until I finish my schooling. I have 3 credit cards with a total balance of about $15,000. I just want to get them out of the way and get out of the habit of relying on them. I figure that by the time I'm done with school, the loan will be paid off and I will be debt free.

Member Payment Dependent Notes Series 465683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465683	$12,600	$12,600	11.83%	1.00%	December 14, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465683. Member loan 465683 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,938 / month
Current employer:	SOUTH STREET SEAPORTM MUSEUM	Debt-to-income ratio:	20.14%
Length of employment:	5 years	Location:	SAINT ALBANS, NY

Home town:
Current & past employers:	SOUTH STREET SEAPORTM MUSEUM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,682.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at South Street? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Please do not take this answer the wrong way...but my main reason for obtaining this loan is for debt consolidation. I recently had to charge a vet bill on a credit card b/c I did not want to dip into my savings. I figured that I would take out a personal loan for consolidation and eliminate (or at least lessen) the amount of interest that I would have to repay on my outstanding credit cards. My credit history is very good (actually, excellent) b/c I always pay my debt on time. I try very hard to make sure that all of my bills are covered. And in any event, my priority will always be to make sure that I have enough funds to cover my monthly expenses, no matter how hard I would have to work to repay them.
You are much more likely to have your loan funded completely and quickly if you answer Lenders' specific questions.	My apologies...I don't mean to be rude but I feel that I did answer the funders question appropriately. I feel that the questions that were asked of me were a bit personal and I did not want to put such specific information about myself and my finances online. I'm sorry but there must be a limit. Thanks very much for your consideration.
Sorry, I will not be funding your loan... Reason: You did not answer the questions presented by a fellow lender. Lesson: You need to present yourself as if you were making a sales pitch. It is our (lenders) real money that is funding a LC loan - therefore, when we ask a question it's as good as a bank asking you. Bottom line - You dodge the questions, it's likely you will NOT get funded.	Very sorry you feel that way...I personally don't believe that I dodge the question. This is a unique experience for me. While I am very interested in going this route for taking out a loan, I will not post personal information about myself online. Thanks very much for your consideration.
I understand your reluctancy to provide personal information that is not pertinent to obtaining your loan. We do not know who you are, and do not want you to tell us who you are. The questions we ask are to provide us with enough confidence in you (a virtual stranger to us) to spend our money funding your loan. Perhaps you could word the answers to the questions in a manner that would maintain your anonymity while still convincing us that we should fund your loan? Thank you in advance.	Understandable...but my credit history is posted, I still do not understand the type of information needed other than what is there...I can give you completely false information for those questions asked of me so I fail to see how that could possibly tell you about myself. Shouldn't my credit history speak for itself...a much more reliable source within a the virtual world (an independent source)?
Typos and the inability to answer simple impersonal questions...do you want your loan to be funded? This is not a game.	Sorry...but I do not play games. Thanks very much for your consideration.
Are you obligated to pay alimony, child support, or seperate maintenance? Also, are you a party to any lawsuits?	Thanks very much for your question...I am not obligated nor am I party to any agreements or settlements that involve alimony or child support. I am also not involved in any lawsuits.

Member Payment Dependent Notes Series 465694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465694	$15,000	$15,000	13.57%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465694. Member loan 465694 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Boss Business Services	Debt-to-income ratio:	17.22%
Length of employment:	< 1 year	Location:	Las Vegas, NV

Home town:
Current & past employers:	Boss Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

584496 added on 12/03/09 > This loan is to refinance the credit cards which the rates were raised by the banks/and or limits lowered due to the economy. In addition to reported income, I also receive monthly bonuses in the range from $250 to $3000.<br/> 584496 added on 12/03/09 > I am an attorney and I just started a much better paying position. Previously I work for the courts and successfully completed an extensive background check. By the standards set by our profession, our livelihood could be in jeopardy if we failed to uphold our financial obligations. You can count on your loan being paid back and very likely in a shorter term than 3 years.<br/> 584496 added on 12/08/09 > I have submitted my paystubs for the lending club credit review team.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,030.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, my questions about your $15,000 loan are: 1- House and auto payments per month are $? 2- Application reflects <1 year (less than 1 year) current employer. Provide four years work (or school) history prior employers. 3- Credit Report reflects $13,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.04.2009	Thank you for your question. 1. house payment: 1077, auto payment 227 per month. 2. Previous employment was serving as a law clerk for one of the district court judge in Nevada. I attended University of the Pacific, McGeorge School of Law prior to that. During the school years and breaks, I also worked for a prominent California bay area insurance defense law firm, California Department of Corrections, and a law firm in Tokyo, Japan. 3. I currently make about $850 per month in cc payment in an effort to pay down my balance. Minimum payments due is just recently raised to about $650. Hope this answers all your questions.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for the question. I have emailed to inquire about the process for verifying my income and will do so once instructed. The nature of the debts I will be refinancing covers mostly tuition payments (not student loan, but cc payments), youthful indiscretion unfortunately, and some medical expenses from an emergency room visit before my health insurance kicked in with my previous employment. My revolving balance will be covered entirely by the loan amount. Other than credit card payments, my monthly commitments include rent 1077, auto payment 227, auto insurance 45, renter's insurance 25, all utilities 120, TV, Cable, Internet & phone, 120 & that's it. My cell phone and gym membership dues are covered by my employer. I have cut my expenses low in order to make a big payment every month to pay off the credit card balance, but due to high interest rate, it is taking a long time. All of my revolving balances are from credit cards and the rates range from between 19.99% to 26.99%. No default on any of them and always paid on time. However, the rates were nevertheless increased recently by the banks and a few were added annual fees. I plan on closing those credit lines once this loan is obtained and the cards paid off. The income listed is mine alone. I am an business/asset protection/loan modification attorney. If I lose my job, the repayment will be covered by my wife's income and my retirement account and I will start a solo practice. Hope this answers your questions.
What does your wife do and what is your combined income? Thank you for your response.	Thank you for your question. She is a full time receptionist at an office and a part time singer. Our combined income excluding my bonuses is roughly 85k.

Member Payment Dependent Notes Series 465770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465770	$20,000	$20,000	14.61%	1.00%	December 14, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465770. Member loan 465770 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	MERCY HOME CARE	Debt-to-income ratio:	9.91%
Length of employment:	2 years	Location:	RUNNEMEDE, NJ

Home town:
Current & past employers:	MERCY HOME CARE
Education:

This borrower member posted the following loan description, which has not been verified:

584615 added on 12/03/09 > I AM A HOME CARE PHYSICAL THERAPIST WITH MERCY HOME CARE AND BAYADA HOME CARE(2000).COMBINED ANNUAL INCOME IS 140000.I WANT TO FINISH MY BASEMENT TO INCLUDE A 2ND BATHROOM AND 4TH BEDROOM.<br/> 584615 added on 12/05/09 > I WANT TO INCREASE THE VALUE OF MY HOME.I HAVE A HANDICAP CHILD AND A SECOND BATH ON THE LOWER LEVEL WOULD IMPROVE OUR LIVES.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	24
Revolving Credit Balance:	$239.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $20,000 HIP loan are: 1- $7,500 per month reported income- is 1 or 2 person? 2- House and auto payments per month are $? Advance thanks for answers to ALL questions. 12.04.2009	2080 FOR MORTGAGE AND 600 FOR 2 CARS.
NO questions are being asked; purpose of email is to tell you that I am investing to help fund your $20,000 HIP loan. FYI- Many small investors combine together to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, health care (you), law enforcement, military, very stable income ensures loan fully repaid in timely manner. Borrower loan is listed until fully funded or maximum 14 listing days whcih ever occurs first. Funding pace quickens AFTER LC Home Office (Sunnyvale, CA) verifies borrower reported job-monthly $ income. During funding process Employment-Income Verification Team contacts borrower and specifies required documents (Pay Stub, or IRS 2008 W-2-1040 Tax Return). Borrower needs to be patient; smaller $ amount loans 100 percent fund fastest- typically within 10 listing days. $20,000-$25,000 loans 100 percent fund slowest- typically within 10-14 days listing days. Largest $ value loans final 20-25 percent often fund within last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends 12.07.2009 @ 9:40 AM ET.	THANK YOU FOR CONTRIBUTING TO THE FUND.

Member Payment Dependent Notes Series 465776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465776	$12,000	$12,000	12.18%	1.00%	December 15, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465776. Member loan 465776 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	KFMB-TV	Debt-to-income ratio:	17.86%
Length of employment:	2 years	Location:	Encinitas, CA

Home town:
Current & past employers:	KFMB-TV
Education:

This borrower member posted the following loan description, which has not been verified:

584626 added on 12/03/09 > Hello,<br/>I will be using this money to consolidate my credit card debt. I am reliable, responsible person and always pay my bills on time. I am an Emmy Award winning Television Reporter and consider my job very stable. My monthly budget is about $3,200/month and I committed to trying to pay this loan off early. Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	27
Revolving Credit Balance:	$17,035.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the balance, rate and monthly payment on the cards you plan to pay off?	Hello, I have 2 cards. One has a balance of $7,200 with a rate of 16%. The other has a balance of $5,000 with a rate of 9%. I am paying $300/mo on the higher balanced card, but they are raising my rate as of the first of the year to 29%. I am currently paying $200 a month on my other card. Please let me know if you have any further questions. Thank you for your consideration.

Member Payment Dependent Notes Series 465785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465785	$7,750	$7,750	11.83%	1.00%	December 10, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465785. Member loan 465785 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,750 / month
Current employer:	Jessie Tax Service	Debt-to-income ratio:	17.43%
Length of employment:	1 year	Location:	SAN JOSE, CA

Home town:
Current & past employers:	Jessie Tax Service
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

584639 added on 12/07/09 > The purpose of this loan is to pay off one of my credit card debt with the highest APR percentage, in hopes it will help me alleviate some of the debt and get me back on track.<br/> <br/>Here is a breakdown on my monthly expenses<br/>1750 per month<br/>-200 gas<br/>-500 credit card bills (pay minimum payment) <br/>-256.79 (payment for this loan)<br/>793.21 saved for any other expenses (school fees)<br/><br/>I do not owe a house nor do I rent, however, I plan on moving out mid next year. I do not own my own car as well, so don???t have many other expenses.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,212.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe how the loan payment will fit into your budget? Thank you in advance.	I am planning on making sure I set money aside to pay for the loan every month, so the payments are paid on time.
Thank you for considering this request & good luck. You may want to put in a description. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 7k and your revolving credit balance of 11k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank your for your recommendation and I will get my income verified. Here are the answers to your question, and I hope I am able to answer all of them. The purpose of this loan is to pay off one of my credit card debt, in hopes it will help me alleviate some of the debt and get me back on track. I know the amount I have asked for is less than the amount of my actual debt, but as I mentioned before I want to pay off one of my credit card bill with the highest APR percent. Here is a breakdown on my monthly expenses 1750 income per month -200 gas -500 credit card bills (pay minimum payment) -256.79 (payment for loan) 793.21 saved for any other expenses (school fees) I live with my parents, so I don???t pay any mortgage or rent. However, I hope to move out by mid next year. The car I drive is not owned by me, so don???t have any other expenses. I am not refinancing my credit cards. I work as a Bookkeeper/Tax Preparer and have been doing this for a year now, however in between I was gone for three months. I make about 1750 per month and this income is mine alone. If I ever come in a situation that I lose my job, I hope to save enough money to make payments until I get a job or get help from a family member.
What are your normal monthly living expenses?	Here is a breakdown on my monthly expenses 1750 income per month -200 gas -500 credit card bills (pay minimum payment) -256.79 (payment for loan) 793.21 saved for any other expenses (school fees,etc) I live with my parents, so I don???t pay any mortgage or rent. However, I hope to move out by mid next year. The car I drive is not owned by me, so don???t have any other expenses.
Please provide a breakdown of your monthly living expenses. Thank you in advance.	I have answered this question in the previous question.

Member Payment Dependent Notes Series 465798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465798	$12,000	$12,000	11.83%	1.00%	December 10, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465798. Member loan 465798 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,083 / month
Current employer:	joint industray board	Debt-to-income ratio:	2.09%
Length of employment:	3 years	Location:	henrietta, NY

Home town:
Current & past employers:	joint industray board
Education:

This borrower member posted the following loan description, which has not been verified:

584662 added on 12/03/09 > i want to pay off my creditcards and school loan.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	51
Revolving Credit Balance:	$5,652.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your balances and rates? Also, what is your role at "joint industray board"?	I am a System Analyst, I work with the different departments with in the organization, and build custom software to stream line tasks. I have 8,000 in credit card dept at 19%. and another 4,000 left on my college loan at 6.5%
Why do you want to pay off a college loan at 6.5% with a loan at 11.83%	more so the credit cards than anything else.
Not sure what "more so the credit cards than anything else," means. Does it mean you are not going to pay off the 6 1/2% school loan? You are asking for $12,000 and the CC debt is only $8000. Is there other CC debt not mentioned? I would like to help with this but I really want to know what the funds are going to be used for before making a loan. Thanks for being patient	That person is right it does not make sense to pay off the student loans. I only need the 8000.00 and no i do not have any other dept since i paid off my mortgage 2 years ago.
You said the reasion you want this loan is that "I want to pay off my creditcards and school loan." But when I asked why pay off a 6.5% loan with an 11+% loan you said "more so the credit cards than anything else." Are there more credit cards than the $8000 you mentioned?" I want to help you with this loan, but I need to know what the money is going for before I decide. Thank you for being patient with me.	No i only have 8000 in credit card dept. i need to find out how to reduce the amount of the loan.

Member Payment Dependent Notes Series 465806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465806	$10,000	$10,000	15.31%	1.00%	December 10, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465806. Member loan 465806 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	18.60%
Length of employment:	n/a	Location:	MASSAPEQUA, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

584673 added on 12/03/09 > Have a new baby. My wife has her masters and is awaiting a teching job. Consolidating debt would make our life easier.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	71
Revolving Credit Balance:	$9,092.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $10,000 loan are: 1- Source of $2,500 per month reported income? 2- House and auto payments per month are $? 3- Credit Report reflects $9,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	Employed at a wholesale auto parts store. 600 per month rent payment. Car payed off. Card payments 400.00 per month.

Member Payment Dependent Notes Series 465866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465866	$1,500	$1,500	8.94%	1.00%	December 9, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465866. Member loan 465866 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.27%
Length of employment:	n/a	Location:	BROOKLYN, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,504.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	i work at a firm for a year and a half.

Member Payment Dependent Notes Series 465881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465881	$13,000	$13,000	14.26%	1.00%	December 10, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465881. Member loan 465881 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	delivery associates	Debt-to-income ratio:	23.85%
Length of employment:	5 years	Location:	WEST COVINA, CA

Home town:
Current & past employers:	delivery associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,119.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. Please explain in detail how you'll use the $13K loan funds, since your profile shows a revolving credit balance of over $24K. Thank you and good luck.	I will use this $13k to pay off two of my highest interest credit cards, this will allow me to save half in interest, eventually this will help me pay off all my debts sooner.
Please elaborate on the purpose of this loan? Thank you in advance.	I will use this $13k to pay off two of my highest interest credit cards, this will allow me to save half in interest, eventually this will help me pay off all my debts sooner.

Member Payment Dependent Notes Series 465888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465888	$15,000	$15,000	12.87%	1.00%	December 11, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465888. Member loan 465888 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	18.25%
Length of employment:	n/a	Location:	richmond, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

584807 added on 12/03/09 > My husband and I just finished school, he is a dentist and I am an Occupational Therapist (very stable jobs), our combined houshold income is 175k . We have never been late or defaulted on any bills or loans. We will put the money toward revolving credit that we accumulated while we were both in school. God bless<br/> 584807 added on 12/04/09 > Not sure why my revolving credit debt is listed as 75k, I just pulled my transunion credit report and the revolving balance is actually around 25k. My husband and I accumulated this debt while we were both in grad school at the same time.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,095.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you please detail your monthly expenses? 2. What is the $74k of revolving credit balance? Thanks, and best of luck with your loan.	mortgage 1450, student loans 1000, credit cards 400. Not sure why my revolving credit is listed as 75k I just pulled my transunion report and its actually around 20k I will look into the discrepency, let me know if you would like some more info. thanks
Do you have a HELOC? That could explain the discrepency.	Yes that would explain the discrepency, i didn't realize that a HELOC showed up as revolving debt on credit reports The HELOC is for 47k and the remaining 28k is credit card
If you credit card balance is around 28k, why are you only asking for $15k?	I originally asked for the max 25000 but based on my profile the intrest rate was around 15% so I opted for a smaller amount with a lower intrest rate

Member Payment Dependent Notes Series 465917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465917	$17,600	$17,600	13.57%	1.00%	December 15, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465917. Member loan 465917 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	General Services Administration	Debt-to-income ratio:	23.83%
Length of employment:	< 1 year	Location:	Reno, NV

Home town:
Current & past employers:	General Services Administration
Education:

This borrower member posted the following loan description, which has not been verified:

584862 added on 12/03/09 > This is a consolidation loan to improve my current postion by $250.00 per month(savings after consolidation) while my divorce is in progres. My income is as such: $71K Employment, $34K US Army retirement that I am drawing, $16K Rental home rental income. My credit is perfect, no late or missed payments; just extended due to carrying all of the bills prior to the courts decison on what my former spouse will pay me for her part of the debt incurred during the marriage. I currently carry all the bills without her help and have sufficient income to do so without the pending court decision.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	48
Revolving Credit Balance:	$51,344.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $17,000 loan are: 1- Position @ GSA? 2- US Army (Retired) Pay Grade is? 3- House and auto payments per month are $? 4- Application reflects <1 year (less than 1 year) current employer GSA. Provide three years work history prior employers? 5- Credit Report reflects $51,000 revolving balance; CC payments per month are $? (Total payments currently paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	I am not allowed to answer that as asked due to this being a public board. I can say, I retired in August 09, I am a GS12 and I pay minimums at the advice of my attorney. Previous work history 1983-2009 US Army, Major Logisitics.
You mentioned you have no late or missed payments... can you explain the delinquency on file?	Which delinquency do you see? From what period of time?
Please account for the credit delinquency 48 months ago. Is that the "extended" payment you were referring to? What is the nature of ~$51,300 revolving debt?	I have researched my credit report, 4.2 years ago there was a single 30 day late payment. I was most likely deployed and my wife at the time most likely did not make the payment on time. My credit report is ecxellent and improved since taking over the finances myself two years ago.

Member Payment Dependent Notes Series 465925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465925	$1,000	$1,000	12.53%	1.00%	December 9, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465925. Member loan 465925 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Prescott Brewing Company	Debt-to-income ratio:	20.19%
Length of employment:	8 years	Location:	PRESCOTT, AZ

Home town:
Current & past employers:	Prescott Brewing Company
Education:

This borrower member posted the following loan description, which has not been verified:

584875 added on 12/04/09 > Moving next month. Need a personal loan to make sure all costs are covered.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,697.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you be changing employment also?	Locally, within a few miles, and no I'm staying put at my job.

Member Payment Dependent Notes Series 465949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465949	$24,250	$24,250	15.31%	1.00%	December 14, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465949. Member loan 465949 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Senior Systems Inc	Debt-to-income ratio:	24.30%
Length of employment:	7 years	Location:	MARLBOROUGH, MA

Home town:
Current & past employers:	Senior Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

584947 added on 12/04/09 > I've worked for the same company for almost eight years. Recently, I've had the interest rates on my accounts rasied and in some cases the accounts closed altogether. I'd like to purchase a house in the near future, but with the high payments on my credit accounts, I'm unable to save enough for a down payment.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,324.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $24,250 loan are: 1- Position @ Senior Systems? 2- $6,667 per month income- is 1 or 2 person? 3- House and auto payments per month are $? 4- Credit Report reflects $26,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.05.2009	1. I am the IT Manager. 2. 1 person 3. Housing and auto payments are about $2000 a month including insurance and utilities. 4. I make about $2100 worth of payments per month.
What actions have you taken to reduce your debt, other than requesting this loan? Thank you in advance.	I've downgraded my cable/internet and wirelsss plans and didn't take a vacation that I would've needed to travel for. I've attempted to cut all of my unnecessary expenses.
Thank you for your prompt reply. Have you set up a budget? There are free tools to do this at yodlee.com. The initialy setup takes some effort, but in the long run it will save you time and money.	Yes, I do have a budget, but it's not with a service, it's something I do myself. I am, of course, concerned about my overall financial health, but mostly interested in eliminating my revolving debts as quickly as possible.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner, yes. Rent and living expenses come out to about $2300 a month, while debt payments average around $2100 a month, only because I'm making an effort to pay more than the minimum payment each month. Interest rates average 20-27% on the revolving accounts I'd be paying down with this loan. In case of job loss, I have some retirement accounts that I would move money out of to pay off the loan.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I have begun that process.

Member Payment Dependent Notes Series 465968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465968	$10,000	$10,000	12.87%	1.00%	December 11, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465968. Member loan 465968 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	PHH Mortgage	Debt-to-income ratio:	21.42%
Length of employment:	< 1 year	Location:	Marlton, NJ

Home town:
Current & past employers:	PHH Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

584986 added on 12/04/09 > Using this loan to payoff high interest credit cards with out hurting my credit. By doing this I've cut my payments in half.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	69
Revolving Credit Balance:	$14,096.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. Since you show less than one year's employment at PHH Mortgage, can you kindly give us details of your previous 3 years' employment? This will increase investor confidence that you'll be able to pay off this loan. Thank you and good luck.	Been in the mortgage business for 10 years. Have worked at the following companies: Wachovia (Columbia, SC) First American Title (Columbia, SC) NetBank (Columbia, SC)
Why is your revolving credit balance and percent utilization so high? Please explain the 1 inquiry that happened within the last 6 months. Are you still using these credit cards? What are the rates of the cards you are trying to pay off? Thank you!	I'm using this loan to pay off my high interest credit cards. I've been paying all my bills on time and they have raised my interest too high my interest ranges from 21 to 30%. I do not know about the 1 inquiry that happened within the last 6 months. Haven't looked at my credit report. Can you tell me what it says?
Why did you get into so much debt and what are you doing to not incur such expenses again?	I'm in the mortgage industry. In 2007 I worked for a company named NetBank/RBMG (7 years) in Columbia, SC. They closed down. I was laid off took me almost 2 years to find a permanet full-time position, which is why I moved to NJ. I work for a great company now PHH Mortgage. Between 2007 and 2009 Worked temp and contract work, which was hard to do. Didn't make that much so I had to use my credit cards more. I'm going to use this loan to payoff my high interest credit cards. I only have 2 that are high interest that need to be paid off. Once I pay them off using this loan, going to cancel 1 and keep the other one open for emergencies only.

Member Payment Dependent Notes Series 466004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466004	$5,000	$5,000	11.48%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466004. Member loan 466004 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Colorado Education Assocation	Debt-to-income ratio:	8.67%
Length of employment:	10 + years	Location:	Englewood, CO

Home town:
Current & past employers:	Colorado Education Assocation
Education:

This borrower member posted the following loan description, which has not been verified:

585065 added on 12/04/09 > I want to pay off some bills which will in turn free up some money and make it easier to budget my money. I have been at my job for 20 years and plan to retire from this company in 4-5 years. I just want to eliminate my debt before I retire and this loan would help me do that. Once this loan is paid off I won't have any more debt. I make decent money and am very stable at my job - no chance of lay-offs.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,885.00	Public Records On File:	1
Revolving Line Utilization:	19.60%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the Colorado Education Association? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the public record that appears on your Credit History above (97 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here.I respond to members' requests for information on benefits that are available to them. I also assist my manager in maintaining the company strategic plan. I am the sole wage earner. My mortgage is $778.00, car pymt is $258 (11%), food $100. I would pay off a personal loan $871 (min. pymt $125), line of credit $382 ($35), credit card $943 ($25), credit card $500 (25). I don't know what the interest rates are on these. The rest of the money I would use to either pay down the car pymt or build a little cusion. I did have a bankruptcy in 2000-2001 because of identify theft, but have rebuilt my credit. I do not have a 2nd mortgage or HELOC. There is no danger of a job loss - I have high senority and could always retire if absolutely necessary; therefore there would be no loss of income. I would prefer to keep working for 4-5 more years & there is no reason why I won't be able to do so.
What is the public record on file from 97 months ago?	Type your answer here.I declared bankruptcy because I was a victim of identify theft which was impossible to recover from. I have worked very hard since then to rebuild my credit. I pay all my bills on time and have never been late on a single bill. I am a responsible user of credit and pay my bills on time.
An edited version of your loan application is viewed by hundreds of potential lenders > By providing additional information it frequently speeds the loan process as others gain in understanding your particular needs. Can you provide us more information about yourself...for example: Income based on one wage earner or two? Your position at Colorado Education Assocation? Current monthly financial obligations; rent, car loan, etc Do you have a fully funded emergency fund? Can you explain your public record? Can you provide some more explanation as to the bills the money will be going towards?	Type your answer here.I am the sole wage earner. I respond to our members' requests for information about their benefits. I also support the Assistant Executive Director in managing the strategic plan. My mortgage is $778, car pymt is $258. I have some savings, but would like to have more. I would like to pay off 2 credit cards, a personal loan, and a line of credit. The public record is a bankruptcy filed in 2000-01 which was caused by identify theft which could not be resolved. I have worked very hard since then to reestablish my credit. I pay my bills on time and use credit responsibly.

Member Payment Dependent Notes Series 466024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466024	$7,900	$7,900	8.59%	1.00%	December 9, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466024. Member loan 466024 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	UC Regents	Debt-to-income ratio:	15.20%
Length of employment:	10 + years	Location:	Benicia, CA

Home town:
Current & past employers:	UC Regents
Education:

This borrower member posted the following loan description, which has not been verified:

585102 added on 12/04/09 > The purpose of the loan is to payoff a credit card that was used as a balance transfer for an automobile. The initial low rate on the card has expired. Great credit and payment history should yield a low interest rate on the proposed loan.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,950.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
pls vrfy your income and employment. visit faq section or call lc to accomplish.	I can provide a PDF of my income and employment verification if I have an email address to send it to.

Member Payment Dependent Notes Series 466039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466039	$15,200	$15,200	11.14%	1.00%	December 11, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466039. Member loan 466039 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Applation LLC	Debt-to-income ratio:	14.50%
Length of employment:	6 years	Location:	Mesa, AZ

Home town:
Current & past employers:	Applation LLC, Applation
Education:

This borrower member posted the following loan description, which has not been verified:

585203 added on 12/04/09 > Hello Investors, <br/>With the new year soon approaching, I will use the proceeds from this loan to consolidate balances on 2 credit cards that have a high interest rate. Once the 2 credit cards with a high interest rate are paid off I will look forward to starting 2010 with 0 dollars in credit card debt!<br/><br/>Thank you for reviewing my loan request and have a Happy New Year.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$217,827.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~218K of revolving credit balance consist of?	Thanks for the question. 200,000 is actually my Homes HELOC. For some reason the major credit bureaus still list HELOC's as revolving credit even though they are secured by a home. The remaining18K consist of a 13 k credit card with Discoverer and 2 American express cards with 5 k in revolving. Again THANK YOU for sending in this clarification question and have a great New Year. I appreciate you clarifying this.
Quick question... Some HELOCs have very low APRs - is your HELOC APR lower than the rate on this loan? If yes, why did you opt for a loan rather than just use your HELOC? You have a great New Year too!	Thanks for the question. My banks APR for the HELOC is bit lower than the APR for the Lending Club Loan. But with the rather large drop in appraised home values in my local area, (Phoenix, AZ) my bank has accordingly lowered the available HELOC Draw amount to match the homes value. As a result, I would rather not draw any additional funds from the HELOC as the bank may at a future point lower the available HELOC amount again and at that point it would affect my ratio of outstanding HELOC to draw amount. Thank you for the question.
Can you outline your monthly expenditures?	Please see below for total monthly expenditures Mortgage 1700 Groceries 400 Fuel 100 Electricity 125 Internet 65 City Services (Trash - Gas - Water) 105 Cellular 95 Credit Card Payments 525 Life Insurance 75 Health Insurance 225 Homeowners Insurance 65 Auto Insurance 133 Child Care 675 Total 4288

Member Payment Dependent Notes Series 466073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466073	$9,000	$9,000	8.59%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466073. Member loan 466073 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	trius therapeutics	Debt-to-income ratio:	10.32%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	trius therapeutics
Education:	George Washington University (GW), Pepperdine University, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

585264 added on 12/07/09 > converting large third room (office) into a bedroom for my parents, so can move in with me. both are retired.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$126,088.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance $126,088 and what part of it will be paid off with this loan? Thank you.	Appreciate your question and happy to provide the following breakdown that was reported on the my past credit report dated 12/4: $2,401.00 (Credit Card A) $1,520.00 (Credit Card B) $13,143.00 (Charge Card - Business Expenses) $109,024.00 (Mortgage - HELOC) ---------------- $126,088.00 As of 12/7, this amount has been further reduced by $7,362.66 to the following: $1,901.73 (Credit Card A) $1,520.00 (Credit Card B) $6,279.61 (Charge Card ??? Business Expenses) $109,024.00 (Mortgage ??? HELOC) -------------- $118,725.34 The Charge Card (business) will be reduced by the full $6,279.61 upon reimbursement from employer for normal business travel expenses before next due date 12/29 leaving a rough balance of ~3400 on cards A & B. With respect to this loan, I anticipate consolidating the remaining $3400 (Card A & B). The balance of this anticipated loan (approx. 4k to 5k ) will be used for construction/expansion of my home (third room). I hope this answers your question.
Can you itemize the $126K revolving credit balance?	Certainly. i just answered this same question as below. --- Appreciate your question and happy to provide the following breakdown that was reported on the my past credit report dated 12/4: $2,401.00 (Credit Card A) $1,520.00 (Credit Card B) $13,143.00 (Charge Card - Business Expenses) $109,024.00 (Mortgage - HELOC) ---------------- $126,088.00 As of 12/7, this amount has been further reduced by $7,362.66 to the following: $1,901.73 (Credit Card A) $1,520.00 (Credit Card B) $6,279.61 (Charge Card ??? Business Expenses) $109,024.00 (Mortgage ??? HELOC) -------------- $118,725.34 The Charge Card (business) will be reduced by the full $6,279.61 upon reimbursement from employer for normal business expenses before next due date 12/29 leaving a rough balance of ~3400 on cards A & B. With respect to this loan, I anticipate consolidating the remaining $3400 (Card A & B). The balance of this anticipated loan (approx. 4k to 5k ) will be used for construction/expansion of my home (third room). I hope this answers your question.

Member Payment Dependent Notes Series 466079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466079	$4,900	$4,900	13.22%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466079. Member loan 466079 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	M.A.R.S	Debt-to-income ratio:	19.53%
Length of employment:	< 1 year	Location:	PUTNAM STATION, NY

Home town:
Current & past employers:	M.A.R.S
Education:

This borrower member posted the following loan description, which has not been verified:

585272 added on 12/04/09 > i really need to pay my lawyer so he willl help me settle some traffic tickets i have recived<br/> 585272 added on 12/04/09 > i really need to pay my lawyer so he willl help me settle some traffic tickets i have recived<br/> 585272 added on 12/04/09 > i work very hard at work and make a very good weekly paycheck these tickets came out of no where and i did not have money in my budget plan to pay them off in the time i need to. I have always been great with paying my car payments on time. thank you very much<br/> 585272 added on 12/08/09 > I would like to thank everyone that has invested in my loan. It means alot to me. Once again thank u. Galen<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,948.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 466082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466082	$5,000	$5,000	12.87%	1.00%	December 9, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466082. Member loan 466082 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,293 / month
Current employer:	Appleone	Debt-to-income ratio:	20.01%
Length of employment:	< 1 year	Location:	SAN DIEGO, CA

Home town:	Loma Linda
Current & past employers:	Appleone
Education:	Mueller College of Holisitc Studies, Pacific College of Oriental Medicine, San Diego Miramar College

This borrower member posted the following loan description, which has not been verified:

585279 added on 12/04/09 > I would like to consolidate my credit cards because the interest rates on them are very high.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,066.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. You have a strong credit rating, but your employment history shows less than one year at AppleOne. Can you kindly provide us with at least 3 years of employment history. This will help increase investor confidence that you'll be able to pay off this loan. Thank you and good luck.	There was an error on the credit report, I have actually been with AppleOne since February 2008. At AppleOne I am an Assistant Property Manager and I take care of medical office buildings for Scripps Health Care. Before my employment at AppleOne, I was a resident manager for Hanken Cono Assad, Inc. and I was in that position for approximately 2 years. I left HCA to transition from Apartment Management to Commercial Management. Thank you very much for your consideration.
Please respond to the following: What are your responsibilities at Appleone? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You are requesting $11,000 but your revolving credit balance shows only $5,066. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	At AppleOne, I am an Assistant Property Manager for Scripps Health. I help to take care of some of their medical office buildings in San Diego. I am not the sole wage earner in my household, our combine income is approximately $80K. I am requesting a loan for $11K because even though my credit report states my revolving balance is $5,066 it is actually closer to $10K. I pay approximately $500 each month towards these credit cards, but due to the high interest rates not a lot of the principle balances are being paid down. The remaining $1,000 I am requesting is to pay for the licensing and insurance that I need in order to utilize my Holistic Health Practitioner certification that I earned last month. Which brings me to my contingency plan, in the event that I lose my job, I will have been able to obtain the necessary criteria to be able to supplement my income with massage therapy work until I am able to find another position in the Property Management industry. I hope this explanation answers your questions sufficiently, thank you very much for your consideration.
Thank you for your quick response. Could you please list your household's monthly expenses so we can see your financial situation? Thanks again	Our household expenses are approximately $2K.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	Thank you very much for the contact information for lending club support, I sent the email request for instructions on how to verify my income and will do so as soon as I hear back from them. Thank you for your consideration.

Member Payment Dependent Notes Series 466099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466099	$15,000	$15,000	16.00%	1.00%	December 14, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466099. Member loan 466099 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Deep South	Debt-to-income ratio:	10.08%
Length of employment:	3 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Deep South
Education:

This borrower member posted the following loan description, which has not been verified:

585302 added on 12/08/09 > This loan is to consolidate 4 credit cards.<br/>My current position is with an insurance company that is funded by an Austrialian based insurance company. They were not effected by the reinsurance. I am an internal auditor there. Prior to working for this current company, I worked for an insurance broker as a account manager. I worked there 1 year prior to working for this company for 3 years. The income stated is my sole income. The income of my finance is 80K. His income is not to be accounted for this loan. I will be responsible for this loan. I do not pay rent. I do not have a car payment.<br/><br/>Debt Itemized:<br/>Visa Credit Card: 9,100<br/>MasterCard: 1700<br/>Chase: 3000<br/>HSBC: 1200<br/><br/>My goal to repay the loan within 2 years. <br/>Other misc. expenses can add up to 500.<br/><br/>I would like to own a home in the future. Having a bankrupt note on my credit report would have a negative mark against me. I wouldn't want my actions of today to reflect in my future. I am attempting to resolve my credit issues with this loan. At this point my creditors are reacting to the economy and it is affecting me and preventing me to pay them off within my personal goals.<br/>

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	53
Revolving Credit Balance:	$16,486.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 DC loan questions are: 1- Position @ Deep South is? 2- House and auto payments per month are $? 3- Credit Report reflects $16,486 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE per month.)Advance thanks for answers to ALL questions. Sent 12.07.2009 @ 5:10 AM ET.	1 - Position at Deep South is a Processing Supervisor. 2 - House Rent is $500 for a room I rent, 2b: No auto payments. 3 - I pay approx 900-1000 per month on credit card bills, minimums total up to 600-700. I needed to consolicate the $15000 to 1 bill, so I can handle paying off the additional $1500 you see on my credit report..
Be descriptive of what you plan to do with this loan 1. What is your current position with deep south and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	This loan is to consolidate 4 credit cards. My current position is with an insurance company that is funded by an Austrialian based insurance company. They were not effected by the reinsurance. I am an internal auditor there. Prior to working for this current company, I worked for an insurance broker as a account manager. I worked there 1 year prior to working for this company for 3 years. The income stated is my sole income. The income of my finance is 80K. His income is not to be accounted for this loan. I will be responsible for this loan. I do not pay rent. I do not have a car payment. Debt Itemized: Visa Credit Card: 9,100 MasterCard: 1700 Chase: 3000 HSBC: 1200 My goal to repay the loan within 2 years. Other misc. expenses can add up to 500. I would like to own a home in the future. Having a bankrupt note on my credit report would have a negative mark against me. I wouldn't want my actions of today to reflect in my future. I am attempting to resolve my credit issues with this loan. At this point my creditor are reacting to the economy and it is affecting me and preventing me to pay them off within my personal goals.
Please break-down your credit card debt in amounts you owe per card and interest rate you are paying on each one. Thanks and good luck with the funding.	This loan is to consolidate 4 credit cards. My current position is with an insurance company that is funded by an Austrialian based insurance company. They were not effected by the reinsurance. I am an internal auditor there. Prior to working for this current company, I worked for an insurance broker as a account manager. I worked there 1 year prior to working for this company for 3 years. The income stated is my sole income. The income of my finance is 80K. His income is not to be accounted for this loan. I will be responsible for this loan. I do not pay rent. I do not have a car payment. Debt Itemized: Visa Credit Card: 9,100 MasterCard: 1700 Chase: 3000 HSBC: 1200 My goal to repay the loan within 2 years. Other misc. expenses can add up to 500. I would like to own a home in the future. Having a bankrupt note on my credit report would have a negative mark against me. I wouldn't want my actions of today to reflect in my future. I am attempting to resolve my credit issues with this loan. At this point my creditors are reacting to the economy and it is affecting me and preventing me to pay them off within my personal goals.
Please respond to the following: I'm not sure I understand two things you've mentioned: 1. You mention that "having a bankrupt note on my credit report would have a negative mark against me." Are you in danger now of a bankruptcy proceeding? 2. You mention in your loan description that you don't pay rent, yet in one of your answers you say you pay $500 for a room you rent. ??? What are the interest rates of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (53 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1. No I am not in a bankruptcy proceeding. However, if the creditor increase my APR beyond 25%, It will take me longer to pay off my debit. 2. The $500 my portion for utilities and food. My fiance pays the rent. 3. The interest rates are 23%, 27%,28% & 31% The loan that has been presented is at 16%. The delinquency occurred when I moved and was not aware of the bill. The mail was not being forwarded to the correct address. In my current position, I don't forsee a jobloss. However, in the event of a jobloss, my fiance makes 80K and he will assume my debt.

Member Payment Dependent Notes Series 466112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466112	$6,000	$6,000	12.53%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466112. Member loan 466112 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Pershing	Debt-to-income ratio:	7.56%
Length of employment:	< 1 year	Location:	bayside, NY

Home town:
Current & past employers:	Pershing
Education:

This borrower member posted the following loan description, which has not been verified:

585334 added on 12/04/09 > Looking for a better interest rate then credit cards have. Would like to pay this of quicker then the 3 years<br/> 585334 added on 12/04/09 > My job is very stable and have a bigger monthly budget then before. Would like to pay off a loan with a lower interest rate<br/> 585334 added on 12/04/09 > I could pay more then the payment was suggested<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,721.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please account for the delinquency 24 months ago.	I am sorry but I do not know what I went delinquent on. I am just looking for a better rate in credit cards that I will be able to pay off quicker with a raise in my salary. I will be able to pay off this loan quicker then the 3 year term.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I worked for a firm just like this that were not hiring. I was recruited by this firm and they doubled my pay. I have worked in the finance industry for 3 yrs prior to making this move to another top tier firm
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 6k and your revolving credit balance of 10k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have a guarentee of 2 years of employment. My salary has doubled which allows me to pay off my credit card balances quicker. I would just like to pay a smaller rate of interest then the 19% that I am paying now.
Can you be more specific with your answers? 1) What is your line of work? 2) What was your previous line of work? 3) Can you tell us what your credit card balances are currently? 4) What are your monthly expenses (rent, utilities, food, car payments, insurance, etc) 5) If you lose your job, do you have a way of paying this loan off?	I am a corporate bond trader. I was a trading assistant before this promotion. 10k balance and my monthly expenses are 1800(rent, cell phone etc.) Income is 4100 a month

Member Payment Dependent Notes Series 466126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466126	$18,000	$18,000	13.22%	1.00%	December 14, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466126. Member loan 466126 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,974 / month
Current employer:	State of Delaware	Debt-to-income ratio:	12.33%
Length of employment:	7 years	Location:	Milton, DE

Home town:	Lewes
Current & past employers:	State of Delaware
Education:	Salisbury University, Delaware State University

This borrower member posted the following loan description, which has not been verified:

585355 added on 12/04/09 > I also make $5,050 in supplemental income working in the summer. I make minimal extra money throughout the school year as a substitute in the afterschool program. A low-ball figure of my yearly earnings is $52,732 (or $4394/mo.) My fiance and I both have mortgages. His child support and new car payment (to replace a car that no longer ran), have recently increased our monthly payments to a point where we have had to rely on credit cards for necessities so that we can put all of our income towards staying current on bill payments. Therefore, I have an uncomfortable amount of debt right now which is making it difficult for me to qualify for the loan I need to rid myself of my mortgage payment (the only reasonable offer I have received on my house, which is an offer I would like to take to vastly lower our monthly payments, would require me to pay $17,000 at closing to cover the difference to my mortgage company and closing costs.) I have wonderful credit other than my debt-to-income ratio because I am timely with my payments, and I just need a company to take into consideration that I will be relieving myself of $158,000 worth of debt if I qualify for this personal loan to allow me to sell my house. I realize that a personal loan of this size would typically require collateral, such as the house which I am hoping to sell, but I hope that there can be some consideration in this matter also. I am basically caught in a catch 22 because if I don't qualify for the personal loan and have to keep my house longer, my debt will continue to accrue thus making it even less likely that I will ever qualify for the loan due to my debt-to-income ratio; meanwhile, the housing market is continuing to dwindle, making it more likely that I will not get any better offers on my house. And finally, I would also like to add that I have been employed as a teacher with the State of Delaware for 7+ years now and I will be completing my Masters degree in December so my income will continue to increase.<br/> 585355 added on 12/05/09 > I was able to negotiate with the buyers so they are trying to fund $4000 more of the mortgage. Therefore, hopefully if they are able to get approval, I will only need $14,000 to cover the closing costs, transfer tax, and difference.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,646.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck on the closing and keeping out of debt. Pls vrfy your income and employment. How to do is found in FAQ or call LendClub.	Oh thank you. I was wondering why it still hadn't verified my information. I'll call.
If you receive $18,000 from this loan and you only end up needing $14,000 to close on your house sale. What are your plans for the other $4000? Please give details on the $4600 revolving debt shown on your report. Is it credit card? Will you pay that off?	Yes the other debt is a credit card we've been using. And yes the other money will go to pay it off.
Why don't you just walk away from the house....? seriously, don't do this. Your credit will recover is a couple years. I want to invest in your loan because you are so serious about paying debt but for your sake, why would you accept a loan at 13% to put you into a hole for no reason. Call your bank and negotiate a short sale.	I would be unbelievably embarrassed if I didn't take responsibility for what I owe, so I would rather have kept the house and kept making payments on while waiting for the market to eventually pick back up than settle for a short sale. I don't believe I could qualify for a short sale anyway since I have not been delinquent on my payments. Thanks for your concern and suggestions though!

Member Payment Dependent Notes Series 466137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466137	$6,000	$6,000	11.48%	1.00%	December 10, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466137. Member loan 466137 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	sun state ford	Debt-to-income ratio:	18.11%
Length of employment:	10 + years	Location:	ORLANDO, FL

Home town:
Current & past employers:	sun state ford
Education:

This borrower member posted the following loan description, which has not been verified:

585376 added on 12/04/09 > I need to close out three accounts that mature with interest (furniture and braces) I will recieve tax refund of at least 10k in february<br/> 585376 added on 12/05/09 > What a great idea this site is! Thanx<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,384.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 6k and your revolving credit balance of 21k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I am paying off two loans that will accrue interest if I do not do so by February 1st. these were furniture and dental credit on zero interest promotional deals. I have paid them down substantially but do not want the interest to retro back to the original amount. I am also paying a medical bill as I switched to a hsa and did not have enough to cover it, My whole debt will be reduced with a large tax refund over the last five years I average 9-14k in refunds. I own two homes and even in this market have equity in both as I have owned them for years and always over pay my mortgage. my rental property has had the same renters for 7 years and no sign of changing I do not want nor need the hassle of secured line of credit. I have two motorcycles and a car all paid for, I have four watches worth $5k-8K each wholesale. I have never ever been late or missed apayment on anything ever. This loan is a cash flow easer. I will verify my income through channels tommorrow I hope this helps. this site is a great idea

Member Payment Dependent Notes Series 466211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466211	$8,000	$8,000	17.74%	1.00%	December 11, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466211. Member loan 466211 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	8.91%
Length of employment:	n/a	Location:	GRASS VALLEY, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

585526 added on 12/06/09 > In these troubled times, I have had a rough time getting any sort of loan due to only have 3.5 years of credit history. I just need a little assistance to consolidate bills, and do what I can to help take my father to a Specialist to finally bring him home.<br/>

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,825.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Thank you for asking, my employer is Cal-Fire (California Department of Forestry and Fire Protection) and have worked for them for four years.
Re: $8,000 Debt Consolidation loan questions are: Application reflects NO employer or Length of Employment time. 1- Are you self-employed? If yes what is your occupation/business? 2- If NOT self-employed what are $3,333 monthly reported retired income sources? (Be specific; identify by names) 3-House and auto payments per month are $? Advance thanks for answers to ALL questions. Sent 12.07.2009 @6:00 AM ET.	I work for Cal-Fire and have for four years now. I have an auto loan of $227.13 per month, with $2130 remaining on the loan. I am currently renting a home for $500.00 per month. Thank you for your questions.
What is you source of income (employer) and how long have you had it? Thank you.	I work for Cal-Fire, and have been with them for four years now. Thank you for your interest.
No need to respond to this. Just wanted you to know, you may have difficulty getting the loan funded while your profile shows no employer. The investors generally filter on the employmet length field. You should probably call the Lending Club supoort office at (866) 754-4094 M-F 8-5 and ask them if they can correct this information for you. They may need some verification such as a pay stub.	Thank you for letting me know, I will see if I can take care of that.
Please account for the 3 credit inquiries in the past 6 months. Please account for the credit delinquency 23 months ago.	I have been shopping around for a loan so I could find the best deal so they each needed to run my credit. As for the delinquency, it has been taken care of. It was and at&t bill for 23.56 that somehow slipped through the cracks when I moved. Luckily it's been remedied. Thank you for your interest.

Member Payment Dependent Notes Series 466314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466314	$4,000	$4,000	8.94%	1.00%	December 9, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466314. Member loan 466314 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	landmark theatres	Debt-to-income ratio:	3.88%
Length of employment:	3 years	Location:	san francisco, CA

Home town:
Current & past employers:	landmark theatres
Education:

This borrower member posted the following loan description, which has not been verified:

585615 added on 12/04/09 > your help is greatly appreciated. i would really like to avoid turning to a credit card to help me move. thank you and happy holidays.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	35
Revolving Credit Balance:	$1,146.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you moving across town or across country? Also, could you explain your delinquency from about 3 years ago? Regards; Art	Hello Art, thank you for your questions. At least half of this loan will be going towards a deposit plus first month's rent (while I wait for my current deposit to be reimbursed to me). My delinquency for almost three years ago was one late credit card payment. Since then, I have never been late again, and have paid off all major credit card debt. Thank you for your inquiry and best regards.
please account for the delinquency 35 months ago.	Hello, thank you for your question. The delinquency was one late credit card payment. I was never late again, and have since paid off all major credit card debt. Thank you for your consideration.
Why are you moving and why?	Hello, thank you for your question. I've spent the last four years living in a shoddy apartment while I paid off debt. I recently finished paying off major credit card debt. The main purpose of this loan is to cover moving expenses up front while I wait for my landlord to return my deposit to me. Thank you for your consideration.

Member Payment Dependent Notes Series 466321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466321	$15,400	$15,400	14.26%	1.00%	December 11, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466321. Member loan 466321 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	paychex	Debt-to-income ratio:	7.98%
Length of employment:	9 years	Location:	monrovia, CA

Home town:
Current & past employers:	paychex
Education:

This borrower member posted the following loan description, which has not been verified:

585636 added on 12/05/09 > Loan is to refinance current credit card that switched from 12% to 30%.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$27,205.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $15,400 loan are: 1- Position @ Paychex? 2- $10,000 per month reported income- is 1 or 2 person? 3- House and auto payments per month are $? 4- Credit Report reflects $27,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.05.2009	1. Sr. District Sales Manager 2. My YTD w-2 income on my last paystub through November is $110,464 , estimating this year over $120,00 with myself in the household only. 3. Rent is $1000 and I own my car-no payments. 4. aprox 650. main reason for this loan is that on of the cc that is in the revolving cc number is going up to 30% so the overall debt will not increase
Please describe the debts you are seeking to consolidate with this loan, any other income besides the $10,000/mo listed you may have, and other debts you may be responsible for (such as a spouse's).	I am looking to refinance current credit card debt since the interest went from12% to 30% overnight. There is no additional income other than my w-2 reported income which ytd is over $110,000. I am divorced and not responsible for any other persons de bt. thank you
Please account for the delinquency 23 months ago.	Credit report showed 60 day late when I sold a house while it was in escrow. I've reported the error to the bureau, but they just put my comments down instead of correcting it. If you look there was no $ default since everything was paid.
Your Revolving Credit Balance is showing as $27,205.00, and your loan request is for $15,400. Since part of your debt will not be paid off with this loan, what are your plans when the APRs go up on the remaining debt? Thank you in advance for your answer.	The remaining debt is fixed 5.9% and 9.9%.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 15k and your revolving credit balance of 27k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I am happy to supply lending club with a copy of my recent paystubs to verfify income. I will do so tomorrow when I get the instructions. As for the nature of the debt on the credit cards are due to legal fees from a divorce which is now complete. The legal fees cost almost $40,000 which I have paid down quite a bit in the last year. The other credit cards are as follows: Credit card with $5457 balance is fixed at 5.9% and the other balance is $6652 fixed at 9.9% With regards to my employment, I currently oversee a team of 9 sales reps that sell payroll and hr services with one largest public payroll companies. I have worked there for approximately 9 years and have been a district manager for 7 of them. The entire income is solely mine. As far as your outher questions, I believe I answered all of them prebiously, but if you have other questions, let me know . Thank you

Member Payment Dependent Notes Series 466324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466324	$25,000	$25,000	12.53%	1.00%	December 15, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466324. Member loan 466324 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	nyc dept of sanitation	Debt-to-income ratio:	23.74%
Length of employment:	10 + years	Location:	staten island, NY

Home town:
Current & past employers:	nyc dept of sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

585640 added on 12/09/09 > i plan to pay down some credit card debt and remodel a small kitchen. I have a credit history that began in 1987. I have lived in the same house since i was 1 year old, purchased it in 1995. i have never missed a payment on any utility, credit card bill or mortgage payment. i have worked for the City of New York since 1985. i have worked in the Dept. of Sanitation since 1993, been a Supervisor since 2005. I will reach top pay status in sept, 2010. My income will rise $20,000 anually at that time.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$203,460.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the Dept of Sanitation? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What is the estimated cost of the remodel? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Night City Supervisor for the Dept. of Sanitation overseeing the various job functions including collection of refuse, recycling and basket service, of roughly 500-600 employees on an average night. 1500-2000 during snow operations. I am not the sole wage earner, my wife earns 75,000 per year (just received a raise 2 months ago). projected earnings 2009 170,000. looking to pay down credit cards about 17,500 and 7500 for small kitchen redo. as far as job security i have been a Civil Servant for the city of New York for 22 years.
Could you give us a break down of your 21 open credit lines and $203,460 revolving credit balance? Thanks in advance.	the majority of the revolving credit is a heloc, (below prime interest rate) the remainder is in credit card balances, which i want to pay down.

Member Payment Dependent Notes Series 466346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466346	$25,000	$25,000	15.65%	1.00%	December 14, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466346. Member loan 466346 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CITY OF HIALEAH	Debt-to-income ratio:	4.25%
Length of employment:	4 years	Location:	MIAMI LAKES, FL

Home town:
Current & past employers:	CITY OF HIALEAH
Education:

This borrower member posted the following loan description, which has not been verified:

585688 added on 12/06/09 > My Business plans are to purchase an undervalued property, rehab it, and turn it into a rental property. My partner and I have opened an LLC, and have 80% of the funds that are necessary to complete the project. If you any questions or concerns I well be happy to answer.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,783.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of the business you are opening? What is the corporate structure of the business? Please provide a breakdown of what you plan on spending the 25K on? What is your position with the CITY OF HIALEAH?	Type your answer here. Hello, my partner and I want to buy an undervalued property, rehab it, and turn it to a rental property. We have 80% of the funds needed to complete this project. The 25k I am asking for well fund the repairs needed for the home. My contracter has quoted me 13k for the job and the additional 12k well be for any unforseen events. My position in Hialeah is a police officer. I have been an officer for the last 4 years. If you have any questions or concerns I am happy to answer.
Hello! Please provide a detailed Loan Description. Thank you.	Type your answer here. My Business plans are to purchase an undervalued property, rehab it, and turn it into a rental property. My partner and I have 80% of the funds that are necessary to complete the project. The 25k I am asking for well be used for repairs. My contracter has quoted me 13k in repairs. The additonal 12k are for any unforseen events. My partner and I have over 80k of are personal cash invested in this project. Once done this property well generate $1,400 a month in income. If you any questions or concerns I well be happy to answer.
Re: $25,000 Small Businsess Loan questions are: 1- Position @ City of Hialeah is? 2- House and auto payments per month are $? 3- Credit Report reflects $7,783 revolving credit balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) 4- Start-up "Business" Loan Category; "Bricks and Mortar" facility or Internet based? Products? Services? Buy ads, equipment, inventory? Website upgrade? 5. Is this a "Bridge Loan" to finance AP, AR, PR, R&D, inventory, prepaid business expenses? 6. You told investors nothing about business; please describe in more detail your business and explain loan purposes. Advance thanks for answers to ALL questions. Sent 12.06.2009	Type your answer here. Hello, to answer your questions. (1.) I am a police officer for the City of Hialeah. I have been an officer for the last four years. (2.) My wife and I rent and are not home owners. Are rent is 1,100 a month, my vehicle is payed for and we pay $300 a month for my wife's car. Are CC payments are $200 a month. When we add light, water, food, gas and other expenses we spend in a ball park of 2,200 a month. My wife and I bring home 5,600 after taxes. (4.) My partner and I want to buy an undervalued property, rehab it, and turn it to a rental property. We have 80% of the funds needed to complete this project. (5.)The 25k I am asking for well fund the repairs needed for the home. My contracter has quoted me 13k for the job and the additional 12k well be for any unforseen events. (6.) I hope I have answered your questions. If I have not please respond I well be happy to answer. Thank you for your time.
Please explain what is required for this project to be complete.	Type your answer here. I should be closing on the home in two weeks. Once I purchase the home I well have the repairs made and the property well be rented. So I would need these funds to complete this project.
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Type your answer here. Thank you for the advise I well call Lending Club ASAP.

Member Payment Dependent Notes Series 466368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466368	$5,000	$5,000	14.61%	1.00%	December 10, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466368. Member loan 466368 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	PVPUSD	Debt-to-income ratio:	6.36%
Length of employment:	5 years	Location:	HERMOSA BEACH, CA

Home town:
Current & past employers:	PVPUSD
Education:

This borrower member posted the following loan description, which has not been verified:

585736 added on 12/07/09 > I plan on helping my daughter finish her education and I have a very stable job to be able to pay back my loan<br/> 585736 added on 12/07/09 > I plan on helping my daughter complete her college education and I have a very stable job to pay back my loan<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,680.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I'm hoping you could answer a few questions for me. 1. What is PVPUSD and what is your role there? 2. Could you explain your delinquency almost 4 years ago? 3. Is the $3083/month from one wage earner or two? Thank you and good luck with your loan request.	Type your answer here. I work for the school district in my home town and I am the office manager at an elementary school site. Four years ago I went thru a divorce and my x filed bankruptcy and the IRS split up what we owed at the time.
What are your detailed monthly expenses and free cash flow? Thanks.	Monthly I pay my rent of $750.00 and monthly utilities of $125.00. I have a few credit card accounts, gas cards that equal payments of around 450.00. Free cash flow is probably about 500.00.

Member Payment Dependent Notes Series 466397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466397	$6,500	$6,500	15.65%	1.00%	December 11, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466397. Member loan 466397 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Weston Graphics	Debt-to-income ratio:	14.97%
Length of employment:	4 years	Location:	NORTHRIDGE, CA

Home town:
Current & past employers:	Weston Graphics
Education:

This borrower member posted the following loan description, which has not been verified:

585793 added on 12/08/09 > I plan to use this loan to pay off three very high interested credit cards all with semi-high balances. <br/><br/>Seems because of the interest rates, the almost minimum payments and life uncertanties that keep me from finally paying them off.<br/><br/>I calculate that i'll be not only saving money every month but my credit is only bound to improve.<br/><br/>I consider myself trustyworthy individual with a stable career.<br/><br/>for your consideration... Thank you!<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,357.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,500 CC Debt Consolidation loan questions are: 1- Position @ Western Graphics? 2- Credit Report reflects $4,357 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.09.2009 # 5:20 AM ET 12.08.2009.	1.) I am a Production Manager @ Weston Graphics. 2.) Total payments a month are apporximately:280-300 USD per month ( not including interest accrued ) on unforgiving, high interest credit cards. Thank you!
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances and interest rates of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (30 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole earner of income in my household. Single Male Monthly Bills including Credit Cards are around $ 600 Monthly Rent: $ 900.00 Monthly Food and Gas Allowance: Around $ 300 Car Payment: $ 300 Credit Card Balances Chase 2500/3000 - interest rate of 29% Capital One 1300/1500 - interest rate of 15 % Citibank 2400/2500 - interest rate of 15 % Paypal Credit 350/500 - interest rate of 26 % Target Credit 180/200 - interest rate of 21% Other Monthly Bills description is: School Loan DWP Gas Tel Cell Phone Internet The delinquency on my credit report is being 30 days late on a credit card. I have since paid that account in full and have closed it. I have some money saved despite all of this. I want to only use part of the loan to pay off half of the balance of the credit cards and pay off the small debts I have. Ill then put the rest into savings, Allowing me to continue to repay the loan in case of emergency. Then with the approve credit rating I will have, I want to open a high limit credit card with low interest to transfer the remaining balance of the credit cards and loans. My credit isnt bad, just the high revolving balances on my credit cards are. Thank you for your inquiry. Balances On Balances on 3 Major Credit cards are:
Please account for the delinquency 30 months ago	The delinquency was for being over 30 days late on a credit card payment. I have however, paid that credit card account in full and have closed the account. Thank you for your inquiry!

Member Payment Dependent Notes Series 466415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466415	$3,200	$3,200	11.48%	1.00%	December 10, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466415. Member loan 466415 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	ValueClick	Debt-to-income ratio:	6.63%
Length of employment:	1 year	Location:	VENTURA, CA

Home town:
Current & past employers:	ValueClick
Education:

This borrower member posted the following loan description, which has not been verified:

585831 added on 12/05/09 > Car Repairs and buying medical insurance for visiting mom.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	77
Revolving Credit Balance:	$20,002.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the $3,200. is for car repairs, and how much is for health insurance?	2,000 for car repairs and 1,200 for buying health insurance.
Please account for your credit delinquency 77 months ago. Also, what are your average monthly expenses?	Avg monthly expenses $7,000 6 years ago I did a debt consolidation, and that has been paid in full.
How are your expenses so high? Considering you don't own a house. Can you please break it down?	Cause I live in California ;-) Seriously though Home $2,100.67 Food & Dining $1,470.07 Uncategorized $736.12 Education $695.00 Shopping $566.19 Auto & Transport $413.98 Bills & Utilities $330.40 Financial $265.27 I used to live in Phoenix before, and Ventura CA is like 34% more expensive (http://www.bestplaces.net/col/?salary=100000&city1=50455000&city2=50665042) I am getting out of here the first chance I get.

Member Payment Dependent Notes Series 466442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466442	$6,400	$6,400	12.53%	1.00%	December 10, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466442. Member loan 466442 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,875 / month
Current employer:	LiDestri Foods	Debt-to-income ratio:	18.22%
Length of employment:	10 + years	Location:	Rochester, NY

Home town:
Current & past employers:	LiDestri Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	82
Revolving Credit Balance:	$6,917.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the loan is for car repairs, and how much is for consolidation?	$2500 Car repairs $3900 Consolidation

Member Payment Dependent Notes Series 466450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466450	$5,000	$5,000	13.57%	1.00%	December 10, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466450. Member loan 466450 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,960 / month
Current employer:	M.C.DEAN	Debt-to-income ratio:	14.05%
Length of employment:	3 years	Location:	WALDORF, MD

Home town:
Current & past employers:	M.C.DEAN
Education:

This borrower member posted the following loan description, which has not been verified:

585900 added on 12/06/09 > This loan is to help with paying down some debt.

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	7
Revolving Credit Balance:	$233.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What kind of debt are you wanting to pay down - credit card, personal loan, student loan, etc? Regards; Art	I am trying to pay down a auto loan and with the rest buy a used car.
What was the delinquency 7 months ago?	spouse lost her job and i was aware that she could't pay this bill in which i co signed for. once i was notified i made the account current.

Member Payment Dependent Notes Series 466453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466453	$12,000	$12,000	13.57%	1.00%	December 14, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466453. Member loan 466453 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Civil Service (Robins AFB, GA)	Debt-to-income ratio:	0.18%
Length of employment:	10 + years	Location:	Macon, GA

Home town:
Current & past employers:	Civil Service (Robins AFB, GA)
Education:

This borrower member posted the following loan description, which has not been verified:

585905 added on 12/05/09 > I have a couple of auto loans at my credit union that are well over 15%. I would like to consolidate them and a small signature loan for $336.00 and a Line of Credit account. I have 2 older kids in college - 1 will finish her Paralegal Cert in Jun 2010 and the other will graduate Jun 2011. Supporting them and their auto bills is a challenge but I can see the lightn at the end of the tunnel. I have one small balance with HH Gregg (GE Money Bank) and one with Tires Plus (CFNA) that will be retired with this loan as well. I have the income, I just need to consolidate this debt. I do own any major credit cards, just my Visa Check card at my Credit Union. Thanks so much for your consideration.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	48
Revolving Credit Balance:	$440.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the debt that you are planning on consolidating? Thank you in advance.	Thanks, I have be very conservative with revolving accounts and have no Major Credit Cards. I plan to retire 4 debts at my Credit Union as follows: Signature loan: $ 86.51/mo Son's car: $252.12/mo My car: $210.08/mo Line of credit: $180.28/mo Total cost/mon: $728.99/mo Lending club Ln: $408.00/mo Savings: $320.00/mo God Bless you and thanks for asking.
GS- Pay Grade at Robbins AFB, GA is? What specifc debt is $12,000 loan consolidating (Credit Report reflects less than $1,000 CC revolving credit balance). Thanks.	Hi. I am a under the NSPS system, my grade is a YC-02, equivalent to a GS-14/3. I plan to retire 4 debts at my Credit Union as follows: Signature loan: $ 86.51/mo Son's car: $252.12/mo My car: $210.08/mo Line of credit: $180.28/mo Total cost/mon: $728.99/mo Lending club Ln: $408.00/mo Savings: $320.00/mo God Bless you and thanks for asking.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: why is your revolving credit balance only $440? are the debts you are paying not in your name? nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thanks for your questions. I am contacting customer support to upload the proof of income. My revolving debt is for car repairs thru Tires Plus financed by CFNA and a small amount at HH Gregg financed thru GE Money Bank. I don't normally use revolving accounts for shopping or anything frivilous. All my debts are in my name, I wouldn't do that to my kids. Nature of the debts normal fact of life purchases. 2 secured loans for automobiles and 2 unsecured loans (signature loan and line of credit) all at my credit union, I plan to retire these debts at my Credit Union as follows: Signature loan: $ 86.51/mo (Balance: $337) Son's car: $252.12/mo (Balance: $5,534) My car: $210.08/mo (Balance: $6,065) Line of credit: $180.28/mo (Balance: $3,000) Total cost/mon: $728.99/mo Lending club Ln: $408.00/mo Savings: $320.00/mo God Bless you and thanks for asking. I am not overspending, but I do see the need to take the extra cash and continue to be a responsible consumer. My mothly responsibilities are for my Home ($879.00/mo), 2nd Mort (at credit union) $264/mo, and expenses like water, gas, electricity, cell phone are about $400/month. Qtrly, tuition for my kids runs $1,600 per qtr. The balance on the HH Gregg card is $440.00 and the balance on my GE Money Bank is $320.00. Income is mine alone and annually is $97,000 and if I lose my job, I will gladly repay this loan from my Thrift Savings Plan, Balance over $80,000. Again, thanks for your questions and I will upload proof of income to costmer service today, 8 Dec 09.
Please account for the delinquency 48 months ago. Also what is your civil service position?	The delinquncy resulted from a medical bill that resulted from an automobile accident that I had in Aug 2004. I thought that my auto insurance company paid the bill but much to my surprise they didn't and the medical provider did not notify me instead they turned it over to collections. The collection company notified me and said that if I would pay the bill, they would not report it on my credit report. Well, I paid the bill immediately but nevertheless, it only shows up on Experian only as a delinquency. I will call the collection agency and see if they can get it removed. The bill was $546.00. My position in Civil Service is a manager over an Working Capital Funds Division, GS-14 equivalent (YC-02 NSPS designation).

Member Payment Dependent Notes Series 466465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466465	$3,200	$3,200	11.14%	1.00%	December 9, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466465. Member loan 466465 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Buck and Buck Clothing Inc	Debt-to-income ratio:	5.04%
Length of employment:	3 years	Location:	Seattle, WA

Home town:
Current & past employers:	Buck and Buck Clothing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

585923 added on 12/05/09 > Hello,<br/><br/>I appreciate your time. My situation here is pretty simple. My goal for this loan is to pay off my two highest rate credit cards, so I can be in greater control of my financial future. I do appreciate the flexibility afforded me by the credit card industry over the years, but I've become nervous about the changes occurring of late. Despite my high FICO score and responsible payment history, I'm feeling somewhat powerless. For example. due to inactivity, two cards; with 0 balance, but with substantial credit availability (from the same lender) have been closed without warning, leaving me with a higher debt to credit ratio. Another card's rate has risen, through no fault of mine. I have been paying slightly more than my balances, but feel this 3-year plan will give me the push and focus I need, to make a substantial difference. I'm no spring chicken, so the time is (beyond) now. ;-) I'm happy to say that my job is a stable one. The company I work for primarily sells clothing for nursing home residents/seniors/people with disabilities. We have been largely unfazed by the economic downturn and have just hired a few more people. My household budget consists of my rent (utilities are included), my car, food, etc. I have only myself to take care of, and am not a big consumer of material goods. Well.. I think that covers it. I am motivated, and excited to take better control of my life. Thank you for your consideration!<br/> 585923 added on 12/06/09 > Hello,<br/><br/>I appreciate your time. My situation here is pretty simple. My goal for this loan is to pay off my two highest rate credit cards, so I can be in greater control of my financial future. I do appreciate the flexibility afforded me by the credit card industry over the years, but I've become nervous about the changes occurring of late. Despite my good FICO score and responsible payment history, I'm feeling somewhat powerless. For example. due to inactivity, two cards; with no balance, but with substantial credit availability (from the same lender) have been closed without warning, leaving me with a higher debt to credit ratio. Another card's rate has risen, through no fault of mine. I have been paying slightly more than my balances, but feel this 3-year plan will give me the push and focus I need, to make a substantial difference. I'm no spring chicken, so the time is (beyond) now. ;-) I'm happy to say that my job is a stable one. The company I work for primarily sells clothing for nursing home residents/seniors/people with disabilities. We have been largely unfazed by the economic downturn and have just hired a few more people. My household budget consists of my rent (utilities are included), my car, food, etc. I have only myself to take care of, and am not a big consumer of material goods. Well.. I think that covers it. I am motivated, and excited to take better control of my life. Thank you for your consideration!<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,383.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 466516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466516	$6,000	$6,000	11.48%	1.00%	December 14, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466516. Member loan 466516 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	United Technologies	Debt-to-income ratio:	11.90%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	United Technologies , NCR Corp., The Ritz Carlton Hotel
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

586023 added on 12/05/09 > I am a sharp, college educated professional who manages my finances very carefully. For example, I use Quicken Finance to ensure that my finances are always in check and funds are available when they are needed.<br/> 586023 added on 12/06/09 > My current income will most likely be significantly higher in my new position, but I listed what I averaged over the last several years, not what I expect to make in the next several years. The average person in my position earns around $110,000 per year (a bad year would be $90,000). Understandebly, I can't prove that but you can take it for what it's worth, and please visit my companies website at http://www.utc.com to get a feel for the quality of my employer (United Technologies is a Fortune 39 company). Up until recently, my credit score was above 140 and as high as 160, but fell I believe due to Bank of America rolling back my credit limit as they have done with many people. So in reality my debt is pretty low risk and you are getting a deal at the 11.48% interest I'll be paying. But I'd much rather pay that to individuals than to the banks.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,103.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at United Technologies? Length of employment? Thank you in advance for your answers.	I have been with United Technologies for only 2 months. My official title in HR is Sr. Sales Representative (to customers we call ourselves Sales Consultants). I am in a B2B position. Prior to United Technologies I was with NCR Corp. for 4 years and was a Global Account Manager. I put 75K as my average income because that's what it was at NCR, but at UTC my Total Target Compensation is $110,000. Since I've only worked with them for a short period, I knew it would be more difficult to verify that higher amount. I have always paid my debts on time and consider myself a pretty low risk. Not too long ago my credit score was around 760, and it fell only recently because the banks reduced my limits (as they have done to many). So go figure...
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I attended the University of Georgia and there I earned my BA in Business. Prior to United Technologies I was a Global Account Manager at NCR Corp. Prior to them I was in school, but I worked for a Ritz Carlton Hotel in Guest Services. Prior to the Ritz Carlton, and also while I was in school, I was a part-time Store Supervisor at a Chick-Fil-A, and also won the Chick-Fil-A scholarship. Up until recently my credit score was as high as 760, and this is the first time I've seen it below 720 (the banks reduced my credit limit). So you do the math.
You've been at your job for less than a year. Can you share how safe your job is and why you have incurred so much debt?	My job is safe. I worked prior to this at NCR Corp. as a Global Account Manager for 4 years. United Technologies hired me to build a specific geographic region because of my experience in a certain field. There is plenty of opportunity in my region or else they would not have taken me on. United Technologies is a very big company and they only hire the best. I incurred so much debt from vacations I took in years past and some unexpected bills that needed to be paid off over time. At this time I have no plans to increase my debt and am currently sticking diligently to a debt reduction plan that will have it paid off in 2 years and no later than 3 years.
Would you please provide your gross income, accurately, and verify it by Lending Club?	I have provided Lending Club with permission to verify my income. How they do that I'm not sure. My listed "average" of $75k is my average gross average over the last sever years at NCR. I just started a new position with a higher expected income of $110,000, but since I'm in sales, that can vary. A bad year in my position would be $90,000 while a good year could surpass $200K. If you know anything about high level B2B technology sales that income level should not surprise you.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 6k and your revolving credit balance of 18k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have sent a message to support to see what I can do to verify my income. The nature of my debt is credit card debt that was accumulated over the last several years during a period of some unexpected bills (personal obligations) and some international travel. I'd like to use the $6K to pay off an American Express card currently charging me a variable 15% APR. If the LendingClub experience proves to be a positive one I may request additional funds from lenders to pay off other Credit Cards. Of the other cards, one has about $6K at 0% APR for 12 months, and the others range from 10% to 14% APR. I have set up a debt elimination plan using my Quicken which should have me out of debt within the next 2 years but not later than 3 years. I have also recently reduced my living expenses dramatically, going from an apartment rent that was $1125/month to the one I'm in now which is $720/month (and other things like that), and shuffled the savings from those expense reductions to pay off my debt. Utilities are included in my rent with the exception of electricity. However, I travel most of the week for work, so my electricity bill is low. Another benefit of traveling is that all my food is taken care of by my company, so yet another reduction in grocery expense, etc. I only have basic cable ($14/month). Work takes care of internet and cell phone as I have a virtually based home office. I lease my 2008 Honda Accord at $370/month, but my new job pays for vehicle costs through a Runzheimers program, in which I get a set $405/month + business mileage expenses for my vehicle, this on top of my expected income projections (see the Runzheimers website to understand how it works if you are interested). All the income is mine alone. I have a very good job with UTC and am in an under developed market with plenty of demand for my product. I have confidence in my current job security, but if something were to happen I have over $30,000 in liquid investments between a 401K and regular brokerage. It was about twice that before the markets crashed, but I am a saver and will continue to build a short term savings fund in addition to my debt elimination. (I would not expect to touch any of my 40k or IRA's except in the most extreme circumstances). My dad is a Financial Adviser and handles my investments. I am well connected within my industry and would not have trouble finding a new job with similar pay or more. However, should the unexpected happen and I lose my job (which I just started so don't expect that anytime soon), my income level qualifies for the highest amount of UI Benefits, which here in Washington is $611 per week. Finally, as another parachute I have a well educated family with good jobs and good pay who could always chip in if the need arises (I have a close family and we always help each other. My Uncle is a successful business owner whom I could work for as well during any job search). Once again, I don't expect anything like that to happen, but I'm only giving you my contingency plans as you requested. No plans for kids anytime in the next several years.

Member Payment Dependent Notes Series 466600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466600	$2,500	$2,500	12.87%	1.00%	December 10, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466600. Member loan 466600 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,864 / month
Current employer:	Honstein Oil Co	Debt-to-income ratio:	13.86%
Length of employment:	< 1 year	Location:	SANTA FE, NM

Home town:
Current & past employers:	Honstein Oil Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	7
Revolving Credit Balance:	$7,565.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	Type your answer here. I will be using the loan to pay for dental work for freind and to buy presription glasses for same friend.
What is the purpose of the loan? Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here.I will be using the loan to prvide some dental care to a friend as well as presription glasses for same friend. As far as work history hmm I have been at the same job for 25 years..... Since 1984 I am not sure where the information showed up as short term on my employment.. The same employer for the last 25 years.
Please account for the 2 recent credit delinquencies.	Type your answer here.My current auto Loan showing 1 late payment is in error on the part of the Lender State emplyees Credit Union. I have disputed this both with the Credit Bureau and with State Emplyees Credit Union. The error on State employees Credit union is due to that they placed forced insurance on my loan in error and added this amount to my loan. I had to personally go in three diffent times to get them to correct their mistake and it was there error for both placing the forced insurance on my loan and for not fising the error and correcting the mistake in a timely manner. As far as the other delinqincy, I had one payment for less than $ 10.00 to Sams club that inadverntently got paid late due to an incorrect balance. Sams chose to make a big issue out of this Less tahn $ 10.00 payment that was paid.
What is the purpose of the loan? Please explain the 2 delinquencies in the last 2 years. Since you have been employed < 1yr at Hornstein Oil, please describe your job duties and previous work history. Thank you.	Type your answer here.Loan will be used to provide dental work for a friend and to purchase prescription glasses for same friend. One deliquncy with State Employees Credit Union ( My current auto Loan is an error on State Emplyees part. I have disputed this with both State employees Credit Union and with the Credit bureau. They placed forced insurance on my loan in error and failed to correct this in a timeely manner I have never made a single late payment to State Employees Credit Union As for the other delinquency, I had a less tahn $ 10.00 balance to Sams Club . There was some confusion as to the balance , it got paid late. Sams chose to make a big deal out of a very minor issue all over a missed payment on a balance of less than $ 10.00
What will you be using this money for? No loan description?	Type your answer here. Loan will be used to provide dental work for a friend as well as purchase prescription glasses for same friend
You have ZERO chance of getting funded unless you provide some details for the purpose of loan, why you are capable of paying it back, and why your job is safe. You are competing against 200 loans and you need to sell yourself. Thanks.	Type your answer here. Loan purpose to lprovide dental work for a friend and to purchase prescription glasses for same friend. I have paid every penny I have ever borrowed back with interest. I have been at my job for 25 years and have never once failed to ever pay back any money borrowed!!

Member Payment Dependent Notes Series 466698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466698	$18,000	$18,000	14.96%	1.00%	December 14, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466698. Member loan 466698 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,267 / month
Current employer:	Eagle Mt.-Saginaw ISD	Debt-to-income ratio:	10.71%
Length of employment:	10 + years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Eagle Mt.-Saginaw ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,632.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $18,000 DC loan questions are: 1- Position @ Eagle Mt-Saginaw Independent School District? 2- House and auto payments per month are $? 3- Credit Report reflects $18,632 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE per month.) Advance thanks for answers to ALL questions. Sent 12.07.2009 # 5:45 AM ET	1. I am a teacher in the Eaglt Mt.-Saginaw Independent School District. 2. I don't have an auto payment per month, since my car is paid off. My rent is $685/month, but my sister lives with me. So, I end up paying about $360/month in rent. 3. Total payments paid per month on all CC equal about $600.00 - $650.00.
Hello. Most of the potential investors in your loan will want to know a few details about how the proceeds will be used so they can gauge the likelihood they will receive repayment. Would you mind telling us some details about the debts you will consolidate with this loan? It would be helpful if you could tell us the balances, interest rates, and current monthly payments of all the accounts you intend to consolidate with the $18,000 (less fees) you will receive from this loan. Thank you.	The use of this money will go toward paying off the debt on ALL of my credit cards, so that I may become Credit Card Debt Free. Then, I can quit paying interest on interest, and finally be financially free.
Other than requesting this loan, what actions have you taken to reduce your debt? Thank you in advance.	Cut out unnecessary spending and put away my credit cards. I've cut out many "extras" and am learning to do without.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	The nature of my debt is unfortunately a series of minor "emergencies" mixed with some back-to-school graduate debt like a computer and runaway spending. I am requesting only the amount of money I owe on my credit cards. The steps I've taken to get my spending in line with my income include getting rid of unnecessary expedentures and extra work tutoring. My monthly commitments include a rent of $360.00 (this goes toward a $685.00 rent that I split with my roommate/sister), $150.00 toward utilities, $100.00 medical expences, $400.00 food budget, $200.00 towards a student loan that has no payments due until 2011. (My car is paid off.) I will be paying off credit cards with different cards equaling $8,000; $4,000; $2,200; $2,000; $1,500; $1,000; $200.00. My employment is that of a teacher. My income is over $51,000 gross annually, and it is my income alone. This is my twelvth year as a teacher.

Member Payment Dependent Notes Series 466720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466720	$10,000	$10,000	8.94%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466720. Member loan 466720 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	The Nielsen Company	Debt-to-income ratio:	7.62%
Length of employment:	7 years	Location:	ROSELLE, IL

Home town:
Current & past employers:	The Nielsen Company
Education:

This borrower member posted the following loan description, which has not been verified:

586423 added on 12/07/09 > Paying off my American Express and Discover Card to put them all into one payment here for a little bit of a lower rate. Have a good amount in investment account but I don't want to cash in my stocks/options due to tax considerations. Looking to give community members a good return on a low risk borrower. <br/><br/>My take home pay is about $4300. I'm also bonus elegible (15% of my yearly salary). <br/><br/>If you have questions, please ask.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,574.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. As many small investors fund these loans I for on look for verified income. Could you please contact LC and have them verify your income? Also could you please explain why you are only requesting about one half of your revolving credit debts? Can I assume that the other one half of the debt is at a lower interest than what you are receiving here? Thank you and best wishes on your funding..	I'm new to lending club, so I'll take a look at what needs to be done, but I know my company uses a third party company to verify employment (and I would think income) where the requesting party needs an account to ask. It is called the work number. I understand your concerns. I used to loan money on prosper and got stiffed on quite a few loans. You can see from my listing that I've had credit since 1996 and my score is in the mid 700's. That is correct back in the "good times" I got an offer from Chase for a fixed rate check for 2.99% interest which I'm obviously not in a rush to pay. I do typically pay a little more than the minimum on that though just to pay it down. I do have a 401k, Roth IRA, and an individual Stock Account. If you have any other questions, feel free to ask. If the income verification becomes an issue with lending club, I hope you still consider me based on this response and my credit. Thanks!!

Member Payment Dependent Notes Series 466729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466729	$6,000	$6,000	7.74%	1.00%	December 14, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466729. Member loan 466729 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Qualcomm, Inc.	Debt-to-income ratio:	15.89%
Length of employment:	6 years	Location:	Santee, CA

Home town:
Current & past employers:	Qualcomm, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

586455 added on 12/06/09 > This loan will be used to pay off a high interest credit card. I am a good candidate for this loan because I have never missed a payment, own a home with a fixed mortgage, and make good money. I have a stable job in a solid company. Monthly income (net): $5,894.48; Monthly Expenses, investments and savings: $5,609.18<br/>

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,397.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide the details of your revolving credit balance? Thanks.	Credit Card Balance / Payments: * Chase 1 $9800 / $488 * Chase 2 $15000 / $325 * CU $4400 / $130 * WF $7000 / $236 This Loan will replace WF from $236 minimum payment down to $187.32 / month. Monthly Net Pay: $5,894.48 Monthly Expenses, investments & savings: $5400
Please provide details of your revolving credit balance.	Duplicate question; answered previously.
what do you do	I am a Software Engineer, but most of my work involves System Administration.

Member Payment Dependent Notes Series 466745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466745	$3,000	$3,000	11.83%	1.00%	December 9, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466745. Member loan 466745 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	american greetings	Debt-to-income ratio:	14.46%
Length of employment:	10 + years	Location:	lakewood, OH

Home town:
Current & past employers:	american greetings
Education:

This borrower member posted the following loan description, which has not been verified:

586504 added on 12/07/09 > this will consolidate credit cards and lower rates allowing me to close these cards down<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,297.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 466750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466750	$7,000	$7,000	14.96%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466750. Member loan 466750 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,650 / month
Current employer:	NJ dept of corrections	Debt-to-income ratio:	12.66%
Length of employment:	10 + years	Location:	Vineland, NJ

Home town:
Current & past employers:	NJ dept of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,294.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been employed with NJ dept of corrections? Thank you in advance.	I was hired as a temp in 10/96 but didn't become permanent until July, 2008. All of it in the same dept.
Re: $8,000 Debt Consolidation loan questions are: 1- Position @ NJ DOC? 2- House and vehicle payments per month are $? 3- Application reflects <1 year (less than 1 year) current employer NJ DOC. Provide three years work (or school) history prior employers? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ :00 AM ET.	I already answered this question this morning. Do I need to answer it again?
Retired USMCInvestor also wanted to know what your position at the NJ DOC is... What do you do there/What are your job responsibilities? Also, what are your monthly house & vehicle payments?	My title was Teaching Asst in the Education Department of Bayside State Prison but the work that I do is actually office support. It's equal to a public school system's district office. We all do the data & paperwork that is required for the prison's Ed. Dept. Along with the office work, I have been the Coordinator for the Addiction's Awareness Education Program since 9/02. I have over 400 inmates per year complete my class. My program is the only one of its kind that is provided in the state's DOC. Because of this, I am protected from layoffs since they must keep this program operating. After 10 yrs, we were at the top of our pay scale and had no opportunity for a pay raise so the state decided to drop the TA title for those of us who had college degrees. They started a new title for us. It is called Instructional Technician/Secured Facilities. This put us at Range 15 which our old position was a Range 11. It also provided us with a yearly pay increment that's great for us. It gave me an automatic $1500.00 raise. My monthly payments for my car is $220.64 and my mortgage is $1040.00 (incl taxes). I hope this helps and I welcome any other questions that you might have. Thanks, M. D.
Please account for your delinquency 32 months ago.	I was misled by friends that I could consolidate my loans by contracting with a debt counselor company. I signed on with one company but then I found a better one and I dropped the 1st company and started with the 2nd one. later on I found out about the late payment info on my credit report. It was Providian that claimed that I was late. It occurred when I made the switch from one company to the other. The 2nd company assured me that they would take care of it but they were never able to get it corrected. I was unable to correct the problem on my own so, I just gave up. I think that I still have all of the records of them trying to get it corrected, if needed. I hope that makes sense because it was VERY confusing at that time.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole owner of this house with no dependents. My daughter is 37 yrs old and lives 30 miles from me. This loan will pay off my car ( $4710.93- $220.64/mo) at 18.61% APR and my personal loan ($1959.84- $95.33/mo) at 10.75% APR. I don't have a 2nd mortgage since I just bought this house in 5/08. I took advantage of the stimulus pkg by doing a streamlined re-fi last April. This brought me down to 4.8% APR fixed for 30 yrs. I took advantage of the $7500.00 tax credit and installed a gas heater and central A/C which I got at cost since by boyfriend is a HVAC contractor. By doing this, the appraiser said that I raised the value by @ $10K. I have since installed vinyl siding also. My monthly mortgage payment with taxes is $ 1040.00. It is a small bungalo (750sf) and it doesn't use much to heat or cool. I have a gas budget payment of $91.00 and my high electric bill is @ $120.00 in summer and only @ $ 65.00 in winter. I dropped Verizon wireless and switched to Boost for $50.00/ mo. I have Directv which costs me $68.00/mo. I have no credit cards and the other bills are Lowe's ( < $ 700.00) and Home Depot (< $ 575.00). I live very frugally. I don't drink or smoke and my entertainment expenses are zilch except for my TV. This loan money will fit in because it replaces the CU loans and I will use the extra amt that I asked for so I can buy a new windshield for my car. It's had a large growing crack for a few months now but now I have to fix it because it's due for inspection this month. I hope this info is helpful- M.D.

Member Payment Dependent Notes Series 466766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466766	$15,000	$15,000	11.83%	1.00%	December 14, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466766. Member loan 466766 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Awful Arthur's Seafood Co.	Debt-to-income ratio:	11.70%
Length of employment:	9 years	Location:	ROANOKE, VA

Home town:
Current & past employers:	Awful Arthur's Seafood Co.
Education:

This borrower member posted the following loan description, which has not been verified:

586579 added on 12/09/09 > I will be using the loan to add on additional space to my house. As my house is growing to small for my family. I have been employeed as a general manager at Awful Arthurs Seafood Company for the past nine and a half years. Check out our website at Awfularthursseafood.com! The monthy payment Lending Club has quoted,$500, is perfect for my allotted budget.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,697.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you own your home outright or have a 1st mortgage? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My wife works part time our combined annual income is $69,000. Monthly expenses are around $2,500. I have a first mortgage on my house with a $750 mortgage payment. In the case of a job loss situation I feel pretty confident in my performance and level of experience from being in this industry for 18 years half of which have been as a general manager. I feel I would not have any problems finding another comparable management position.

Member Payment Dependent Notes Series 466771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466771	$8,000	$8,000	12.87%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466771. Member loan 466771 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	McGraw-Hill Publishing	Debt-to-income ratio:	5.30%
Length of employment:	< 1 year	Location:	BRIGHTON, MA

Home town:
Current & past employers:	McGraw-Hill Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

586588 added on 12/07/09 > After 2 moves (and unfortunately high moving expenses), and I am now employed by a Fortune 500 company with an annual salary of $50,000 + approximately $15,000 bonus each year (both to increase annually.) I am fortunate to now have the financial means to pay off all of my post-college acquired debt and return my credit to good standing. i appreciate your consideration and promise that this is a good investment.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	8
Revolving Credit Balance:	$7,710.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you share your current debt balances and the interest rate you're paying on them?	Hi and thanks for your question - I'm glad to share my debt balances and interest rates. My total debt is $8,000, and I've been paying off approximately $500/month. At 24.2%, the interest rate is proving to be the biggest obstacle to diminishing my debt. Thanks for your question, and I hope that you will be open to funding my personal economic stimulus plan. (A little government joke for you.)

Member Payment Dependent Notes Series 466799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466799	$20,000	$20,000	11.14%	1.00%	December 15, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466799. Member loan 466799 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	9.55%
Length of employment:	n/a	Location:	CARY, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,701.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"OTHER" tells investors absolutely NOTHING about actual purposes intended loan will be use for. Investors need DETAILS.	My business is software development - primarily for the healthcare industry. The purpose of the loan is to buy computer hardware to set up a more robust development and testing environment, as well as increase storage capability.
Please respond to the following: What languages do you code and on what platforms? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the composition of the $26k in revolving credit as shown above? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Programming languages and environments: Visual Studio 2008, Visual Studio 6.0, ASP.NET, C#, VB.NET, VB 6.0, CSLA, Telerik Controls, ASP, HTML, Javascript, VBA, Visual Foxpro 8.0 and 9.0, SQL SERVER 2000, 2005, 2008. I am currently the sole wage earner. The mortgage is $1615, and other monthly bills vary between $1900 and $2400 including food. Revolving credit is comprised of a personal American Express and Chase Mastercard, and a business Chase Mastercard. No second morgtage or HELOC. I am not anticipating loss of work, as the health care company (cardiac monitoring) I am contracted with has projects approved for the next 18 months. Secondly, I have a standing job offer with a second health care company (electronic medical records management). I am also working on electronic medical records software as a side project with another programmer. As an absolute last resort I would ask my parents for financial help.

Member Payment Dependent Notes Series 466813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466813	$20,600	$20,600	12.53%	1.00%	December 15, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466813. Member loan 466813 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,340 / month
Current employer:	National Instruments	Debt-to-income ratio:	14.45%
Length of employment:	10 + years	Location:	Austin, TX

Home town:
Current & past employers:	National Instruments
Education:

This borrower member posted the following loan description, which has not been verified:

586661 added on 12/08/09 > With this loan I will consolidate all revolving debt into one monthly payment. I am in phase two of a three step plan for 2009 / 2010 which started with proper budgeting and will end with investment in savings and retirement. I chose Lending Club because I would much rather pay other friendly consumers than a large bank.<br/> 586661 added on 12/08/09 > Common Q&A with my Responses:<br/><br/>What are your responsibilities at National Instruments<br/>Information Technology People and Project Management<br/><br/>Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?<br/>Sole wage earner, single with no children in my household.<br/><br/><br/>So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., <br/><br/>rent/mortgage(s), car, food, other loans, etc.<br/><br/>Net Income: $5,800.00<br/><br/>Mortgage: $1,518.68<br/>Car Loan: $650.03<br/>Utilities: $ 350.00<br/>Food: $ 550.00<br/>Misc: $ 400.00<br/><br/>Total Monthly Living Expenses $2,331.29<br/><br/>Credit Cards<br/>Card 1: Pay $500 @ 21% balance $5500.00<br/>Card 2: Pay $400 @ 19% balance $6500.00<br/>Card 3: Pay $200 @ 15% balance $3800.00<br/>Card 4: Pay $200 @ 12% balance $2200.00<br/><br/>Total Monthly Credit Payment prior to Lending Club: $1300<br/>Rough monthly lending club payment 700.00 @ 12%<br/><br/>Do you own your house outright or do you have a first mortgage?<br/>First mortgage with payment of $1,518.68<br/><br/>Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment?<br/>No second mortgage or HELOC<br/><br/>In the case of a job loss, what is your contingency plan to repay this loan?<br/>I have an emergency account with 4 months of income. This will be used to make the regularly scheduled monthly payments on <br/><br/>this loan until new employment is located. If new employment is not located my family will make the payments.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	57
Revolving Credit Balance:	$13,171.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Please account for the 3 recent credit inquiries. 2) Please account for the credit delinquency 57 months ago. 3) You are requesting ~$21k loan and only have ~$13.2k revolving debt. What will you be doing with the additional funding>?	1. The three recent inquiries were surrounding the purchase of my current automobile as the previous one was totalled in a severe hailstorm. I shopped around to three insitutions for the best rate. 2. The credit delinquincy was one (1) missed payment while I was stationed overseas and the payment was not received on-time by the instituion due to a mailing delay for which I was solely responsible. 3. The 13.2 K is innacurate as the largest of my credit card accounts (Citibank AAdavantage) does not report the outstanding balance correctly on this report for a reason I am currently investigating. The total funds I will receive if the loan is fully funded will exactly cover all outstanding revolving, unsecured debt. Thank You for your consideration!
Just so you know the above credit report is from just one of the three credit bureaus and we have certainly seen that some times one credit bureau will not show some debit another has on its records. Thank you for your very complete description, I'm going to fund some of your loan.	Thank you so much for the information, this answer helped me narrow the search for an answer.
Great info! You've done your homework on the questions we ask. Thank you for providing.	Thank you for your thoughtful funding of this request.
Great positive answers - I will also be funding your loan. Best wishes.	Thank YouTTaZ
I can certainly understand your desire to consilidate your debt, but what have you done to ensure that you will new accure new debt moving forward?	This is a very good question, thank you for sharing it with me. Firstly, I started this adventure by developing a strict but livable budget in June 2010. I have traditionally failed at budgeting in the past due to being too aggressive. I have lived on and adjusted this budget through the past 6 full months and feel comfortable that on this budget I will repay the debt I have through Lending Club consolidation but it also allows for me to save $$$ at the same time allowing me to build a cushion to debt free living. Lastly and although it may sound silly I have locked all of available credit cards except my Gold American Express in my safe deposit box at the credit union I primarily use. Having to go to the bank and open the box will give me pause on my journey to debt free living. Thank you again for thinking of me on Lending Club. Happy Holidays.

Member Payment Dependent Notes Series 466817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466817	$10,000	$10,000	13.22%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466817. Member loan 466817 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Mesa Air Group	Debt-to-income ratio:	8.30%
Length of employment:	3 years	Location:	Port Orange, FL

Home town:
Current & past employers:	Mesa Air Group
Education:

This borrower member posted the following loan description, which has not been verified:

586665 added on 12/07/09 > The Loan will be used to consolidate credit card debt, I have a steady job for the last three years that will allow me to pay more then the monthly minimum, I expect to have the loan paid off well in advance of 36 months. I am at this time at no risk of losing my job.<br/>null

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,989.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I'm hoping you could answer a few questions. 1. What is your role with Mesa Air Group? 2. Approximately what are you currently paying monthly towards your credit card debt? Thank you and good luck with your loan request!	I am currently a First Officer (Pilot) I am paying about 500 a month to credit cards, but i would like to pay them all off at once and only have to pay to one account.
According to your credit report you are only using about 4k of your line....what are you doing with the other 6k? what are your detailed monthly expenses and free cash flow? What kind of assets or savings do you have?	I have paid off most of the line that that is why it is lower, I am just low on savings and would like to have that in my account in case of any unforseen expenses come up. Asset wise I fully own a 2002 dodge ram. I plan on repaying about 700-1000 a month on the loan to pay it off as quickly as possible
What is the breakdown of your monthly expenses?	Basically I budget about 1000 a month 500 for rent and bills, 10 a month for gym membership, about 200 a month for food, 150 for auto, gas and maintenence, and the rest for miscellaneous spending. I plan on paying back about 1000 a month on the loan.

Member Payment Dependent Notes Series 466834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466834	$8,400	$8,400	13.57%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466834. Member loan 466834 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,906 / month
Current employer:	Cobb County Sheriff's Office	Debt-to-income ratio:	21.34%
Length of employment:	10 + years	Location:	Marietta, GA

Home town:
Current & past employers:	Cobb County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

586696 added on 12/07/09 > I'm trying to get rid of my credit card debt. I have always paid on time and paid more than the minimum. However, the credit cards have cut my credit limits, increased my minimum payments and increased my interest rates to 35%. I keeping paying, but with high interest rates I can not get the balances paid off. All I want to do is be credit card free and if I need to purchase big items in the future I will apply for a loan. Any assistance you can provide in helping me reach my goal will be truly appreciated. Thank you in advance for your help!<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,072.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other actions have you taken to reduce your debt and/or control your finances? Thank you in advance.	I have destroyed the credit cards and no longer use them. I created a budget to track my expenses. I only make new purchases when it fits into my budget and I can pay cash (debit card) and if I do not have the money, I do NOT buy it. My car is paid off which is a 1996 Toyota Camry and I do not plan to purchase a new one anytime soon since this one is still in good shape. I look for savings wherever I can and I put money into the Deferred Comp and Retirement plan with the County, but will not be able to withdraw from it until I retire which will be in 2021. I hope have answered your question sufficiently, but if you need additional information I will be more than happy to provide it. Thank you in advance for your consideration in assisting me in accomplishing my goal to be debt free of credit cards.
Re: $8,400 CC REFI loan questions are: 1- Position @ Cobb County Sheriff Department? Patrol? Administrative? 911 Communications? Or?2- House and vehicle payments per month are $? 3- Credit Report reflects $55,072 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 4- Is any of revolving credit Home Equity Line of Credit (HELOC)? If yes, what $ amount? Advance thanks for ALL answers. Last week I helped to fund a St John's County, FL Deputy Sheriffs similar loan. Member 505570 (RetiredUSMCInvestor) sends 12.08.2009 @ 5:48 AM ET 12.08.2009.	I am the Business Manager in the Administration Division of the Cobb County Sheriff???s Office. My house payment is $921.00, but I usually pay $950.00. I do not have any car payments. I purchased a 1996 Camry in Nov of 95 and paid it off in 1998. The car is in great shape and I do not need a new one anytime soon. My high rated interest credit card payments per month total $355.00. The revolving credit does include a HELOC for $24,606.08, but due to the housing market, it has been suspended. I pay anywhere from $105.00 to $125.00 on the HELOC each month. The $55,072.00 revolving credit also includes 4 joint accounts with my husband. My husband also works for the Sheriff???s Office as a Deputy Sheriff and has been with them for 24 years. I hope I have answered your questions sufficiently. If you would like additional information, please do not hesitate to ask. Thank you in advance for your consideration in assisting me in my goal to be debt free of credit cards.
Please respond to the following: What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you in advance for your consideration in assisting me in my goal to be debt free of credit cards. Our combined yearly gross income is $120,400.00. Our monthly take home is $5,400.00. Our monthly expenses are listed below: Cable: $95.00 Car Insurance for 2 vehicles: $63.94 Car Payments: None Credit Cards (Personal & Joint Accts): $1,300.00 Gas for 2 Vehicles: $160.00 Groceries (Food, Toiletries, Etc): $500.00 HELOC: $105.00 House Ins: $52.30 Internet: $40.00 Misc Expenses ??? Car repair, House Repair, Etc.: $300.00 Mortgage: $921.89 Phone ??? Landline: $30.00 Phone ??? 2 cells: $100.00 Utilities (Electric, Gas, Water, Sanitation): $300.00 Total Monthly Cost: $3,968.13 We both have very secure jobs at the Sheriff???s Office. I have been working with them for 15 years and my husband has been there for 24 years. However, if either of us were to lose our job the contingency plan would be to repay using the money from our Deferred Comp Savings program (approx $40,000.00) with the County. This savings program only allows you to access your money once you are no longer employed with the County. I hope I have answered your questions sufficiently. If you would like additional information, please do not hesitate to ask.

Member Payment Dependent Notes Series 466849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466849	$9,000	$9,000	8.94%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466849. Member loan 466849 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Roswell Park Cancer Institute	Debt-to-income ratio:	21.19%
Length of employment:	< 1 year	Location:	Lake View, NY

Home town:
Current & past employers:	Roswell Park Cancer Institute
Education:

This borrower member posted the following loan description, which has not been verified:

586724 added on 12/08/09 > Car repairs, Christmas, consoldate loans.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	75
Revolving Credit Balance:	$10,325.00	Public Records On File:	1
Revolving Line Utilization:	30.10%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position @ Rosewell Park	IT Specialist. I take care of software in the path department. The software does research for cancer using the blood. I support, upgrade, and the admin for it.
--How many years experience do you have in your current position? How long were you employed at your previous employer? --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner%u2019s association fees? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	I have 5+ yrs experience. I was employed by my previous employeer for 2 yrs. Mortgage is $900 per month. 401 K is approx 50,000. I will receive my military retirment in a few yrs.

Member Payment Dependent Notes Series 466869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466869	$5,000	$5,000	14.61%	1.00%	December 10, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466869. Member loan 466869 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	kauai marriott	Debt-to-income ratio:	16.57%
Length of employment:	4 years	Location:	lihue, HI

Home town:
Current & past employers:	kauai marriott
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for?	I wanted to get a new tv and furniture for my house. It has been about 7 years since I bought anything new
Provide accurate loan purpose description. "Other" tells investors NOTHING.	I wanted to get a new tv and funiture for my place. It has been 7 yrs since I bought anything new.
What will the loan be used for? Thanks.	i want to buy a new tv and furniture.It has been 7yrs since i bought anything new.
What is the intended purpose of this $5000 loan? Are you married? If so, please provide spouse's income and any debt held by your spouse. Good luck on your loan.	I want to get a new tv and furniture. It's been 7 years since i bought anything new. I am not married.
Lending club is a group of small investors who pool their money to give you the loan. I always give favor to loans that have verified income. Please contact LC to verify your income and I would be happy to help fund your loan..	I have contacted LC

Member Payment Dependent Notes Series 466935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466935	$2,000	$2,000	11.14%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466935. Member loan 466935 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	OmniCare Pharmacy	Debt-to-income ratio:	21.45%
Length of employment:	5 years	Location:	Akron, OH

Home town:
Current & past employers:	OmniCare Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$560.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Do you have a car payment? 2. What was the delinquency for? Good luck with your loan. You seem ambitious.	Dear lender, I do have a car payment, but I should not have any deliquencies. I should check this out! Thank you for bringing that to my attention. And thank you for viewing my loan request for my entrance pharmacy school fees.

Member Payment Dependent Notes Series 466956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466956	$15,000	$15,000	8.94%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466956. Member loan 466956 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Bank of America	Debt-to-income ratio:	2.14%
Length of employment:	8 years	Location:	Bolingbrook, IL

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,057.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No question... just a comment... how funny that you work for BoA and are coming to LC (the public) for a loan. I'll be funding part of your loan.	Type your answer here. I try to keep my finance separate from my employer. Thanks,
Im interested in contributing to you loan. Can you provide some information on (i) your position at BofA and (ii) your monthly expenses - mortgage, car etc...	Type your answer here. VP, Relationship Associates assigned to Real Estate Managed Assets Group. Monthly Mtge Pymt: 1955.00 No Car loan.
I'm interested in funding your loan. One question before I invest. Why are you borrowing 15,000 when your revolving debt is only 8,057.00?	Type your answer here. My current revolving debt equals approximately 12,788 and I have an additional 2,000 of deferred credit debt due within six months that would like to pay off.
For what will the funds be used?	Type your answer here. To pay off credit card debt. Current revolving debt balance of approximately 12,788 with an additional deferred 2,000 due within six months that I would like to pay off.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of other monthly expenses not already mentioned, i.e., food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here. Sole wage earner. Various interest rate on credit card debt. No second mortgage. Will make the necessary arrangement to payoff loan in the event employment loss.

Member Payment Dependent Notes Series 466965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466965	$5,000	$5,000	14.96%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466965. Member loan 466965 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Campos Auto Body and Towing	Debt-to-income ratio:	24.40%
Length of employment:	2 years	Location:	WAILUKU, HI

Home town:
Current & past employers:	Campos Auto Body and Towing
Education:

This borrower member posted the following loan description, which has not been verified:

586951 added on 12/07/09 > Taking a vacation<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,451.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position @ Campos Auto Body and Towing is? Thanks.	Secretary/Accounts P/R

Member Payment Dependent Notes Series 466978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466978	$9,600	$9,600	13.57%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466978. Member loan 466978 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Fisk Electric	Debt-to-income ratio:	13.20%
Length of employment:	7 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Fisk Electric
Education:

This borrower member posted the following loan description, which has not been verified:

586971 added on 12/09/09 > Home repair, consolidation and engagement ring<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,164.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As a renter you are doing home repair? Please clarify. Thank you in advance.	The mortgage is in my girlfriend's (future fiancee's) name and we are wanting to make some upgrades. I pay "rent" but it's our house, I just do not have my name on the mortgage.

Member Payment Dependent Notes Series 467013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467013	$12,500	$12,500	11.48%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467013. Member loan 467013 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Toms Truck Center	Debt-to-income ratio:	1.63%
Length of employment:	< 1 year	Location:	Long Beach, CA

Home town:
Current & past employers:	Toms Truck Center
Education:

This borrower member posted the following loan description, which has not been verified:

587035 added on 12/09/09 > With this loan I will pay off two credit cards that the interest will be going up by the end of this year. Paying this loan back will not be a issue for me besides the fact that I have enough money to cover my expenses, next year I will receive about $3,000 every quater from Kia Motors for the amount of vehicles that I've sold for this year (2009). This will definitely help pay for this loan. I also forgot to add that I pay $600 a month in child support sorry. Thank you for your help.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	44
Revolving Credit Balance:	$19,898.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Before my current job I worked for Consalidated Repro Graphics in the city of Costa Mesa. I was in charge of the Bindery Department. Company Printed documents for commercial buildings and blue prints. I was with this company for 11 months. Prior to this I was with Sumi Printing and Binding. I was a Prodution Manager. This company did a variety of work from books to magazines to banners customs binders and folders. I worked for this company for 3 1/2 years.
Please respond to the following: What are your responsibilities at Toms Truck Center? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (44 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Tom's Truck Center has two small franchises besides from the Truck Center. This is a car dealership that has both Kia and Suzuki Franchises. I work for Kia and Suzuki but my checks show Tom's Truck Center. I am in the sales department. I assist customer purchase vehicles. I am the sole wager, I am single, but I do have two children ages 3 and a 20 month old which I have joint custody. My rent is 900 my car payment is 263 credit cards all together I pay 775 the ones that I am paying off is my citi card with a balance of 9400 interest rate is going up to 28.99 the second card is my american express with a balance of 3400 the interest rate on this one is 15.99 and its going up to 23.99. The Minimum monthly on both of these cards right now is around 260 but I am not sure what they will be once the interest rates go up. Unfortunately the Delinquency was my mistake I ordered some shirts for my Father from Blair magazine and I completely forgot about that it was a total of 53 dollars that was owe in that account. I do believe I have a very stable job. My brother who works with me is one of the Managers and the Sales manager is a friend of mine for 5 years this is why I started working for this company. But in the event that I do lose my job I wouldn't have a problem getting another within a matter of days. Thank you for your time and please let me know if you need more information or if I missed anything.

Member Payment Dependent Notes Series 467049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467049	$12,000	$12,000	14.26%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467049. Member loan 467049 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Inland	Debt-to-income ratio:	9.14%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Inland
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	74
Revolving Credit Balance:	$9,154.00	Public Records On File:	1
Revolving Line Utilization:	63.50%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the public record 49 months ago and tell us the balances and rates on the loans you plan to consolidate?	My identity was stolen by someone who listed me as a co-signer for an online credit card application. The thief maxed out the card, was taken to court, and I was never notified of this card account being open or of the suit since I had moved and the forwarding time for my mail had expired. I am still working with an attorney to get this taken off my credit report from Cook County Courthouse. The (6) cards I plan on consolidating range from 13.99% to 23.99% APR. Balances total $9500.
$12,000 Deby Consolidation loan questions: (1) Position @ Inland is? (2) Credit Report reflects Public Record on File from 49 months ago- rither bamkruptcy, court judgment, taxes due, or wage garnishment. Please explain. Thanks. Sent 12.08.2009	I am an admin. asst. an Inland - have done that type of work for 15+ years. My identity was stolen by someone who listed me as a co-signer for an online credit card application. The thief maxed out the card, was taken to court, and I was never notified of this card account being open or of the suit since I had moved and the forwarding time for my mail had expired. I am still working with an attorney to get this taken off my credit report from Cook County Courthouse.
Could you please explain the Public Record on File (49 months ago)? Is it a bankruptcy or some other judgement? Thanks.	My identity was stolen by someone who listed me as a co-signer for an online credit card application. The thief maxed out the card, was taken to court, and I was never notified of this card account being open or of the suit since I had moved and the forwarding time for my mail had expired. I am still working with an attorney to get this taken off my credit report from Cook County Courthouse.
Please account for the 5 credit inquiries in the past 6 months.	Thanks for your question. These inquiries are in conjunction with this consolidation loan and getting the lowest rate. The inquiries are from Citibank, the Loan Store, Prosper, Am. General Finance and this website, Lending Club.

Member Payment Dependent Notes Series 467056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467056	$6,250	$6,250	15.31%	1.00%	December 11, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467056. Member loan 467056 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	JOHN SCIALES, MD	Debt-to-income ratio:	15.13%
Length of employment:	4 years	Location:	FLUSHING, NY

Home town:
Current & past employers:	JOHN SCIALES, MD
Education:

This borrower member posted the following loan description, which has not been verified:

587135 added on 12/07/09 > Due to personal family issues I was forced out of college and had to start paying off my student loan. I desperately need to get back into class and earn my degree and this loan would be of great help to me and will allow me to get a little jump start in paying off a few bills in order to get myself there.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,815.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your monthly living expenses. Thank you in advance.	I make roughly $1600 a month at work. Depending on how much money I spend on bills a month, I give my parents anywhere from $100 to $250 for rent on the house that they own. My student loan went into a Reimbursement Program where I made a settlement to pay $100 a month towards that loan. I also have 3 major credit cards. My minimum payment for 1 card is about $60 a month, but the interest rate is extremely high, so all I am doing is paying the interest instead of the actual bill. My American Express card must be paid in full each month. I normally pay for groceries, clothes, and for whatever I need during the month. That bill comes out to about $800 a month. I get paid bi-weekly at work and 1 pay check goes toward my American Express bill. At the end of the month I am usually left with about $150 to play with, which I normally put towards a bigger bill. Please let me know if there are any more questions that you need answered.
With only $150 left over, how will you afford to pay an additional $217.60 to LC? If you go back to school, how will you generate income? Can you continue at JOHN SCIALES, MD while attending school? What are your duties there? Thank you.	With this loan, I will be eliminating all payments on my 2 major credit cards and will allow me to make the payments for LC. I am able to work at John Sciales, MD while going to school. When I was previously attending classes, I worked full time. I am a medical assistant. I do EKG's on patients, blood centrifuge, and secretarial work.
Your listed loan purpose was " Investing in education". Is this incorrect? Will the majority go towards paying of your credit card debt? If so, please provide a breakdown of your revolving balance of $4,815.00 (balance, interest rates and payments). Thank you.	I apologize for the somewhat misleading loan purpose. Initially my intention was to fully pay off my student loan. After sitting down and evaluating my situation further, I felt that it made more sense to pay off my $2000 balance on my Visa credit card and cut off any further interest payments toward that credit card. I am currently on a Reimbursement Program for my student loan and am managing those payments. The rest of this loan will go towards my remaining $7000 due to my student loan and will then have fewer payments towards my student loan.

Member Payment Dependent Notes Series 467078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467078	$12,000	$12,000	8.94%	1.00%	December 14, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467078. Member loan 467078 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,317 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	15.64%
Length of employment:	1 year	Location:	San Antonio, TX

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

587186 added on 12/07/09 > This is a debt consolidation request, consolidating Chase, Capitol One and GA Telco Credit Union.<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1974	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,779.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for Booz Allen? What was your previous job? Regards; Art	Environmental Consulting - 30 years
Im interested in contributing to you loan. Can you provide some information on (i) your current position and (ii) your monthly expenses - mortgage, car etc...	Environmental Consulting Mortgage - $1079/mo Car - $0 Expenses - $1600/mo Depend College - $700/mo
Greetings to a fellow Texan in SA. Could you please confirm your length of current employment, position, and how this loan will be repayed based on your current employment.	Environmental Consulting - current 1 yr; total 30 yrs Automatic monthly withdrawals

Member Payment Dependent Notes Series 467099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467099	$15,000	$15,000	8.94%	1.00%	December 15, 2009	December 21, 2012	December 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467099. Member loan 467099 was requested on December 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	General Electric	Debt-to-income ratio:	12.53%
Length of employment:	< 1 year	Location:	Peralta, NM

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

587223 added on 12/07/09 > pay off debt. work on home, furance needs repair<br/>

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,118.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Im interested in contributing to you loan. Can you provide some information on (i) your current position and (ii) your monthly expenses - mortgage, car etc...	Type your answer here. position is electronic maintenance & repair. mortgage 909.00 car 806.00
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here.work has been the same for years
Greetings, Could you confirm your length of employment, position, and how this loan will be repayed based on your existing expenses.	Type your answer here. 30 years 3 months. use money that is used to pay on credit cards,pay off credit cards.
could you also please address reasons (in detail) surround following item on credit report: # Months Since Last Delinquency: 53	Type your answer here. none that i know of
Your revolving credit debt is $8,118 but you want to borrow $15,000? What will the rest of the loan be used for?	Type your answer here.fix or replace furance go home for xmas

Member Payment Dependent Notes Series 467145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467145	$8,000	$8,000	19.13%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467145. Member loan 467145 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,583 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	11.79%
Length of employment:	5 years	Location:	JAMAICA, NY

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

587328 added on 12/11/09 > My oldest child is leaving for college in January. She has some expenses that are not covered by financial aid. I also need to finish winterizing the house.<br/>I will set up automatic payments at your convenience.<br/>Thank you for this opportunity to make my baby's dream come true.<br/>

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	59
Revolving Credit Balance:	$17,267.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 467154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467154	$4,500	$4,500	8.94%	1.00%	December 10, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467154. Member loan 467154 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,042 / month
Current employer:	StellarOne	Debt-to-income ratio:	13.86%
Length of employment:	3 years	Location:	PULASKI, VA

Home town:
Current & past employers:	StellarOne
Education:

This borrower member posted the following loan description, which has not been verified:

587354 added on 12/08/09 > I work for a bank so I know just how important it is to keep your credit in excellent shape. I enjoy my job and plan to stay there until I graduate from Virginia Tech in, hopefully 2 years.<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,659.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Just one question. Why would you not go to the bank that you work at for this small loan? I assume they would give you a great rate.	If I got the loan at my bank, I would pay 15.75%. I work for a small community bank who is very conservative and not competitive in personal loans.
What is it that you plan on using the requested funds for?	I am consolidating credit card debt.

Member Payment Dependent Notes Series 467256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467256	$6,300	$6,300	13.22%	1.00%	December 14, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467256. Member loan 467256 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	5.28%
Length of employment:	n/a	Location:	Berkeley, CA

Home town:	New Orleans
Current & past employers:	Sophia Project, Tulane University, California Institute of Integral Studies
Education:	Tulane University of Louisiana, California Institute of Integral Studies, London School of Economics

This borrower member posted the following loan description, which has not been verified:

587550 added on 12/08/09 > Hello potential investor, <br/><br/>Thank you for your time and interest. My partner and I are having a baby in May. To prepare I am re-organizing my finances to 1) consolidate my debt and 2) plan a dream vacation before the baby comes. <br/><br/>I am an extremely organized and trust-worthy person. I commit to paying all of my monthly installments on time. In fact, as my work as a Money Coach I know how important it is to maintain honest relationships with regard to money and those who lend it, so I appreciate your willingness to invest and be part of this next step in my future. <br/><br/>Best regards, <br/>Elizabeth<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,581.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	Hello and thank you for your question. I own my own business as a money coach which I founded in 2007. It has been a wonderful experience and my business grows each month and yet I had to incur start-up costs that I am now beginning to pay off. In addition I grant-write part time for a local non-profit and give monthly workshops. Thank you.
Who is your employer, length, duties and can you please discuss your previous employment history?	Hello and thank you for your question. I own my own business as a money coach which I founded in 2007. It has been a wonderful experience and my business grows each month and yet I had to incur start-up costs that I am now beginning to pay off. In addition I grant-write part time for a local non-profit and give monthly workshops. Thank you. Prior to starting my own business I have been adjunct faculty at the California Institute of Integral Studies where I graduated from with an MA in 2006.
You show no current employer. Do you have a job and what is your income?	Hello and thank you for your question. I own my own business as a money coach which I founded in 2007. It has been a wonderful experience and my business grows each month and yet I had to incur start-up costs that I am now beginning to pay off. In addition I grant-write part time for a local non-profit and give monthly workshops. Thank you. Prior to starting my own business I have been adjunct faculty at the California Institute of Integral Studies where I graduated from with an MA in 2006.
Congratulations on the baby! Is your partner going to help pay back this loan since you will be on maternity leave next year? Is your partner going to help in everyday expenses? thank you,	Hi, thank you! We are very excited! My partner will take on all of the household expenses when I go on maternity leave and I will be in charge of saving covering my Lending Club payments by saving 4 months worth of payments by May 2007. This is my way of feeling responsible for my business finances while my partner helps provide for the new life we are creating.

Member Payment Dependent Notes Series 467274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467274	$18,000	$18,000	11.14%	1.00%	December 14, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467274. Member loan 467274 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Davis Polk & Wardwell LLP	Debt-to-income ratio:	10.70%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Davis Polk & Wardwell LLP
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

587584 added on 12/08/09 > Please help me make my life simpler by consolidating my debt. I have excellent credit and fortunately a very secure position at work. This loan will go along way to helping me reach my goal of being debt free in not too long. Thank you!<br/> 587584 added on 12/10/09 > I have never been late with a bill or my rent in the whole 10 years I have had to pay them. You can be assured that I am an excellent candidate for this loan.<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,093.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info on your debt and also your current monthly expenses (rent, car, debt payments)?	I have a fairly cheap rent for NYC of $850/month, no car. I have no problem paying my bills but it would make my life easier to make one debt payment per month. I had some unexpected expenses this year and accumulated more debt than I am comfortable. I noticed that all of the credit card companies are raising all of their rates in anticipation of the new legislation, adding more to each bill. It seemed a good time to consolidate.
Please respond to the following: What are your responsibilities at work? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an assistant to a very high level executive. I am the sole wage earner as I live alone. My overhead plus minimum payments on debt comes to $1600/month. I always pay more than the minimum. I have no car or financial aid loans. I have the majority of my debt on my AMEX. They just raised my rate to 17%, the finance charges seemed to double on my last bill and the little department store bills I have are at high rates as well (over 20%). The rate on this loan is much lower and it will bring my monthly total for all bills to $1800 for the moment. In February, I will be moving in with my boyfriend and my total bills will be less than $1200 if I get funding for this loan. In case of a job loss, unemployment would be enough to cover my monthly bills but nothing else and if I had to I would have to ask my parents for help. I hope I answered all of your questions to your satisfaction.
Can you give us a general idea of how you accumulated a $22k debt? I understand that this may seem like a personal or private question to be asking here, but as an investor, it would be nice to have assurance and confidence that you won't be adding on to your debts.	About 3 1/2 years ago my long standing relationship broke up. I kind of had to move back to Brooklyn and and start over. I wasn't financially prepared to do so but you do what you have to and then it snowballed. Surgery on wisdom teeth and finishing my Master's. Then this year I did a lot of air travel to visit with a sick family member before they passed. I am not proud of incurring these debts but am trying to start fresh for the new year. The 4K difference of my loan request and my total is furniture that I am paying off interest free, about $115/month. I am actually expecting a bonus this week too that will provide me with a cushion if anything unexpected does come up again.
You may be a very responsible and reliable person. The amount of debt you accumulated is a bit concering. Can you explain how you obtained such a debt and what steps you plan to take to avoid accumulating more debt?	Another investor had a similar question and hopefully that answer covers your question as well. Please let me know if you do not feel that it does. Thank you.

Member Payment Dependent Notes Series 467302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467302	$5,000	$5,000	8.94%	1.00%	December 10, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467302. Member loan 467302 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Jack's Family Restaurants, Inc.	Debt-to-income ratio:	7.71%
Length of employment:	10 + years	Location:	Pinson, AL

Home town:
Current & past employers:	Jack's Family Restaurants, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,453.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind elaborating a bit on the education? Type of education? Your education or someone elses? Thank you in advance.	My daughter is a freshman at Jefferson State Community college. I am helping her with extra expenses other than tuition which she received a scholarship for. She is working part time at a daycare. We are planning to pay this off in 6 months to a year.
Please respond to the following: What are your responsibilities at Jack's Family Restaurant? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I coordinate the training, as well as R & D. Write operational procedures, design training tools etc. I am not the sole wage earner. My spouse and I together make a little over 100,000 a year. I do have a second mortgage, in my husband's name with a balance of around 10,000. I intend to repay within 6 months. Luckily, I have great job security, but if something were to happen the income is availble to repay through spouse and daughter. She just does not have established credit.

Member Payment Dependent Notes Series 467310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467310	$3,000	$3,000	12.87%	1.00%	December 14, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467310. Member loan 467310 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,440 / month
Current employer:	spa	Debt-to-income ratio:	3.89%
Length of employment:	< 1 year	Location:	tucson, AZ

Home town:
Current & past employers:	spa
Education:

This borrower member posted the following loan description, which has not been verified:

587663 added on 12/09/09 > Paying for my last semester of undergrad!<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,366.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is spa and what is your position there? Thank you in advance.	It's the spa at a local resort. I am a massage therapist.
What is the purpose of this loan? What is the nature of your employment at the spa? You've only worked at the spa for less than 1 year... What did you do for the prior 3 years?	The loan is for school, I am heading into my last semester for my B.S. I am a massage therapist at a resort spa. I have been working on my own as a massage therapist.
What are your currently monthly living expenses? I am curious, - are you unable to get a student loan or grant? (Often student loans have very low rates)	My monthly expenses are less than a thousand. I do have student loans, however they do not cover the full costs, and I only qualify for a limited amount in grants.
To clarify, you are currently working while going to school and finishing your B.S.? After you complete this semester, what are your plans?	I am both working and going to school. I am master's degree. (Have a possible job contract to cover the cost of that schooling, just have to get this last semester covered!)

Member Payment Dependent Notes Series 467321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467321	$3,800	$3,800	8.59%	1.00%	December 11, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467321. Member loan 467321 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Redbird Boats	Debt-to-income ratio:	5.33%
Length of employment:	< 1 year	Location:	Sandusky, OH

Home town:
Current & past employers:	Redbird Boats
Education:

This borrower member posted the following loan description, which has not been verified:

587682 added on 12/08/09 > Recently made a move into a new apartment and incur most of those charges via Credit Card, need to reduce the debt, as I have rarely carried any debit load. Employer did not cover cost of move. I work for a start-up franchise that sells and services members marine products, much of my commission comes during the summer months.<br/> 587682 added on 12/08/09 > Please feel free to ask me any questions that would pertain to making repayment of this loan<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,456.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your listed gross income include your commission or is this a base salary? Can you provide some info on your monthly costs (rent, car etc)?	Income portrays just base salary....commission is very seasonal from May- August. I earn 20% on services. Monthly Expenses $670 Rent $75 low interest student loans $450 food, entertainment, expenses $200 Insurances No Car payment

Member Payment Dependent Notes Series 467359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467359	$8,900	$8,900	12.18%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467359. Member loan 467359 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	The Pasha Group	Debt-to-income ratio:	12.68%
Length of employment:	2 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	The Pasha Group
Education:

This borrower member posted the following loan description, which has not been verified:

587762 added on 12/09/09 > To consolidate my high interest credit card debt that built up during/right after colllege. Never late or defaulted on bills or loans, just tired of the credit cards.<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at The Pasha Group? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a budget analyst with the Pasha Group. I am the sole wage earner in my household. My monthly bills (without debt I am trying to consolidate) include rent, electric/gas, cable, cell phone, car payment/insurance, student loan which total $1,200 a month. I spend about $100/week on food and $20/week on fuel. The balance of the debt I am trying to pay of is $8,900 = 4 cards with varied interest rates, total current minimum payments ~ $250 (I am paying $300/month). I do have secure employment, however incase of job loss I would use funds in savings to repay the loan (emergency fund).
By your answer, you only spend 1980/per month on bills/credit card payments. This would leave you with ample money to pay your credit cards off in less than a year. Why would you take 36-month loan at 12.18%?	My apologies, I did not notice my typo earlier. My after-tax income is about $3,000 a month. My current obligations total roughly $2,600/month, which leaves me with $400 for additional expenses/saving (the "$1,200" was incorrectly stated above). Full Breakdown: Current Credit card payments (convert into loan): $300 Rent: $700 Car/Insurance: $450 Student Loan: $160 Cell Phone: $115 Power,Cable,Gas,etc: $120 Non-interest debt (best buy card, will be paid off in May): $120 Food: $400 Fuel: $80-$100 Bridge Tolls: $100 Again, my apologies, and thank you for pointing that out.

Member Payment Dependent Notes Series 467492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467492	$12,250	$12,250	14.96%	1.00%	December 15, 2009	December 22, 2012	December 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467492. Member loan 467492 was requested on December 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	us postal service	Debt-to-income ratio:	21.36%
Length of employment:	< 1 year	Location:	mobile, AL

Home town:
Current & past employers:	us postal service
Education:

This borrower member posted the following loan description, which has not been verified:

588059 added on 12/09/09 > I have two other sources of income which amout to $1500 per month.<br/> 588059 added on 12/10/09 > I have been with my current employer for 23 years. There is an error on the details page.<br/>

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	16
Revolving Credit Balance:	$63,433.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12,250 CC REFI loan questions are: 1- Position @ USPS? (Letter carrier? Counter clerk? Transporation? Admin?) 2- House and vehicle payments per month are $? 3- Application reflects <1 year (less than 1 year) current employer which is obviously incorrect. What is correct number of years employed by USPS 4- Credit Report reflcts $63,433 revolving credit balance; CC payments per month are $? (Total payments PAID per month; not minimum payments DUE due per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.09.2009 @ 5:20 AM ET 12.08.2009.	1. Business Mail Entry Technician, 2. $1300, 3. 23 years, 4. $893
Please provide a rough breakdown of your ~63K revolving credit balance? Thank you in advance.	$28,000 equity line of credit, $35,000 in credit card debt. I will use this loan to pay off higher rate cards.
Can you please explain the delinquincy from 16 months ago?	I thought I had paid the monthly payment. I have since paid off that account in full. It was a little over 30 days late.

Member Payment Dependent Notes Series 467572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467572	$10,000	$10,000	12.87%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467572. Member loan 467572 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	21.28%
Length of employment:	n/a	Location:	Lizella, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,470.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide some info on (I) the purpose of this loan and (2) your monthly expenses.	The purpose of this loan is to consolidate higher interest credit cards. My monthly expenses are approximately $2,700.00 per month.
What is the source of your income?	My law firm pays me a salary.

Member Payment Dependent Notes Series 467634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467634	$6,500	$6,500	14.96%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467634. Member loan 467634 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Halliburton Energy Services	Debt-to-income ratio:	1.08%
Length of employment:	1 year	Location:	Westminster, CO

Home town:
Current & past employers:	Halliburton Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

588339 added on 12/09/09 > This loan will be used to finance a down payment on my first home. I will pay it off with the $8,000 tax credit that I will receive early next year. I have a great, stable job with a well known fortune 500 company. Thank You!<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	11	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have an estimate of your expected mortgage payment? Other current expenses?	My estimated mortgage payment is $596. The property is a duplex with a long term tenant on the second floor that currently pays $450 per month. My current expenses monthly expenses are very low. I do not owe any money on my car and my company pays for all of my travel expenses. Hope this helps. Please feel free to contact me with any further questions you may have.
Can you explain the 3 delinquencies in the last 2 years?	At the end of last year, I finished school in southern california and moved back to colorado. During this time I had a brief period where I was delinquent on 3 of my credit card accounts. Upon getting settled and beginning my new job, I immediately paid off all of my credit accounts and have maintained them in this state ever since. Before that time I had never had any delinquencies, nor have I had any since. I hope this helps. Please feel free to ask me any more questions you may have.

Member Payment Dependent Notes Series 467659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467659	$7,000	$7,000	8.94%	1.00%	December 14, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467659. Member loan 467659 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Consumers Energy	Debt-to-income ratio:	14.40%
Length of employment:	6 years	Location:	Jackson, MI

Home town:
Current & past employers:	Consumers Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	59
Revolving Credit Balance:	$1,821.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 467679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467679	$4,800	$4,800	11.48%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467679. Member loan 467679 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,283 / month
Current employer:	Norwich City School District	Debt-to-income ratio:	23.76%
Length of employment:	6 years	Location:	NORWICH, NY

Home town:
Current & past employers:	Norwich City School District
Education:

This borrower member posted the following loan description, which has not been verified:

588441 added on 12/09/09 > I am going to use the money for medical and to pay off a bill. I am a good borrower because I have a job in education system and I always pay my bills.<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,542.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the school district?	I am an administrator for teachers, aide etc. Create programs for students with special needs and provide staff development for my staff. Hire and fore staff etc. And other duties.
Can you provide some info on your monthly expenses - mortgage, car, credit payments etc.. Is the bill you aim to pay part of your revolving credit balance?	A credit check should answer most of the questions you ask and yes some of the loan will pay off some of my revolving credit bills.
What is your position with Norwich City School District?	I am the Director of Special Programs.

Member Payment Dependent Notes Series 467735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467735	$10,000	$10,000	15.31%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467735. Member loan 467735 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	St. Rita's medical Center	Debt-to-income ratio:	16.33%
Length of employment:	< 1 year	Location:	Lima, OH

Home town:	Lima
Current & past employers:	St. Rita's medical Center
Education:	Lima Technical College, James A. Rhodes State College

This borrower member posted the following loan description, which has not been verified:

588562 added on 12/09/09 > Thank you for your interest in funding my loan. I have been trying to pay some department store cards and some credit cards off but it takes so long to get them paid as my husband and I have additional costs with children that are back home. Husband has got his bills paid in full and now it is my turn. I have a stable job in a large hospital and have minimal risk of losing it. This loan payment will make minimal impact on our household finances as I pay more then this total on the combined cards. The great thing about this is I know I will be debt free in 3 years.<br/> 588562 added on 12/09/09 > Length of Employment on Profile is in error. I have worked at the hospital for 28 years not less then one as stated.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,768.00	Public Records On File:	1
Revolving Line Utilization:	65.80%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Debt Consolidation loan questions are: 1- Position @ St. Rita's Medical Center? 2- Mortgage/rent and vehicle payments per month are $? 3- Credit Report reflects $17,768 revolving balance; CC payment PAID per month are? (NOT CC minimum paymments DUE per month.) Credit Report reflect Public Record on File from 102 months ago, bankruptcy, taxes, court judgment, wage lien? Please provide explanation. Thanks in advance for answers. RetiredUSMCInvestor) sends 12.10.2009 @ 6:30 AM ET.	In answer to your questions, I am a Registered Nurse with 28 years of employment in various areas of the hospital. for the last 15 years I have been a charge nurse on a Behavior Sciences floor. We pay $590 a month in Rent. One car loan at $255 per month. Yes I owe more then I am applying for the loan but my husband is paying for the rest of the amount due. I am currently paying just over $500 on the Credit card bills and slowly paying them off. The public record is a bankruptcy I had from 9 years ago when my husband and I were seperated. It is just about to go off my record. We have had no problems since then and never plan on any ever again.
Me again. FYI- Incorrect number of years displayed problem occurs when borrower tries to input a two-digit numeric figure, e.g., 28, into Length of Employment drop-down menu. Unfortunately you CANNOT on-line correct the problem yourself. Instead you must CALL Lending Club Member Support (866) 754-4094 M-F 8AM-5PM Pacific Time. Ask Member Support to correct Length of Employment in years display problem. After Length of Employment display problem is corrected your requested loan's funding pace will quicken. Then your loan will 100 percent fund considerabley faster. Hope that this info helps you. Member 505570 (RetiredUSMCInvestor) sends 12.10.2009.	No I didn't type in 28 years, I used the 10+. I didn't know the Years of Employment box reset itself when I typed in a password without a number in it and the site sent me back to that page. I have already contacted Lending Club about the promlem. Thank you.
Great information! I just have one question in addition to what has already been asked. You mention that you pay $590 a month in rent and have one car loan at $255 per month. What are your other monthly expenses, or the total monthly household budget as compared to the total household income? Thanks!	Rent is $590 per month Car payment $257 per month all utilities $650 per month Cable tv/Internet $220 per month Cell phones $125 per month Insurance cars $108 per month Storage $60 per month My credit cards $500 per month Household food $1500 per month Car's gas $200 per month Medications $320 per month Health insurance $270 per month I am most likely forgetting some.

Member Payment Dependent Notes Series 467760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467760	$8,500	$8,500	13.22%	1.00%	December 14, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467760. Member loan 467760 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Verizon Business	Debt-to-income ratio:	7.73%
Length of employment:	10 + years	Location:	Glendale, AZ

Home town:
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

588624 added on 12/09/09 > I have always made my both my credit card and mortgage payments to CHASE on time. However they saw fit to send me a letter stating they were raising my APR and if I objected the account would be closed. I want to pay them off and shred the credit card.<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,167.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit report shows revolving credit balance of $4,167. Loan is for $8,500. Please list all debt balances, interest rate, monhtly payments. Please indicate purpose for which all proceeds of your loan will be used.	1 Chase Freedom Credit Card balance of $1893.86 2 Capitalone Credit Card Balances of $1810.11 3 Citifinancial personal loan balance of $5,241.65 4 Lowes credit card balance of $705.00
Please would you contact Lending Club to have them verify your income. Also would you explain the delinquency showing on your credit history (22 months ago).	I will verify my income to Lending Club. Could you please tell me which creditor you are referring to? I have my three credit reports but can't zero in on exactly 22 months ago.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) how the difference between the loan amount 8.5k and your revolving credit balance of 4k be handled steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Chase Freedom Credit Card/$1849.50/18.24% APR Citifinancial Personal Loan/$5241.65/19.99% APR CapitalOne Credit Card/$1773.82/22.90% APR Credit card balances are for such things as House and Auto Insurance payments as well as day to day expenses such as gas, utilities, and groceries. Citifinancial loan was to purchase travel trailer that will be used in summer time to escape the Phoenix heat. Steps I am taking are to reduce balances and not incur any new ones. I paid off my 2002 pickup truck and purchased an extended warranty on it versus succumbing to the lure of buying a new one.

Member Payment Dependent Notes Series 467770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467770	$10,000	$10,000	15.65%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467770. Member loan 467770 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Philippe Cheng Photography	Debt-to-income ratio:	14.97%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Philippe Cheng Photography
Education:

This borrower member posted the following loan description, which has not been verified:

588641 added on 12/09/09 > I am going to use this loan to pay off my credit card debt and buy some equipment to use for my photography business<br/>I am fully employed and have always paid all my credit card payments on time.<br/>I would like to wipe the slate clean with these cards and make one monthly payment and begin to move forward in a fresh debt free direction<br/>with the terms of the loan payment I would be paying $200 less than I currently spend on credit card payments <br/>I am very responsible and eager to get my debt down and move forward in my life<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	24
Revolving Credit Balance:	$11,147.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Muli-purpose loan questions are: 1- Position @ Philippe Cheng Photography? 2- Mortgage/rent and vehicle payments per month are $? 3- Credit Report reflects $11,147 revolving credit balance; CC payments per month are $? (Total payments PAID per month; NOT minimum payments DUE due per month.) 4- How much $ of loan to debt? How much $ of loan to new pohotography equipment? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.10.2009 @ 5:10 AM ET.	1. I am the studio manager, I run the studio & manage all his client relations 2 my rent is 600 a month and I do not own a vehicle I live in a city where I do not need one. 3. I pay about 5-600 a month in credit card bills a month 4.I am going to put about 80%- 90% towards debt & the other 20- 10% towards upgrading my photography equipment

Member Payment Dependent Notes Series 467811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467811	$12,500	$12,500	13.92%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467811. Member loan 467811 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Metropolitan Design and Development	Debt-to-income ratio:	4.95%
Length of employment:	< 1 year	Location:	Mansfield, GA

Home town:
Current & past employers:	Metropolitan Design and Development
Education:

This borrower member posted the following loan description, which has not been verified:

386132 added on 12/09/09 > I am interested in consolidating my CitiCard debt from 18.75% to the rate available through the Lending Club.<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1981	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,115.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I must have clicked on the wrong drop down!:-) I've actually been in business for over 10 years. Here's the online State of Georgia corp record: (http://corp.sos.state.ga.us/corp/soskb/Corp.asp?1041529) and web site: http://www.metro-design-dev.com I've been in the IT business since 1983. I hold an undergraduate degree in computer science and a graduate degree in business admin.
Please respond to the following: What are your responsibilities at Metropolitan Design? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the balance and minimum monthly payment of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an Enterprise Application Integration Architect. I am the sole earner in a household of one. No children, no parents, no spouse. ------------ Monthly budget ------------------- Monthly income: $14,500.00 mortgage: $3,080.00 living(utilities, groceries, gas, phone): $1,850.00 auto: n/a personal credit cards-minimum due per mo: 500.00; actual payout per mo: $1,500.00 This loan will eliminate the credit card debt the loan amount due monthly will replace the current $500.00 minimum due.
You loan application looks good how did you get your loan reviewed so fast? Other folks looking for loans could benefit from you method.	I don't really have an answer for this. I just created a listing with no special requests or requirements outside of what I assume to be the standard process.

Member Payment Dependent Notes Series 467846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467846	$2,500	$2,500	15.31%	1.00%	December 15, 2009	December 23, 2012	December 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467846. Member loan 467846 was requested on December 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,000 / month
Current employer:	TGI Office Automation	Debt-to-income ratio:	0.18%
Length of employment:	4 years	Location:	Jamaica, NY

Home town:
Current & past employers:	TGI Office Automation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 467871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467871	$8,400	$8,400	12.87%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467871. Member loan 467871 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Online Labels, Inc.	Debt-to-income ratio:	21.36%
Length of employment:	3 years	Location:	Tamarac, FL

Home town:	Orlando
Current & past employers:	Online Labels, Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

588907 added on 12/10/09 > Consolidating Debt. I've had a full-time job for the past 3 years as a Web Designer / Internet Marketing Coordinator<br/> 588907 added on 12/10/09 > Trying to consolidate debt and the rates here are lower than my revolving lines of credit. I've had a full-time job as a Web Designer / Internet Marketing Coordinator (fresh out of college) for the past 3 years and I've got high job security. Trying to get some of my debts in order as I am still fairly young. Any help is appreciated. Thanks in advance to all potential investors.<br/>

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,039.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thanks for the question. This is my first loan, so I wasn't quite sure what to put down for information in the summary. I'm 25, living with a co-worker, and another friend in a 3/2 apartment. My personal share of the rent is $550/mo + $100 utilities in a major city (Orlando). Other than that, I've got a car loan to pay off (20 months left out of a 60-month term, never a late payment - $320/mo), auto insurance (around $80/mo), and student loans ($75/mo). I am current on all payments. I graduated 3 years ago and I've since moved out and become independent on my own and am still trying to pay down the debts I accrued while in college. As stated before, I have high job security where I am, but in the off-case that I'm laid off I have other revenue streams. I do freelance web design projects on the side, as well as owning my own company/product that I am currently trying to get off the ground (a main reason for my debt). I funded the project on my own (www.loadedkings.com) and things have been starting slow. I ask for this loan to speed up my debt repayment - I have become a lot better at managing money since college and a LC loan would help over my current 19% credit card APRs (increased from 11% after the credit card/economy scare). It should be noted that there's a good chance I may end up repaying the loan before the 3-year period, but not less than one year. I apologize for the lengthy explanation, but this should give enough insight into my situation. Thanks for the support!
Your position at Online Labels? Please itemize your current monthly living expenses and talk about how the monthly loan payment will fit into your budget? Thank you in advance.	Thanks for the question. I'm an Internet Marketing Coordinator. I'm in my mid-twenties, living with a co-worker, and another friend in a 3/2 apartment. My personal share of the rent is $550/mo + $100 utilities in a major city. Other than that, I've got a car loan to pay off (20 months left out of a 60-month term, never a late payment - $320/mo), auto insurance (around $80/mo), and student loans ($75/mo). I am current on all payments. I graduated 3 years ago and I've since moved out and become independent on my own and am still trying to pay down the debts I accrued while in college. As stated before, I have high job security where I am, but in the off-case that I'm laid off I have other revenue streams. I do freelance web design projects on the side, as well as owning my own company/product that I am currently trying to get off the ground (a main reason for my debt). I funded the project on my own and things have been starting slow. I ask for this loan to speed up my debt repayment - I have become a lot better at managing money since college and a LC loan would help over my current 19% credit card APRs (increased from 11% after the credit card/economy scare). It should be noted that there's a good chance I may end up repaying the loan before the 3-year period, but not less than one year. I apologize for the lengthy explanation, but this should give enough insight into my situation. Thanks for the support!

Member Payment Dependent Notes Series 467890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467890	$6,000	$6,000	13.22%	1.00%	December 14, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467890. Member loan 467890 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,284 / month
Current employer:	Brookdale Hospital Medical Center	Debt-to-income ratio:	10.96%
Length of employment:	3 years	Location:	MIDDLE VILLAGE, NY

Home town:
Current & past employers:	Brookdale Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

588983 added on 12/10/09 > I have stable income and expect a large increase in income as soon as I graduate residency. My large credit card debts are mostly from medical school when my father became sick and I took on more financial responsibility. I do not like my large credit debts, and plan to pay them off as soon as I graduate and get a substantial boost of income. <br/><br/>I would really like to have this loan funded quickly, as I would like to propose the day after Christmas. I thought I could get a loan through my retirement account, but that was not sufficient, thus I am using Lending tree as a last resort. Any and all funding is greatly appreciated.<br/><br/>Thank you.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,531.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When will you graduate residency?	I graduate residency in June 2011. I am training to be an anesthesiologist. Currently, the job market is good for a 1st year attending. Thank you.
I noticed that you mentioned lending tree. Are you getting a loan through them as well?	No, I just mistyped in saying lending tree instead of lending club.

Member Payment Dependent Notes Series 467938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467938	$5,000	$5,000	11.83%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467938. Member loan 467938 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Blue Spruce Inn	Debt-to-income ratio:	13.02%
Length of employment:	5 years	Location:	NORTHUMBERLAND, PA

Home town:
Current & past employers:	Blue Spruce Inn
Education:

This borrower member posted the following loan description, which has not been verified:

589075 added on 12/10/09 > job stable<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	75
Revolving Credit Balance:	$2,177.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 467951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467951	$3,000	$3,000	11.14%	1.00%	December 14, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467951. Member loan 467951 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	Radford University	Debt-to-income ratio:	14.67%
Length of employment:	5 years	Location:	Radford, VA

Home town:
Current & past employers:	Radford University
Education:

This borrower member posted the following loan description, which has not been verified:

589107 added on 12/10/09 > This loan is to get us caught up after a rough year. One of my grown children had a serious illness and was hospitalized for three months this year. The added expenses have taken a toll. I have a secure job and have been employed at the same company (university, actually) for over 5 years. THank you for considering me.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$543.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your total debt (not including your home)? If your spouse has a job, what is his gross income? I ask this last question because I am concerned that your gross income cannot cover all your monthly expenses. Your answers are greatly appreciated.	Total debt is approx $54,000 (2 credit cards, car loan, student loans - for three kids). My husband has been employed at the same company for over 10 years and makes $50,000. Thank you for considering me.

Member Payment Dependent Notes Series 467996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467996	$7,500	$7,500	8.59%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 467996. Member loan 467996 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Sharp, Shield & Smith	Debt-to-income ratio:	7.39%
Length of employment:	10 + years	Location:	Colchester, CT

Home town:
Current & past employers:	Sharp, Shield & Smith
Education:

This borrower member posted the following loan description, which has not been verified:

589191 added on 12/11/09 > Gross Annual income is $150,000+<br/>Stable job. I am an attorney and will be celebrating my 10th year with the firm on 4/4/10<br/>Excellent credit rating<br/>Funds will be used to purchase a new 2009 Suzuki 750 QuadKing ATV with plow and winch<br/> 589191 added on 12/12/09 > I want to clarify gross annual income. I make $105,000 plus bonuses and my wife makes $50,000 hence my statement that the gross annual income is > than $150,000. Sorry for the confusion.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$284.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your home mortgage, do you have any other major debts? Do you have an emergency fund or investment funds that can cover this loan? Wishing you the best with your loan request.	I have two young children (7 and 5) so no college yet. I have 401ks and some money in the bank for emergencies. Would like to keep it there instead of spending it all on ATV.
I'm investing $25, would have been $50 if you had spelled Christmas.	LOL - please don't bother
Am investing $25, would have been $1000 had you spelled out Christmas.	Come on - I am worth more than $25
Can you reconcile your statement of salary (> $150K) compared to what is listed for your monthly gross income? Can you outline your monthly expenditures? The listed info shows no balances on your revolving credit. Is this accurate? Even if you max your 401K contributions, it seems with your income, you should be able to more into savings?	I am married. My wife makes over $50,000. When combined with my annual salary we make over $150,000. My main expenditure is my martgage - $2600 a month and my wifes vehicle which is $580/mo. I drive a company car and have no car payment. The other expenditures I have are for normal living expenses - food, utilities etc.
Hello. There is something wrong about the listing of your current employer. What is the name again? Thanks.	Sharp, Shields & Smith
"LOL - please don't bother" $000.00	thank you for listening to me :)
Investing $50 because the, um, holiday naming issue is indeed funny, and more to the point the investment seems sound. :)	thanks alot
Investing 100. Would have been more if you could spell mortgage.	tough crowd
OK, apparently good investment + brief comedic interlude - spelling challenged = 50	thanks

Member Payment Dependent Notes Series 468024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468024	$3,200	$3,200	18.09%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468024. Member loan 468024 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,300 / month
Current employer:	n/a	Debt-to-income ratio:	6.38%
Length of employment:	n/a	Location:	North Las Vegas, NV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,594.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $7,000 MP loan question: 1- $1,300 per month gross income sources? 2- Vehicle payment (if any) per month is $? 3- Major Purchase: Describe what investors $7,000 is intended to purchase? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.11.2009 @ 5:15 AM ET.	Hi, I'll answer to the best of my ability: 1) My income sources are a combination of my modest part time job (~$375 a month) and $925 a month from Chapter 35 Veteran's Dependent Benefits. I'm only a college student. 2) My vehicle is fully paid off. 3) I'm using this $7,000 to purchase camera equipment for a videographer job, so it's a job-related purchase.
Me again. Requested $7,000 loan reduced to $3,200; 18.09 percent interest rate, 36 months repayment remain the same. Loan now 42 percent funded. Question: When fully-funded are you accepting loan (less origination fees)? Thanks for answer. RetiredUSMCInvestor sends 12.12.2009 @ 5.10 AM ET.	Yes I will still accept the loan.

Member Payment Dependent Notes Series 468044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468044	$1,000	$1,000	11.48%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468044. Member loan 468044 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,492 / month
Current employer:	Pacific Life Insurance	Debt-to-income ratio:	20.50%
Length of employment:	2 years	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Pacific Life Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$119,702.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 468076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468076	$4,000	$4,000	13.22%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468076. Member loan 468076 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Employee Benefit Solutions, Inc.	Debt-to-income ratio:	13.69%
Length of employment:	< 1 year	Location:	Bronx, NY

Home town:
Current & past employers:	Employee Benefit Solutions, Inc.
Education:	SUNY College at Potsdam

This borrower member posted the following loan description, which has not been verified:

589345 added on 12/10/09 > Please help me consolidate some of my credit cards and pay off a college loan. I am recent college grad and just got a job as a junior analyst. I was a math and physics major. I intend to be able to pay this small loan off by the summer of shortly after that. Thanks!!<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,661.00	Public Records On File:	1
Revolving Line Utilization:	68.20%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the Public Record on File (55 months ago)? Is it a bankruptcy or some other judgement? Thanks.	It is not a bankruptcy or judgement. It was a tax lien from about 5 years ago. I was much younger and did't understand how taxes working for a little business I was thinking starting. I was for about $1000 and has since been paid and settled.

Member Payment Dependent Notes Series 468077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468077	$8,500	$8,500	12.53%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468077. Member loan 468077 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Forsyth County Sheriffs Office	Debt-to-income ratio:	15.60%
Length of employment:	2 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Forsyth County Sheriffs Office, Killer Creek Harley Davidon, Frazier's Harley Davidson
Education:	Motorcycle Mechanics Institute

This borrower member posted the following loan description, which has not been verified:

589346 added on 12/12/09 > This loan is to consolidate my high interest rate credit cards. My interest has reached 29% on 3 cards, that come to a total of about $10,000. I am using a portion of my savings to make up the other $1500, so that I will have zero credit card debt. After this consolidation, my monthly budget will allow me to save several hundred dollars per month and pay an additional few hundred towards paying this loan off sooner than expected. I recently had another Lending Club loan for $13,000 that I paid off in full, before the three year mark. I have a strict budget that I stick to that involves me being debt free in less than three years. I am slowly building up three months of pay as a cushion in savings. My wife is currently debt free and is building up some good savings as well. My job is very secure and so is hers, but we want to save just in case. I am a Deputy Sheriff and I work patrol in a nice suburban area. <br/><br/>I hope this has been as thorough as was asked.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,690.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	The debt is from my recent wedding, my wife's medical bills, and a new laptop. I recently had another Lending Club loan for $13,000 that I paid off in full. I have a strict budget that I stick to that involves me being debt free in less than three years. I am slowly building up three months of pay as a cushion in savings.
what do you do for the Sheriff's department?	I work patrol on the road and have done so for two years.

Member Payment Dependent Notes Series 468082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468082	$3,000	$3,000	7.40%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468082. Member loan 468082 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	22.82%
Length of employment:	2 years	Location:	lakewood, CA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468097	$3,200	$3,200	7.40%	1.00%	December 14, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468097. Member loan 468097 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	11.98%
Length of employment:	< 1 year	Location:	BROKEN ARROW, OK

Home town:	Woodward
Current & past employers:	State Farm Insurance , Norwest Financial, VisionQuest Marketing
Education:	University of Tulsa College of Law, Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

589372 added on 12/10/09 > Establishing self-funded escrow account since my current mortgage lender doesn't escrow taxes and insurance. I have sufficient assets to repay this loan at any time. Thanks for considering my loan request and helping me maintain my high credit score.<br/> 589372 added on 12/10/09 > I just noticed that my credit shows a revolving balance as of the last monthly credit report update. However, I pay off my credit cards in full each month so I never carry a balance beyond the due date. I use my credit cards for most expenses each month to consolidate my bills, but I pay them in full when due each month. This just simplifies my bill paying, protects me in the case of billing errors by limiting who has access to my personal checking account, and maintains a robust ongoing credit history to boost my credit score.<br/> 589372 added on 12/11/09 > I'm not sure why LendingClub indicated I've been at my employer for less than 1 year on the listing. I've been with the same major employer (65,000+ employees) almost 12 years (since March 1998). Maybe they still need to verify my employment before they indicated my actual tenure.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,079.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I've been with my current employer for 11.5 years. I'm also attending law school part-time, but it doesn't interfere with my job and finances because I'm on scholarship.

Member Payment Dependent Notes Series 468101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468101	$1,600	$1,600	11.14%	1.00%	December 15, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468101. Member loan 468101 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	HCL America Inc	Debt-to-income ratio:	0.45%
Length of employment:	9 years	Location:	San Diego, CA

Home town:
Current & past employers:	HCL America Inc
Education:

This borrower member posted the following loan description, which has not been verified:

589378 added on 12/10/09 > Requesting for this loan for paying some high interest loan. My credit score is 750+; I have never missed a payment. Would appreciate the funding.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$490.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I am investing in your loan but am concerned about the 2 credit inquiries in the last 6 months. Could you please tell me what they are in reference to? Your answers are greatly appreciated.	The credit inquiries are with respect to store cards that I applied for. Regards, - Keshav.

Member Payment Dependent Notes Series 468128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468128	$1,000	$1,000	8.94%	1.00%	December 14, 2009	December 24, 2012	December 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468128. Member loan 468128 was requested on December 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$65,000 / month
Current employer:	Pepsico	Debt-to-income ratio:	1.39%
Length of employment:	2 years	Location:	Mount Prospect, IL

Home town:
Current & past employers:	Pepsico
Education:

This borrower member posted the following loan description, which has not been verified:

589440 added on 12/10/09 > Consolidating some debt for the holidays. Very stable employment and looking forward to paying this off early.<br/>

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,202.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 468168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468168	$1,000	$1,000	8.59%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468168. Member loan 468168 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	WMCR	Debt-to-income ratio:	10.69%
Length of employment:	< 1 year	Location:	ONEIDA, NY

Home town:
Current & past employers:	WMCR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,069.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468274	$4,000	$4,000	12.87%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468274. Member loan 468274 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Community Trust Bank	Debt-to-income ratio:	22.55%
Length of employment:	< 1 year	Location:	RUSTON, LA

Home town:
Current & past employers:	Community Trust Bank
Education:

This borrower member posted the following loan description, which has not been verified:

589693 added on 12/11/09 > Funds will be used to consolidate credit cards that me and my new wife wish to get rid of. I have a stable job in the information technology field and my wife is in math education. We both have excellent credit and have never been late on credit card payments and have never defaulted on any loans.<br/>

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,679.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the income listed just yours, or does it include your wifes as well?	The income listed is mine alone. With her included, our household income is approximately $3200.

Member Payment Dependent Notes Series 468280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468280	$4,500	$4,500	11.48%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468280. Member loan 468280 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	couch distributing	Debt-to-income ratio:	0.00%
Length of employment:	< 1 year	Location:	Watsonville, CA

Home town:
Current & past employers:	couch distributing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	37
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower has not entered any Loan Description ?	Type your answer here.I need the loan to pay debt and to get pressents for my children for Christmas.. I will pay my loan off no later than febuary
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here.I've been with my job for 11 in a half years.. I'm a driver for couch distributing.
It's great that you plan to pay off the loan quickly, but just to be thorough: What are your monthly expenditures? These includes anything which takes away from your salary (mortgage, car loans, car insurance, health insurance, utilities, cable/TV/phone/Internet, food, children's expenses, etc). How do you plan to pay off debt, get presents for your children, and pay off this loan within 2 months?	Type your answer here.My monthly expenses run me around 2800.00 a month that includes my morgage... The way I'm going to pay off the loan quickly is with my income tax money, I get about three times that much back.

Member Payment Dependent Notes Series 468325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468325	$10,000	$10,000	8.59%	1.00%	December 15, 2009	December 25, 2012	December 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468325. Member loan 468325 was requested on December 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	University of California	Debt-to-income ratio:	9.33%
Length of employment:	5 years	Location:	Alameda, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

589746 added on 12/11/09 > I will use the proceeds from this loan to invest in higher interest loans with Lending club.<br/>

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,890.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. If many of the loans default, will you then default on this loan? What kind of job do you have with the UC systems? Your answers to these questions are greatly appreciated.	I am a research scientist at a national lab managed by UC. I am taking the credit risk onto myself. I will pay off the loan even if I take a loss due to defaults. I intend to invest in 400 different notes which should give me good risk exposure and avoid statistical anomalies. I will aim for a 13% return which after defaults should lead to a 9-10% overall return. The only reason this small of a margin is worth the risk is that Lending Club is subsidizing my loan. Its a good idea on their part to shift more funds to the riskier loans so that more get funded and their business expands.
Thank you for your answer. I cannot invest in your loan request. Lending Club is currently underestimating the default rate for all credit ratings. I hope you are lucky.	Thank you for the sober warning. Can you be more specific? Are you saying that Lending Club is misrepresenting the historical data or that the expected return is lower due to different economic conditions?
I'm kicking in $100 because I was about to try the same thing. Send me a report after 3 years. It could be a perpetual money machine.	Thanks. We will probably see earlier than 3 years. Hope for the best.

Prospectus Supplement (Sales Report) No. 20 dated December 15, 2009